                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-77215

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ARE NOT AN OFFERING TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER
OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 12, 2000

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 7, 2000)

                            $693,789,000 (APPROXIMATE)
              MORGAN STANLEY DEAN WITTER CAPITAL I TRUST 2000-LIFE2
                                    AS ISSUER
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-LIFE2

                              --------------------

         Morgan Stanley Dean Witter Capital I Inc. is offering selected classes of its Series 2000-LIFE2 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 103 mortgage loans secured by liens on commercial and multifamily properties. The Series 2000-LIFE2 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                              --------------------

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 11 OF THE PROSPECTUS.


           Characteristics of the certificates offered to you include:

                                                            PASS-THROUGH
            APPROXIMATE INITIAL   INITIAL PASS-THROUGH          RATE              RATINGS
  CLASS     CERTIFICATE BALANCE           RATE              DESCRIPTION       (FITCH/MOODY'S)
----------  -------------------   --------------------      ------------      ---------------
CLASS A-1       $159,079,000             %                     FIXED              AAA/Aaa
CLASS A-2       $479,987,000             %                     FIXED              AAA/Aaa
CLASS B         $22,961,000              %                     FIXED              AA/Aa2
CLASS C         $24,874,000              %                     FIXED               A/A2
CLASS D         $6,888,000               %                     FIXED               A-/A3



     The certificate balances are approximate and may vary by up to 5%.

                              --------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunners. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. will purchase the certificates offered to you from Morgan Stanley Dean Witter Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. expect to deliver the certificates to purchasers on or about October , 2000. Morgan Stanley Dean Witter Capital I Inc. expects to receive from this offering
approximately $       , plus accrued interest from the cut-off date, before
deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc.

                              --------------------

MORGAN STANLEY DEAN WITTER                                GOLDMAN, SACHS & CO.

                                 October  , 2000

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.

       Commercial Mortgage Pass-Through Certificates, Series 2000 - LIFE2
                      Geographic Overview of Mortgage Pool

NEVADA
$10,275,542
1.3% of total

NORTHERN CALIFORNIA
$75,370,843
9.8% of total

CALIFORNIA
$163,165,152
21.3% of total

SOUTHERN CALIFORNIA
$87,794,309
11.5% of total

ARIZONA
$31,875,502
4.2% of total

COLORADO
$22,517,699
2.9% of total

TEXAS
$28,217,283
3.7% of total

TENNESSEE
$26,049,464
3.4% of total

KENTUCKY
$5,569,938
0.7% of total

UTAH
$18,530,142
2.4% of total

NEBRASKA
$4,297,464
0.6% of total

ILLINOIS
$4,984,001
0.7% of total

MICHIGAN
$22,142,604
2.9% of total

OHIO
$14,845,477
1.9% of total

PENNSYLVANIA
$10,495,882
1.4% of total

NEW YORK
$56,555,217
7.4% of total

MASSACHUSETTS
$7,257,663
0.9% of total

CONNECTICUT
$2,865,718
0.4% of total

NEW JERSEY
$196,723,665
25.7% of total

MARYLAND
$35,757,411
4.7% of total

DISTRICT OF COLUMBIA
$15,673,161
2.0% of total

VIRGINIA
$4,588,335
0.6% of total

NORTH CAROLINA
$2,044,943
0.3% of total



SOUTH CAROLINA
$31,254,760
4.1% of total

GEORGIA
$14,191,989
1.9% of total

FLORIDA
$35,470,367
4.6% of total

[ ] less than 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 10.0% of Cut-Off Date Balance

[ ] greater than 10.0% of Cut-Off Date Balance

[GRAPHIC INSERT]

TOWERS AT PORTSIDE, Jersey City, NJ



[GRAPHIC INSERT]

TASMAN CORPORATE CENTER, Santa Clara, CA


[GRAPHIC INSERT]

TWIN COUNTY BUILDING, Edison, NJ


[GRAPHIC INSERT]

SOUTHRIDGE WOODS APARTMENT COMPLEX, South Brunswick, NJ


[GRAPHIC INSERT]

825 SEVENTH AVENUE, New York, NY

[GRAPHIC INSERT]

PENNSYLVANIA BUILDING, New York, NY



[GRAPHIC INSERT]

PINNACLE AT SQUAW PEAK, Phoenix AZ



[GRAPHIC INSERT]

CROSS CREEK RETAIL, Memphis, TN



[GRAPHIC INSERT]

AFFINITY OFFICE BUILDING, Columbia, SC



[GRAPHIC INSERT]

MARIGOLD CENTER, San Luis Obispo, CA

The pass-through rates on the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be fixed at the respective per annum rates set forth on the cover; provided that in each case such pass-through rate for any distribution date will not exceed the NWAC Rate for such distribution date. The NWAC rate for a particular distribution date is, generally, a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate, calculated as described in this prospectus supplement. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2000-LIFE2 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                         ------------------------------

     Morgan Stanley Dean Witter Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS......................................... 3

Executive Summary...................................6
Summary of Prospectus Supplement....................7
What You Will Own...................................7
Relevant Parties and Dates..........................7
Offered Certificates................................9
Information About the Mortgage Pool................13
Additional Aspects of Certificates.................18
Risk Factors.......................................21
Description Of The Offered Certificates............47
General............................................47
Certificate Balances...............................48
Pass-Through Rates.................................49
Distributions......................................49
Optional Termination...............................54
Advances...........................................55
Reports to Certificateholders; Available
Information........................................56
Example of Distributions...........................60
The Trustee and the Fiscal Agent...................60
Expected Final Distribution Date; Rated Final
Distribution Date .................................61
Yield, Prepayment And Maturity Considerations......61
General............................................61
Pass-Through Rates.................................62
Rate and Timing of Principal Payments..............62
Losses and Shortfalls..............................63
Relevant Factors...................................63
Weighted Average Life..............................64
Description Of The Mortgage Pool...................67
General............................................67
Material Terms and Characteristics of the Mortgage
Loans..............................................67
Assessments of Property Value and Condition........71
Additional Mortgage Loan Information...............72
Standard Hazard Insurance..........................74
The Sellers........................................75
Sale of the Mortgage Loans.........................75
Representations and Warranties.....................75
Repurchases and Other Remedies.....................77
Changes In Mortgage Pool Characteristics...........78
Servicing Of The Mortgage Loans....................79
General............................................79
The Master Servicer and Special Servicer...........80
Master Servicer....................................81
Events of Default..................................81
The Special Servicer...............................82
The Operating Adviser..............................84
Mortgage Loan Modifications........................84
Sale of Defaulted Mortgage Loans and REO
Properties.........................................85
Foreclosures.......................................86
Material Federal Income Tax Consequences...........87
General............................................87
Original Issue Discount and Premium................88
Additional Considerations..........................89
Legal Aspects Of Mortgage Loans....................90
New Jersey.........................................90
California.........................................92
New York...........................................92
ERISA Considerations...............................92
Plan Assets........................................93
Special Exemption Applicable to Class A
Certificates.......................................93
Insurance Company General Accounts.................95
General Investment Considerations..................96
Legal Investment...................................96
Use Of Proceeds....................................96
Plan Of Distribution...............................97
Legal Matters......................................98
Ratings............................................98
Glossary Of Terms..................................99

APPENDIX  I - Mortgage Pool
     Information  (Tables)........................I-1


APPENDIX II - Certain Characteristics
     Of The Mortgage Loans.......................II-1

APPENDIX III - Significant
        Loan Summaries..........................III-1

APPENDIX IV - Term Sheet..........................T-1

APPENDIX V - Form of Statement to
      Certificateholders..........................V-1

                               EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates offered to you. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.



                              CERTIFICATE STRUCTURE

                                                                              APPROXIMATE     WEIGHTED
                                              APPROXIMATE                     PERCENT OF       AVERAGE     PRINCIPAL
  APPROXIMATE                                 CERTIFICATE      RATINGS           TOTAL          LIFE        WINDOW
 CREDIT SUPPORT                    CLASS        BALANCE     (FITCH/MOODY'S)  CERTIFICATES      (YRS.)      (MONTHS)
----------------- ------------- ------------- ------------- --------------- ---------------- ------------ ------------
    16.50%        CLASS X       CLASS A-1      $159,079,000    AAA/Aaa          20.79%          5.70        1-93
                  $765,349,379
                  (Approximate
                  Notional
                  Amount)
-----------------               ------------- ------------- --------------- ---------------- ------------ ------------

    16.50%                      CLASS A-2      $479,987,000    AAA/Aaa          62.71%          9.34        93-119
-----------------               ------------- ------------- --------------- ---------------- ------------ ------------

    13.50%                      CLASS B         $22,961,000     AA/Aa2           3.00%          9.88        119-119
-----------------               ------------- ------------- --------------- ---------------- ------------ ------------

    10.25%                      CLASS C         $24,874,000      A/A2            3.25%          9.88        119-119
-----------------               ------------- ------------- --------------- ---------------- ------------ ------------

     9.35%                      CLASS D          $6,888,000     A-/A3            0.90%          9.88        119-119
-----------------               ------------- ------------- --------------- ---------------- ------------ ------------

  __________                    CLASSES E-P    __________     _________         _______      __________     ______
----------------- ------------- ------------- ------------- --------------- ---------------- ------------ ------------

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth above, provided that in each case such pass-through rate for any distribution date will not exceed the NWAC Rate for such distribution date. With respect to the column entitled "Principal Window," the principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received. The weighted average life and principal window figures presented above are based on the assumptions that the mortgage loans suffer no losses and that they are fully paid on their respective stated maturity dates.

o The Series 2000-LIFE2 Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     [  ]  Offered certificates.


     [  ]  Certificates not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) represent beneficial interests in a trust created by Morgan Stanley Dean Witter
                                            Capital I Inc. on the Closing Date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 103 mortgage loans secured by liens on commercial and multifamily properties.


TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2000-LIFE2


MORTGAGE POOL.............................  The mortgage pool consists of approximately 103 mortgage loans with an aggregate principal balance of all mortgage loans as of October 1, 2000, of approximately $765,349,379, which may vary by up to 5%. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of October 1, 2000, the balances of the mortgage loans in the mortgage pool ranged from approximately $1,198,438 to approximately $57,039,856 and the mortgage loans had an approximate average balance of $7,430,576.


                           RELEVANT PARTIES AND DATES


ISSUER....................................  Morgan Stanley Dean Witter Capital I Trust 2000-LIFE2.


DEPOSITOR.................................  Morgan Stanley Dean Witter Capital I Inc.


MASTER SERVICER...........................  Wells Fargo Bank, National Association.


SPECIAL SERVICER..........................  GMAC Commercial Mortgage Corporation.


PRIMARY SERVICERS.........................  Principal Capital Management, LLC, John Hancock Real Estate Finance, Inc.
                                            and The Northwestern Mutual Life Insurance Company.


TRUSTEE...................................  LaSalle Bank National Association, a national banking association.


FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.


OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of




                                                          S-7

                                            that class, the next most subordinate class of certificates, may appoint a representative for the purposes described in this prospectus supplement. The initial operating adviser will be GMAC Commercial Mortgage Corporation.


SELLERS...................................  Principal Commercial Funding, LLC, as to 78 mortgage loans, representing
                                            60.3% of the initial outstanding pool balance.


                                            John Hancock Real Estate Finance, Inc., as to 22 mortgage loans, representing 27.5% of the initial outstanding pool balance.


                                            The Northwestern Mutual Life Insurance Company, as to 3 mortgage loans, representing 12.2% of the initial outstanding pool balance.


UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.


CUT-OFF DATE..............................  October 1, 2000. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in October 2000 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on October 1, 2000, not the actual day which such scheduled payments were due.


CLOSING DATE..............................  On or about October __, 2000.


DISTRIBUTION DATE.........................  The 15th day of each month, or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing in November 15,
                                            2000.


RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.


                                            ------------------------ ------------------------------------------
EXPECTED FINAL DISTRIBUTION DATE.........          Class A-1                 July 15, 2008
                                            ------------------------ ------------------------------------------
                                                   Class A-2                 September 15, 2010
                                            ------------------------ ------------------------------------------
                                                    Class B                  September 15, 2010
                                            ------------------------ ------------------------------------------
                                                    Class C                  September 15, 2010
                                            ------------------------ ------------------------------------------
                                                    Class D                  September 15, 2010
                                            ------------------------ ------------------------------------------

                                            The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full.


RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, October 15, 2033.



                                                          S-8


                              OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Dean Witter Capital I Inc. is offering the following five classes of its Series 2000-LIFE2 Commercial Mortgage Pass-Through
                                            Certificates:

                                            o  Class A-1
                                            o  Class A-2
                                            o  Class B
                                            o  Class C
                                            o  Class D

                                            The entire series will consist of a total of twenty (20) classes, the following fifteen (15) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X, Class E, Class F, Class
                                            G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
                                            Class R-I, Class R-II and Class R-III.


CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                                            ---------------------- --------------------------------------------------
                                                  Class A-1               $159,079,000   Certificate Balance
                                            ---------------------- --------------------------------------------------
                                                  Class A-2               $479,987,000   Certificate Balance
                                            ---------------------- --------------------------------------------------
                                                   Class B                $22,961,000    Certificate Balance
                                            ---------------------- --------------------------------------------------
                                                   Class C                $24,874,000    Certificate Balance
                                            ---------------------- --------------------------------------------------
                                                   Class D                 $6,888,000    Certificate Balance
                                            ---------------------- --------------------------------------------------

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the initial pass-through rates for each class of offered certificates:

                                            ---------------------- --------------------------------------------------
                                                  Class A-1                              % (Fixed)
                                            ---------------------- --------------------------------------------------
                                                  Class A-2                              % (Fixed)
                                            ---------------------- --------------------------------------------------
                                                   Class B                               % (Fixed)
                                            ---------------------- --------------------------------------------------
                                                   Class C                               % (Fixed)
                                            ---------------------- --------------------------------------------------
                                                   Class D                               % (Fixed)
                                            ---------------------- --------------------------------------------------

                                            Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.


                                                          S-9

                                            The weighted average net mortgage rate or NWAC rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the NWAC rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the NWAC rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that loan in that month.


                                            The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage
                                            Rate for such Distribution Date, over (ii) the weighted average of the pass-through rates applicable to the Class A-1, Class A-2, Class B, Class C,
                                            Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
                                            Class M, Class N, Class O and Class P Certificates for such distribution date, the relevant weighting to be on the basis of the respective aggregate certificate balances of such Classes of Certificates immediately prior to such distribution date.


DISTRIBUTIONS


     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:


                                               Step 1/Class A and Class X: To interest on Classes A-1, A-2 and X, pro rata, in accordance with their interest entitlements.


                                               Step 2/Class A: To the extent of amounts then required to be distributed as principal on the Class A-1 and, if Class A-1 has been retired, to Class A-2, until each in turn is reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.


                                               Step 3/Class A: To reimburse Classes A-1 and A-2 and X, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at the applicable pass-through rate.


                                               Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in



                                                          S-10

                                            the amount of its principal entitlement until its principal amount is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.


                                               Step 5/Class C: To Class C in a manner analogous to the Class B allocations of Step 4.


                                               Step 6/Class D: To Class D in a manner analogous to the Class B allocations of Step 4.


                                               Step 7/Subordinate Private Certificates: In the amounts and order of priority described in this prospectus supplement.


     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each Class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement or payment for non-recoverable advances will be prior to your right to receive distributions of principal or interest.


                                            The Class X Certificates will not be entitled to principal distributions.
                                            The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                            o the principal portion of all scheduled payments, other than balloon payments, whether or not received, due during the related collection period;

                                            o all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                            o the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned";
                                              and

                                            o the principal portion of proceeds of mortgage loan repurchases received during the related collection period.

                                            As described herein, the amount actually available for principal distributions on any distribution date may be less than the amount required to be distributed on that date.

     C.  PREPAYMENT
            PREMIUMS......................  The manner in which any prepayment premiums received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.

                                                          S-11

SUBORDINATION


     A.  GENERAL..........................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest) are allocated is depicted in ascending order.



                                                             ------------------------------
                                                                 Class A-1, Class A-2 and
                                                                        Class X
                                                             ------------------------------
                                                                            |
                                                             ------------------------------
                                                                        Class B
                                                             ------------------------------
                                                                            |
                                                             ------------------------------
                                                                        Class C
                                                             ------------------------------
                                                                            |
                                                             ------------------------------
                                                                        Class D
                                                             ------------------------------
                                                                            |
                                                             ------------------------------
                                                                      Classes E-P
                                                             ------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER OF
                                            OFFERED CERTIFICATES.


     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

                                            o shortfalls resulting from compensation which the special servicer is entitled to receive.

                                            o shortfalls resulting from interest on advances made by the master servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower.

                                            o shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated, extraordinary or default-related expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of the timing of prepayments (net of certain amounts required to be used by the master servicer or special servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.


                                                          S-12

                       INFORMATION ABOUT THE MORTGAGE POOL


CHARACTERISTICS OF THE MORTGAGE POOL


A.   GENERAL..............................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of October 1, 2000. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in October 2000 have been deemed received on October
                                            1, 2000.


     B.  PRINCIPAL BALANCES...............  The trust's primary assets will be 103 mortgage loans with an aggregate principal balance of all mortgage loans as of October 1, 2000 of
                                            $765,349,379. It is possible that the mortgage loan balance will vary by up to 5%. As of October 1, 2000, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $1,198,438 to approximately
                                            $57,039,856 and the mortgage loans had an approximate average balance of
                                            $7,430,576.


     C.  FEE SIMPLE/LEASEHOLD.............  100 mortgage loans, representing 96.3% of the aggregate principal balance of the mortgage loans, are secured by a first mortgage lien on a fee simple estate in an income-producing real property. In three (3) of those cases, the borrower's interest in the property consists of a fee interest in one portion and a ground leasehold interest in another portion of the property.
                                            In each of these cases the fee owner has subjected its interest to the related mortgage, and therefore such mortgage loan is disclosed as a fee loan. We consider the borrower's interest in those properties to be a fee simple estate for purposes of this prospectus supplement.


                                            One (1) mortgage loan, representing 0.5% of the aggregate principal balance of the mortgage loans, is secured by a first mortgage lien on a leasehold interest in an income-producing real property.


                                            Two (2) mortgage loans, representing 3.2% of the aggregate principal balance of the mortgage loans, are secured by first mortgage liens on both a fee and a leasehold interest in income-producing real property.


                                                          S-13


     D.  PROPERTY TYPES...................  The following table shows how the mortgage loans are distributed among different types of properties.

                                             -------------------- --------------------------------- ------------------
                                                                      Percentage of Aggregate
                                                                   Principal Balance of Mortgage        Number of
                                                Property Type       Loans as of the Cut-off Date     Mortgage Loans
                                             -------------------- --------------------------------- ------------------
                                             Office                             30.0%                       27
                                             -------------------- --------------------------------- ------------------
                                             Industrial                         25.8%                       34
                                             -------------------- --------------------------------- ------------------
                                             Retail                             21.5%                       26
                                             -------------------- --------------------------------- ------------------
                                             Multifamily                        19.5%                       12
                                             -------------------- --------------------------------- ------------------
                                             Assisted Living                     2.2%                        2
                                             -------------------- --------------------------------- ------------------
                                             Hospitality                         0.5%                        1
                                             -------------------- --------------------------------- ------------------
                                             Self Storage                        0.4%                        1
                                             -------------------- --------------------------------- ------------------

     E.  PROPERTY LOCATION................  The number of mortgage loans, and the approximate percentage of the aggregate principal balance of the mortgage loans represented by the mortgage loans, that are secured by mortgaged properties located in the three states with the highest concentrations of mortgaged properties, are as described in the table below:

                                            --------------------------- -------------------------------- -------------
                                                                            Percentage of Aggregate       Number of
                                                                         Principal Balance of Mortgage     Mortgage
                                            State                        Loans as of the Cut-off Date       Loans
                                            --------------------------- -------------------------------- -------------
                                            New Jersey                                25.7%                   18
                                            --------------------------- -------------------------------- -------------
                                            California                                21.3%                   21
                                            --------------------------- -------------------------------- -------------
                                            New York                                   7.4%                   5
                                            --------------------------- -------------------------------- -------------

                                            The remaining mortgaged properties are located throughout 20 other states and the District of Columbia. None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the aggregate principal balance of the mortgage loans, as of October 1, 2000.

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of October 1, 2000, the mortgage loans had the following characteristics:

                                            o No scheduled payment of principal and interest on any mortgage loan was thirty days or more past due, and no mortgage loan had been thirty days or more delinquent in the past year.

                                            o Five (5) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three (3) largest of these groups represent 7.1%, 1.8% and 1.6%,



                                                          S-14

                                            respectively, of the aggregate principal balance of the mortgage loans. See
                                            Appendix II attached hereto.

                                            o Twenty-seven (27) mortgage loans, representing 19.2% of the aggregate principal balance of the mortgage loans, are secured by mortgaged properties that are each 100% leased to a single tenant.

                                            o The mortgage loans bear interest at fixed rates.

                                            o No mortgage loan permits negative amortization or the deferral of accrued interest.

     G.  BALLOON LOANS....................  As of October 1, 2000, the mortgage loans had the following characteristics:


                                            o One hundred-two (102) of the mortgage loans, representing 97.7% of the initial outstanding pool balance, are "balloon loans." For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date.

                                            o The remaining one (1) mortgage loan, representing 2.3% of the initial outstanding pool balance is fully amortizing and is expected to have no principal balance as of its stated maturity date.

     H.  INTEREST ONLY LOANS..............  Two (2) mortgage loans, representing 2.8% of the initial outstanding pool balance, each provides for monthly payments of interest only for a portion of its term and then provides for the monthly payment of principal and interest over its remaining term.


     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................  As of October 1, 2000, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                            o Seventy-six (76) mortgage loans, representing 57.9% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note, which period is referred in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o Twenty-four (24) mortgage loans, representing 30.9% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid. See Appendix II attached hereto for specific yield maintenance provisions.

                                            o One (1) mortgage loan, representing 7.5% of the initial outstanding pool balance prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period, provides for prepayment premiums calculated on the basis of a yield maintenance formula and 0.75% of the amount prepaid. See Appendix II attached hereto for specific yield maintenance provisions.

                                                          S-15

                                            o One (1) mortgage loan, representing 2.3% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for a prepayment premium calculated on the basis of the greater of a yield maintenance formula and 2%
                                              of the amount prepaid for a specified period of time and the greater of a yield maintenance formula and 1% thereafter. See Appendix II attached hereto for specific yield maintenance provisions.

                                            o One (1) mortgage loan, representing 1.5% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lock-out period and following the lock-out period, provides for a prepayment premium calculated on the basis of a yield maintenance formula and 1% of the amount prepaid, but also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o Despite the above, the mortgage loans generally provide for a maximum period commencing two to six payment dates prior to and including the maturity date during which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of October 1, 2000, the mortgage loans had the following additional characteristics:

           I.   MORTGAGE INTEREST
                RATES                       Mortgage interest rates ranging from 6.720% per annum to 9.250% per annum, and a weighted average mortgage interest rate of 8.153% per annum;


           II.  REMAINING TERMS             Remaining terms to scheduled maturity ranging from 82 months to 168 months, and a weighted average remaining term to scheduled maturity of 115 months;


           III. REMAINING
                AMORTIZATION TERMS          Remaining amortization terms ranging from 132 months to 360 months, and a weighted average remaining amortization term of 327 months;


           IV.  LOAN-TO-VALUE RATIOS        Loan-to-value ratios ranging from 20.9% to 79.9%, and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 60.8%; and


            V.  DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.18x to 2.71x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.65x.


                                                          S-16

ADVANCES OF PRINCIPAL AND INTEREST


     A.  GENERAL..........................  The master servicer is required to advance delinquent monthly mortgage loan payments. The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate. The master servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If this type of advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.


                                            If the master servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.


                                            All advances made by the master servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The
                                            Wall Street Journal.


                                            Neither the master servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer.


     B.  ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of that appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.




                                                          S-17

                       ADDITIONAL ASPECTS OF CERTIFICATES



RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch and Moody's Investors Service, Inc.

                                             ------------------------------------ ----------------------------------
                                                                                               Ratings
                                                            Class                           Fitch/Moody's
                                             ------------------------------------ ----------------------------------
                                             Classes A-1 and A-2                              AAA/Aaa
                                             ------------------------------------ ----------------------------------
                                             Class B                                           AA/Aa2
                                             ------------------------------------ ----------------------------------
                                             Class C                                            A/A2
                                             ------------------------------------ ----------------------------------
                                             Class D                                          A-/A3
                                             ------------------------------------ ----------------------------------

                                            A rating agency may lower or withdraw a security rating at any time.


                                            See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.


OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 1% of the initial outstanding pool balance, Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates.


DENOMINATIONS.............................  The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.


REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name.
                                            You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository
                                            Trust Company, Clearstream Banking or Euroclear.

                                                          S-18


                                            You may hold your certificates through:

                                            o The Depository Trust Company in the United States; or

                                            o Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.


                                            Morgan Stanley Dean Witter Capital I Inc. may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.


                                            Morgan Stanley Dean Witter Capital I Inc. expects that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or
                                            about the Closing Date.


TAX STATUS................................  An election will be made to treat designated portions of the trust as three separate "real estate mortgage investment conduits" --REMIC I, REMIC II and
                                            REMIC III--for federal income tax purposes. In the opinion of counsel, the trust (and each such designated portion of the trust) will qualify for this treatment and each class of offered certificates will constitute "regular interests" in REMIC III.


                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o The offered certificates will not be issued with original issue discount.


CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under ERISA
                                            Considerations in this prospectus supplement and in the accompanying prospectus, the Class A-1 and Class A-2 Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

                                            THE CLASS B, CLASS C AND CLASS D CERTIFICATES MAY NOT BE PURCHASED BY, OR
                                            TRANSFERRED TO, AN EMPLOYEE BENEFIT PLAN OR INDIVIDUAL RETIREMENT ACCOUNT OR
                                            ANY PERSON INVESTING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR INDIVIDUAL
                                            RETIREMENT ACCOUNT, UNLESS SUCH TRANSACTION IS COVERED BY:


                                                          S-19

                                            o a Prohibited Transaction Class Exemption issued by the U.S. Department of
                                              Labor (PTC 95-60, Sections I and II), or

                                            o the transferee delivers or causes to be delivered to the trustee and the depositor any opinions of counsel, officer's certificates or agreements that may be required by the trustee or the depositor to the effect that the acquisition and holding of those Certificates will not (a) result in the assets of the trust being deemed to be "plan assets" under or subject to the prohibited transaction provisions of ERISA, the Code or other similar law or
                                              (b) subject the parties to the pooling and servicing agreement to any obligation in addition to those set forth in the pooling and servicing agreement.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities"
                                            for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended.


                                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.


                                                                 S-20


                                                                RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under
Risk Factors, summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in such sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                            You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment.
                                            Payment of amounts due under the mortgage loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of those mortgage loans that are balloon loans at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                            In limited circumstances, Principal Commercial Funding, LLC, John Hancock
                                            Real Estate Finance, Inc. and The Northwestern Mutual Life Insurance
                                            Company, each as mortgage loan sellers, may be obligated to repurchase or replace a mortgage loan that it sold to Morgan Stanley Dean Witter Capital I
                                            Inc. if its representations and warranties concerning such mortgage loan are breached or if there are material defects in the documentation for the mortgage loan. However, there can be no assurance that any of such entities will be in a financial position to effect such repurchase or substitution.
                                            The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

                                                          S-21

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of income-producing commercial properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                            Eighty-seven (87) of the mortgage loans were originated within twelve (12)
                                            months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                            The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                            The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:


                                            o the age, design and construction quality of the property;

                                            o perceptions regarding the safety, convenience and attractiveness of the property;

                                            o the proximity and attractiveness of competing properties;

                                            o the adequacy of the property's management and maintenance;

                                            o increases in operating expenses at the property and in relation to competing properties;

                                            o an increase in the capital expenditures needed to maintain the property or make improvements;

                                            o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                            o a decline in the financial condition of a major tenant;

                                            o an increase in vacancy rates; and

                                            o a decline in rental rates as leases are renewed or entered into with new tenants.


                                            Other factors are more general in nature, such as:

                                            o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                            o local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                                            o demographic factors;



                                                          S-22

                                            o decreases in consumer confidence;

                                            o changes in consumer tastes and preferences; and

                                            o retroactive changes in building codes.

                                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                            o the length of tenant leases;

                                            o the creditworthiness of tenants;

                                            o the level of tenant defaults;

                                            o the rate at which new rentals occur; and

                                            o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                            A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                            o converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                                            o zoning or other restrictions also may prevent alternative uses.

                                            The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgage property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT  OPERATING
INCOME                                      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                            o changes in governmental regulations, fiscal policy, zoning or tax laws;


                                                          S-23

                                            o potential environmental legislation or liabilities or other legal liabilities;

                                            o the availability of refinancing; and

                                            o changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                           A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Twenty-seven (27)
                                            mortgage loans, representing 19.2% of the aggregate principal balance of all mortgage loans as of October 1, 2000, are secured by mortgaged properties leased to single tenants and in some cases, the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                            o the financial effect of the absence of rental income may be severe;

                                            o more time may be required to re-lease the space; and

                                            o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                            Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                            For further information with respect to tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple tenants, re-leasing costs may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan losses will be more severe:


                                                          S-24

                                            o if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                                            o if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                            Five (5) groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The loans associated with these five borrower concentrations constitute 13.0% of the outstanding aggregate principal balance of all mortgage loans, as of October 1, 2000. The three largest borrower concentrations represent 7.1%, 1.8% and 1.6% respectively of the outstanding aggregate principal balance of all mortgage loans as of
                                            October 1, 2000.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged property types also can pose increased risks.
                                            The following property types represent the indicated percentage of the outstanding aggregate principal balance of all mortgage loans as of October
                                            1, 2000:

                                            o office properties represent 30.0%;

                                            o industrial properties represent 25.8%;

                                            o retail properties represent 21.5%;

                                            o multifamily properties represent 19.5%;

                                            o assisted living facilities properties represent 2.2%;

                                            o hospitality properties represent 0.5%; and

                                            o self storage properties represent 0.4%;

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region.
                                            Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                            The mortgaged properties are located throughout 23 states and the District of Columbia. In particular, investors should note that approximately 21.3%
                                            of the mortgaged properties, based on the



                                                          S-25

                                            outstanding aggregate principal balance of all mortgage loans as of October
                                            1, 2000, are located in California. Mortgaged properties located in
                                            California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                            In addition, 25.7% and 7.4% of the mortgaged properties, based on the outstanding aggregate principal balance of all mortgage loans as of October
                                            1, 2000, are located in New Jersey and New York, respectively, and concentrations of mortgaged properties, in each case, representing less than
                                            5.0% of the outstanding aggregate principal balance of all mortgage loans as of October 1, 2000, also exist in several other states.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISK OF OFFICE
PROPERTIES                                  Office properties secure twenty-seven (27) of the mortgage loans, representing 30.0% of the outstanding aggregate principal balance of all mortgage loans, as of October 1, 2000.

                                            A large number of factors affect the value of these office properties, including:

                                            o the quality of an office building's tenants;

                                            o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

                                            o the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

                                            o the desirability of the area as a business location; and

                                            o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

                                            Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES

                                            Industrial properties secure thirty-four (34) of the mortgage loans, representing 25.8% of the outstanding aggregate principal balance of all mortgage loans, as of October 1, 2000. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                            o reduced demand for industrial space because of a decline in a particular industry segment;

                                            o a property becoming functionally obsolete;

                                                          S-26

                                            o insufficient supply of labor to meet demand;

                                            o changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

                                            o a change in the proximity of supply sources; and

                                            o environmental hazards.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES

                                            Retail properties secure twenty-six (26) of the mortgage loans, representing
                                            21.5% of the outstanding aggregate principal balance of all mortgage loans, as of October 1, 2000. The quality and success of a retail property's tenants significantly affect the property's value.

                                            The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                            o an anchor store's failure to renew its lease;

                                            o termination of an anchor store's lease;

                                            o the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

                                            o the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                                            There are retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                                            Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

                                                          S-27

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES

                                            Multifamily properties secure twelve (12) of the mortgage loans, representing 19.5% of the outstanding aggregate principal balance of all mortgage loans, as of October 1, 2000.

                                            A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                            o the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                            o the location of the property;

                                            o the ability of management to provide adequate maintenance and insurance;

                                            o the types of services and amenities provided at the property;

                                            o the property's reputation;

                                            o the level of mortgage interest rates, which may encourage tenants to purchase rather than rent housing;

                                            o the presence of competing properties;

                                            o local or national economic conditions;

                                            o state and local regulations; and

                                            o government assistance/rent subsidy programs.

A LARGE CONCENTRATION OF
ASSISTED LIVING PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF ASSISTED LIVING FACILITIES         Assisted living facilities secure two (2) of the mortgage loans representing
                                            2.2% of the outstanding aggregate principal balance of all mortgage loans as of October 1, 2000.

                                            Providers of long-term nursing care and other medical services are highly regulated and are subject to licensing requirements, facility inspections, rate setting and reimbursement policies. They are also subject to laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services. These factors can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations.

                                            In the event that the trustee or another party forecloses on an assisted living facility, it would not generally be entitled to reimbursements by
                                            Social Security, Medicare and Medicaid for services rendered prior to such foreclosure, if any. In addition, such party may have to apply in its own right for its necessary licenses and regulatory approvals. There can be no assurance that a new license could be obtained or that new approvals would be granted. This uncertainty may adversely affect the liquidation value of the facility.


                                                          S-28

                                            Other factors that may adversely effect the value and successful operation of a senior housing facility include:

                                            o increasing governmental regulation and supervision (as to those facilities not already subject to it);

                                            o a decline in the financial health, skills or reputation of the operator;

                                            o increased operational expenses; and

                                            o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES             Hospitality properties secure one (1) mortgage loan, representing 0.5% of the outstanding aggregate principal balance of all mortgage loans as of
                                            October 1, 2000. Various factors may adversely affect the economic performance of a hospitality property, including:


                                            o adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room and reduce occupancy levels;

                                            o the construction of competing hotels or resorts;

                                            o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                            o a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel; and

                                            o changes in travel patterns, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

                                            Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                            Moreover, the hotel and lodging industry is generally seasonal in nature.
                                            This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

A LARGE CONCENTRATION OF SELF-
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE FACILITIES            Self-storage facilities secure one (1) mortgage loan, representing 0.4% of the outstanding aggregate principal balance of all mortgage loans, as of
                                            October 1, 2000. Various factors may adversely affect the value and successful operation of a self-storage facility:

                                            o competition, because both acquisition and development costs and break-even occupancy are relatively low;

                                                          S-29

                                            o conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures;

                                            o security concerns; and

                                            o user privacy and ease of access to individual storage space may increase environmental risks (although lease agreements generally prohibit users from storing hazardous substances in the units).

                                            The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage properties.
                                            Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease.
                                            If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
PAYMENTS ON YOUR CERTIFICATES               Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                            The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the



                                                          S-30

                                            value of the property and a borrower's ability to repay its mortgage loan.

                                            In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. Environmental assessments on properties securing nine (9) of the mortgage loans (representing 13.2% of the initial outstanding pool balance)
                                            are more than a eighteen months old as of October 1, 2000. The applicable mortgage loan seller has represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date (i) no Hazardous Material is present on such Mortgaged Property and
                                            (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in such representation. In all cases, the environmental site assessment was a Phase I environmental assessment.
                                            These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or provide additional security such as letters of credit or reserves. Morgan Stanley
                                            Dean Witter Capital I Inc. cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated. Moreover, Morgan Stanley Dean Witter Capital I Inc.
                                            cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                            Portions of some of the mortgaged properties securing the mortgage loans include tenants which operate as on-site dry-cleaners and gasoline stations.
                                            Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust)
                                            under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances.
                                            These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under



                                                          S-31

                                            environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                            Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, Morgan
                                            Stanley Dean Witter Capital I Inc. cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                                        One hundred-two (102) of the mortgage loans, representing 97.7% of the outstanding aggregate principal balance of all mortgage loans as of October
                                            1, 2000, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date. Morgan Stanley Dean Witter Capital I Inc. cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the stated maturity dates. Balloon loans involve greater risk than fully amortizing loans because borrower's ability to repay the loan on its stated
                                            maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                            o the availability of, and competition for, credit for commercial real estate projects;

                                            o prevailing interest rates;

                                            o the fair market value of the related mortgaged property;

                                            o the borrower's equity in the related mortgaged property;

                                            o the borrower's financial condition;

                                            o the operating history and occupancy level of the mortgaged property;

                                            o tax laws; and

                                            o prevailing general and regional economic conditions.

                                            The availability of funds in the credit markets fluctuates over time.

                                                          S-32

                                            Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc.
                                            and The Northwestern Mutual Life Insurance Company, each as a mortgage loan seller, and their respective affiliates are not under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                As of October 1, 2000, none of the mortgaged properties secures any loans other than the related mortgage loan except for Loan #6 (Pennsylvania
                                            Building), which has a second mortgage in the amount of $4,500,000 secured by the mortgaged property that is subject to a subordination agreement, and
                                            Loan #19 (Woodman Plaza), which is subject to second mortgages in the amount of $1,500,000 and $250,000. The borrower with respect to Loan #70 (Premier
                                            Corporate Center) has obtained additional financing in the amount of
                                            $1,670,000 which is not secured by the related mortgaged property.

                                            Three (3) mortgage loans, which represent 6.0% of the aggregate principal balance of all the mortgage loans as of October 1, 2000, permit the borrower to engage in additional financing that is secured by the mortgaged property.

                                            Loan #1 (Towers at Portside), Loan #8 (Pinnacle at Squaw Peak) and Loan #10
                                            (Cross Creek Retail), collectively representing 12.2% of the aggregate principal balance of all the mortgage loans as of October 1, 2000, each permit the imposition of liens other than from mortgage financing, such as judgments, mechanics liens or the failure to pay taxes, and the existence of such liens does not constitute an event of default.

                                            Twelve (12) mortgage loans, which represent 25.0% of the aggregate principal balance of all the mortgage loans as of October 1, 2000, permit the borrower to engage in additional financing that is not secured by the mortgaged property.

                                            Morgan Stanley Dean Witter Capital I Inc. makes no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                            Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business.

                                                          S-33

                                            When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                            Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                            For further information with respect to subordinate and other financing, See
                                            Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.
                                            A bankruptcy court also may:

                                            o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                            o reduce monthly payments due under a mortgage loan;

                                            o change the rate of interest due on a mortgage loan; or

                                            o otherwise alter the mortgage loan's repayment schedule.


                                                          S-34

                                            Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                            As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                            A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
BANKRUPTCY REMOTE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, one of the borrowers is an individual and some borrowers are not special purpose entities, and the borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                            o responding to changes in the local market;

                                            o planning and implementing the rental structure;

                                            o operating the property and providing building services;

                                            o managing operating expenses; and

                                                          S-35

                                            o assuring that maintenance and capital improvements are carried out in a timely fashion.


                                            Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                            A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                            Morgan Stanley Dean Witter Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally,
                                            Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Although many of the mortgage loans require that funds be put aside for specific reserves, certain mortgage loans do not require any reserves.
                                            Furthermore, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that any reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. Morgan Stanley Dean Witter
                                            Capital I Inc. also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. Morgan Stanley Dean
                                            Witter Capital I Inc. cannot assure you that

                                            o a title insurer will have the ability to pay title insurance claims made upon it;

                                            o the title insurer will maintain its present financial strength; or

                                            o a title insurer will not contest claims made upon it.

                                                          S-36

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE
REQUIREMENTS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                            Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In many cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Generally, insurance proceeds would be available for application to the mortgage loan if a material casualty event were to occur, or the mortgage property, as rebuilt for a conforming use, would generate sufficient income to service the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, Morgan Stanley
                                            Dean Witter Capital I Inc. cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.



                                                          S-37

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in coastal areas of Florida, Georgia, North
                                            Carolina, South Carolina and Texas, areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and Morgan Stanley Dean Witter
                                            Capital I Inc. cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

                                            Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                            As a result of these factors, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates.
                                            In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                                    Licensed engineers or consultants inspected all of the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.
                                            However, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                        A FIRREA appraisal was conducted in respect of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimates of value are the basis of the October 1, 2000 loan-to-value ratios referred to in this prospectus



                                                          S-38

                                            supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals are presented for illustrative purposes only in
                                            Appendix I and Appendix II hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of October
                                            1, 2000, although we generally have not obtained updates to the appraisals.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class
                                            J, Class H, Class G, Class F, Class E, Class D, Class C and Class B
                                            Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and
                                            Class A-2 certificates, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an




                                                          S-39

                                            independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced.
                                            The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California, have laws prohibiting more than one
                                            "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Five (5) groups of mortgage loans the largest of which represents 13.0% of the outstanding aggregate principal balance of all mortgage loans as of
                                            October 1, 2000, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                            The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following



                                                          S-40

                                            foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                            Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Morgan Stanley Dean Witter Capital I
                                            Inc. cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance,



                                                          S-41

                                            the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                            The master servicer, the special servicer or an affiliate of either of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. The initial Operating
                                            Adviser will be GMAC Commercial Mortgage Corporation.

                                            Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                            Conflicts between the trust and sellers. The activities of the sellers may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                            Affiliates of the sellers may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                                          S-42

                                            The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                            Voluntary prepayments under some of the mortgage loans require payment of a prepayment premium unless the prepayment occurs within generally three to seven payments prior to and including the stated maturity date.
                                            Nevertheless, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or the amount of such premium will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. Morgan Stanley Dean Witter
                                            Capital I Inc. also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                            o the terms of the mortgage loans;

                                            o the length of any prepayment lockout period;

                                            o the level of prevailing interest rates;

                                            o the availability of mortgage credit;

                                            o the applicable yield maintenance charges or prepayment premiums;

                                            o the occurrence of casualties or natural disasters; and

                                            o economic, demographic, tax or legal factors.

                                            Generally, no prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, if a seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                                            Also, the description in the mortgage notes of the method of calculation of prepayment premiums is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                            The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:


                                                          S-43

                                            o the interest rate for such certificate;

                                            o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                                            o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                            o the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

                                            o the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                            o the method of calculation of prepayment premiums and the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                            o the aggregate amount of distributions on them;

                                            o their yields to maturity;

                                            o their rates of principal payments; and

                                            o their weighted average lives.

                                            The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M,
                                            Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D,
                                            Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the
                                            Class A-1, Class A-2 and, with respect to interest losses only, the Class X
                                            Certificates based on their respective entitlements.

                                            If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess up to the outstanding certificate balance of such class.

                                            If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                                          S-44

                                            Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust, and therefore a greater portion of the related distributions of principal payments on the mortgage loans, than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                            Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this prospectus supplement, the master servicer, the trustee or the fiscal agent will be entitled to receive interest on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                          In the event of the insolvency of any seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                            Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

                                                          S-45

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the certificates. While Morgan Stanley
                                            & Co. Incorporated and Goldman, Sachs & Co. each currently intends to make a secondary market in the certificates, neither of them is obligated to do so.
                                            Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates.
                                            Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The interest rates on the Class A-1, Class A-2, Class B, Class C and Class D
                                            Certificates are limited by a weighted average of the mortgage loan interest rates net of master servicing fees, primary servicing fees and trustee fees, which is calculated based upon the respective principal balances of those mortgage loans. This weighted average rate is further described in this
                                            Prospectus Supplement under the definition of weighted average net mortgage rate. All of those classes of certificates which are either fully or partially based upon weighted average rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate will fluctuate over the life of those classes of your certificates.

                                            In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate will (or in the case of the Class A-1 and Class
                                            A-2 Certificates, may) have the effect of reducing the interest rate of your certificates.


     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this Risk Factors section and elsewhere in this prospectus supplement.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

     The Series 2000-LIFE2 Commercial Mortgage Pass-Through Certificates will be issued on or about October , 2000 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the fiscal agent and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise; and

     o certain rights of Morgan Stanley Dean Witter Capital I Inc. under, or assigned to Morgan Stanley Dean Witter Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on October __, 2000 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after October 1, 2000.

     The certificates will consist of twenty (20) classes, to be designated as:

     o    the Class A-1 Certificates and the Class A-2 Certificates;

     o    the Class X Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). Morgan Stanley Dean Witter Capital I Inc. has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Offered Certificates--Book-Entry Registration and Definitive Certificates". Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                         APPROXIMATE
                              INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
             CLASS           CERTIFICATE BALANCE        POOL BALANCE         (FITCH/MOODY'S)       CREDIT SUPPORT
      Class A-1                  $159,079,000               20.79%               AAA/Aaa               16.50%

      Class A-2                  $479,987,000               62.71%               AAA/Aaa               16.50%

      Class B                     $22,961,000                3.00%                AA/Aa2               13.50%

      Class C                     $24,874,000                3.25%                 A/A2                10.25%

      Class D                      $6,888,000                0.90%                A-/A3                 9.35%

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Such Class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Certificate Balance of the Principal Balance Certificates outstanding from time to time. The Interest Only Certificates will have an initial aggregate Notional Amount of $765,349,379, subject to a permitted variance of plus or minus 5%. The Notional Amount of the Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C and Class D Certificates for each Distribution Date will be equal to %, __%, __%, __% and % per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately % per annum.

         The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of:

o        the Weighted Average Net Mortgage Rate for such Distribution Date, over

o the weighted average of the Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the trustee, to the extent of available funds, and in accordance with the manner and priority presented in the Prospectus Supplement, on each Distribution Date, commencing on November 15, 2000. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited to the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. The Net Mortgage Rate will be applied without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of offered certificates remains outstanding, the trustee will apply the Available Distribution Amount other than Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:


         (i) to the holders of the Class A-1, Class A-2 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each such Class of certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;


         (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

         (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

         (iv) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses previously allocated to such Classes of certificates, plus interest on such Realized Losses, at one-twelfth the applicable Pass-Through Rate;

         (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

         (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

         (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to such Class of certificates, plus interest on such Realized Losses, at one-twelfth the applicable Pass-Through Rate;

         (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;


         (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

         (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to such Class of certificates, plus interest on such Realized Losses, at one-twelfth the applicable Pass-Through Rate;

         (xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

         (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates;

         (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses previously allocated to such Class of certificates, plus interest on such Realized Losses, at one-twelfth the applicable Pass-Through Rate; and

         (xiv) to make payments to the holders of the private certificates as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 and Class A-2 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and,

o second, to the Class A-1 and Class A-2 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates:

         (1) to pay interest to the holders of the particular Class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

         Excess Liquidation Proceeds will be deposited to the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums

         Any Prepayment Premium collected with respect to a mortgage loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C and Class D Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount, allocable among such Classes, if more than one, as described below, equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding, or, in the case of the two Classes of Class A Certificates, first, the Pass-Through Rate applicable to the Class A-1 Certificates and second, the Pass-Through Rate applicable to the Class A-2 Certificates, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

         Any portion of any Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates as described above will be distributed to the holders of the Class X Certificates.

         Any Prepayment Premiums distributed to the holders of a class of certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses and Expense Losses of interest, to the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, a portion of the Master Servicing Fee equal to 0.03% will be reduced by the amount of such excess. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

OPTIONAL TERMINATION

         Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates-- Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or

Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to mortgage loans, the master servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o        any ground rents in respect of such REO Property; and

o        costs and expenses necessary to maintain, manage or operate such REO
         Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such Mortgage Loan or REO Property.

         The master servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies and Morgan Stanley Dean Witter Capital I Inc. and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a)      A statement setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums;

                  (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                           (A)      delinquent 30 to 59 days,

                           (B)      delinquent 60 to 89 days,

                           (C)      delinquent 90 days or more,

                           (D) as to which foreclosure proceedings have been commenced, or

                           (E) as to which bankruptcy proceedings have been commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                           (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

                  (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The trustee will make the foregoing reports and certain other information available each month to any interested party via the trustee's website, which shall initially be located at www.lnbabs.com. In addition, the trustee will also make certain other additional reports available via the trustee's website on a restricted basis to Morgan Stanley Dean Witter Capital I Inc., the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any beneficial owners of Certificates who provide the trustee with an investor certification satisfactory to the trustee. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the trustee's website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Dean Witter Capital I Inc. and anyone Morgan Stanley Dean Witter Capital I Inc. or either Underwriter reasonably designates, the special servicer, the Rating Agencies, and, any Certificateholder.

         The trustee shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each rating agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the trustee in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the trustee,
(iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property provided, however, that the trustee shall be permitted to require payment by the requesting party (other than either rating agency) of a sum sufficient to cover the reasonable expenses actually incurred by the trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Special Servicer Reports

         On or about each Determination Date, the special servicer will prepare, or provide the master servicer with the information to prepare, the Special Servicer Reports with respect to Specially Serviced Mortgage Loans as required by the Pooling and Servicing Agreement.

Other Information

         The Pooling and Servicing Agreement generally requires that the trustee make available, at its corporate trust offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Dean Witter Capital I Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o        the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;

o        all officer's certificates delivered to the trustee since the Closing
         Date;

o        all accountants' reports delivered to the trustee since the Closing
         Date;

o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property;

o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the master servicer or the special servicer;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the trustee upon request; however, the trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the trustee and Morgan Stanley Dean Witter Capital I Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the Certificates had been issued in October 2000:

         The close of business on

         October 1                     (A)      Cut-off Date.

         October 31                    (B)      Record Date for all Classes of Certificates.

         October 2 - November 9        (C)      The Collection Period. The master servicer
                                                receives Scheduled Payments due after the Cut-off
                                                Date and any Principal Prepayments made after the
                                                Cut-off Date and on or prior to November 9.

         November 9                    (D)      Determination Date.

         November 14                   (E)      Master Servicer Remittance Date.

         November 15                   (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to November 9, 2000 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the trustee no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The trustee will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of LaSalle National Corporation which is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than AA by Fitch and Aa3 by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group
- Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-LIFE2. As of December 31, 1999, the trustee had assets of approximately $30.4 billion. See "Servicing of the Mortgage Loans--Duties of the Trustee", "Servicing of the Mortgage Loans--Certain Matters Regarding the Trustee" and "Servicing of the Mortgage Loans--Resignation and Removal of the "Trustee" in the prospectus.

         The trustee will be paid the Trustee Fee as compensation for its duties under the Pooling and Servicing Agreement.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of December 31, 1999, the fiscal agent had consolidated assets of approximately $460 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each Class of certificates is the Distribution Date in October 2033.

         The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o        the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The Pass-Through Rates on the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be subject to the Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class X Certificates will be variable and will generally equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date. Accordingly, the yields on the offered certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificate purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C and Class D Certificates, the allocation of a portion of collected Prepayment Premiums to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium payable, if any, with respect to any Mortgage Loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to such rate or the rate of Principal Prepayments in particular. Morgan Stanley Dean Witter Capital I Inc. is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class P Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from O to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such Class of certificates has been reduced to zero; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         Morgan Stanley Dean Witter Capital I Inc. makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. Morgan Stanley Dean Witter Capital I Inc. makes no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance or of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o        summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           3%           5%            7%           10%          15%
------------------------                   ----         ----         ----          ----         ----         ----
Closing Date                               100%         100%         100%          100%         100%         100%
October 2001                                95%          95%          95%           95%          95%          95%
October 2002                                89%          89%          89%           89%          89%          89%
October 2003                                83%          83%          83%           83%          83%          83%
October 2004                                76%          76%          76%           76%          76%          76%
October 2005                                69%          69%          69%           69%          69%          69%
October 2006                                61%          61%          61%           61%          61%          61%
October 2007                                41%          41%          41%           41%          41%          41%
October 2008                                0%           0%            0%           0%           0%           0%
Weighted average life (years)              5.70         5.70          5.70         5.70         5.70         5.70


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR



DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
------------------------                   ----         ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%         100%
October 2001                               100%         100%          100%         100%         100%         100%
October 2002                               100%         100%          100%         100%         100%         100%
October 2003                               100%         100%          100%         100%         100%         100%
October 2004                               100%         100%          100%         100%         100%         100%
October 2005                               100%         100%          100%         100%         100%         100%
October 2006                               100%         100%          100%         100%         100%         100%
October 2007                               100%         100%          100%         100%         100%         100%
October 2008                                97%          96%          96%           96%          96%          96%
October 2009                                78%          78%          78%           78%          78%          78%
October 2010                                0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.34         9.34          9.34         9.34         9.34         9.33

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
------------------------                   ----         ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%         100%
October 2001                               100%         100%          100%         100%         100%         100%
October 2002                               100%         100%          100%         100%         100%         100%
October 2003                               100%         100%          100%         100%         100%         100%
October 2004                               100%         100%          100%         100%         100%         100%
October 2005                               100%         100%          100%         100%         100%         100%
October 2006                               100%         100%          100%         100%         100%         100%
October 2007                               100%         100%          100%         100%         100%         100%
October 2008                               100%         100%          100%         100%         100%         100%
October 2009                               100%         100%          100%         100%         100%         100%
October 2010                                0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.88         9.88          9.88         9.88         9.88         9.88

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
------------------------                   ----         ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%         100%
October 2001                               100%         100%          100%         100%         100%         100%
October 2002                               100%         100%          100%         100%         100%         100%
October 2003                               100%         100%          100%         100%         100%         100%
October 2004                               100%         100%          100%         100%         100%         100%
October 2005                               100%         100%          100%         100%         100%         100%
October 2006                               100%         100%          100%         100%         100%         100%
October 2007                               100%         100%          100%         100%         100%         100%
October 2008                               100%         100%          100%         100%         100%         100%
October 2009                               100%         100%          100%         100%         100%         100%
October 2010                                0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.88         9.88          9.88         9.88         9.88         9.88

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%
------------------------                   ----         ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%         100%
October 2001                               100%         100%          100%         100%         100%         100%
October 2002                               100%         100%          100%         100%         100%         100%
October 2003                               100%         100%          100%         100%         100%         100%
October 2004                               100%         100%          100%         100%         100%         100%
October 2005                               100%         100%          100%         100%         100%         100%
October 2006                               100%         100%          100%         100%         100%         100%
October 2007                               100%         100%          100%         100%         100%         100%
October 2008                               100%         100%          100%         100%         100%         100%
October 2009                               100%         100%          100%         100%         100%         100%
October 2010                                0%           0%            0%           0%           0%           0%
Weighted average life (years)              9.88         9.88          9.88         9.88         9.88         9.88

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of one hundred three (103) fixed-rate mortgage loans with an aggregate Cut-off Date Balance of $765,349,379 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $1,198438 to $57,039,856, and the mortgage loans have an average Cut-off Date Balance of $7,430,576. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between February 25, 1994 and September 11, 2000. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest borrower concentrations in the Mortgage Pool are contained in Appendix III attached.

         One hundred (100) mortgage loans, representing 96.3% of the Initial Pool Balance, are evidenced by a mortgage note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. In three
(3) of those cases, representing 1.9% of the Initial Pool Balance, the borrower's interest in the property consists of a fee interest in one portion and a ground leasehold interest in another portion of the property. In each of those cases, the fee owner has subjected its interest to the related mortgage, therefore, we consider the borrower's interests in those properties to be fee simple estate for purposes of this prospectus supplement. One (1) mortgage loan, representing 0.5% of the Initial Pool Balance, is secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties. Two (2) mortgage loans, representing 3.2% of the Initial Pool Balance, are secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in both a fee and a leasehold interest in one or more income-producing real properties.

         On or prior to the Closing Date, Morgan Stanley Dean Witter Capital I Inc. will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between Morgan Stanley Dean Witter Capital I Inc. and the particular seller. Morgan Stanley Dean Witter Capital I Inc. will thereupon sell its interests in the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Seventy-one (71) mortgage loans, representing 48.9% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Twenty-nine (29) of the mortgage loans, representing 38.8% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Three (3) mortgage loans, representing 12.2% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each interest accrual period and the actual number of days in such year.

Property Types

         The mortgaged properties consist of the following property types:

         o Office - Twenty-seven (27) of the mortgage loans, which represent 30.0% of the Initial Pool Balance, are secured by office properties;

         o Industrial - Thirty-four (34) of the mortgage loans, which represent 25.8% of the Initial Pool Balance, are secured by industrial properties;

         o Retail - Twenty-six (26) of the mortgage loans, which represent 21.5% of the Initial Pool Balance, are secured by retail properties;

         o Multifamily - Twelve (12) of the mortgage loans, which represent 19.5% of the Initial Pool Balance, are secured by multifamily properties;

         o Assisted Living - Two (2) of the mortgage loans, which represent security for 2.2% of the Initial Pool Balance, are secured by assisted living properties;

         o Hospitality - One (1) of the mortgage loans, which represents security for 0.5% of the Initial Pool Balance, are secured by hospitality properties;

         o Self-Storage - One (1) of the mortgage loans, which represents security for 0.4% of the Initial Pool Balance, are secured by self-storage properties;

Property Location

         The following eight states contain the largest concentrations of mortgaged properties securing the mortgage loans: New Jersey, California, New York, Maryland, Florida, Arizona, South Carolina and Texas.

         o Eighteen (18) mortgage loans, representing 25.7% of the Initial Pool Balance are secured by mortgaged properties located in New Jersey;


         o Twenty-one (21) mortgage loans, representing 21.3% of the Initial Pool Balance are secured by mortgaged properties located in California. Of the mortgaged properties located in California, ten (10) of such mortgaged properties, representing 9.8% of the Initial Pool Balance, are located in Northern California, and eleven (11) mortgaged properties, representing 11.5% of the Initial Pool Balance, are located in Southern California.

         o Five (5) mortgage loans, representing 7.4% of the Initial Pool Balance are secured by mortgaged properties located in New York;

         o Six (6) mortgage loans, representing 4.7% of the Initial Pool Balance are secured by mortgaged properties located in Maryland;

         o Eight (8) mortgage loans, representing 4.6% of the Initial Pool Balance are secured by mortgaged properties located in Florida;

         o Five (5) mortgage loans, representing 4.2% of the Initial Pool Balance are secured by mortgaged properties located in Arizona;

         o Four (4) mortgage loans, representing 4.1% of the Initial Pool Balance are secured by mortgaged properties located in South Carolina; and

         o Five (5) mortgage loans, representing 3.7% of the Initial Pool Balance are secured by mortgaged properties located in Texas.



Due Dates

         Ninety-seven (97) of the mortgage loans, representing 94.4% of the Initial Pool Balance, have Due Dates on the first day of each calendar month, including one (1) mortgage loan which has a Due Date on the first day of each calendar month but has a fifteen day grace period. Three (3) of the mortgage loans, representing 2.4% of the Initial Pool Balance, have Due Dates on the third day of each calendar month without any grace period for late payments. Two
(2) of the mortgage loans, representing 0.7% of the Initial Pool Balance, have Due Dates on the fifth day of each calendar month without any grace period for late payments. One (1) of the mortgage loans, representing 2.5% of the Initial Pool Balance, has a Due Date on the fifteenth day of each calendar month without any grace period for late payments.

Amortization

         The mortgage loans have the following amortization features:

o One hundred two (102) of the mortgage loans, representing 97.7% of the Initial Pool Balance, are Balloon Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors And Other Special Considerations--The Mortgage Loans--Balloon Payments."

o The remaining mortgage loan, representing 2.3% of the Initial Pool Balance of the mortgage loans as of October 1, 2000 is fully amortizing and is expected to have no principal balance as of its respective stated maturity date.

     Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:


o Seventy-six (76) mortgage loans, representing 57.9% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

o Twenty-four (24) mortgage loans, representing 30.9% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

o One (1) mortgage loan, representing 7.5% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period and thereafter provides for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 0.75% of the amount prepaid.

o One (1) mortgage loan, representing 2.3% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period and thereafter provides for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 2% of the amount prepaid for a specified period and the greater of a yield maintenance formula and 1% thereafter.

o One (1) mortgage loan, representing 1.5% of the initial outstanding pool balance prohibits voluntary principal payments during a Lock-out period and thereafter provides for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid but permits the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the mortgage loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

o Notwithstanding the foregoing, the mortgage loans generally provide for a period of two (2) to six (6) payments prior to and including the maturity date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium will vary for any mortgage loan as presented in "Appendix II - Material Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, Morgan Stanley Dean Witter Capital I Inc. has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by the United States, any government entity or instrumentality or mortgage insurer.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         As of October 1, 2000, none of the mortgaged properties secures any loans other than the related mortgage loan except for Loan #6 (Pennsylvania Building), which has a second mortgage in the amount of $4,500,000 secured by the mortgaged property that is subject to a subordination agreement, and Loan #19 (Woodman Plaza), which is subject to second mortgages in the amount of $1,500,000 and $250,000. The borrower with respect to Loan #70 (Premier Corporate Center) has obtained additional financing in the amount of $1,670,000 which is not secured by the related mortgaged property.

         One hundred (100) mortgage loans, representing 94.0% of the Initial Pool Balance, either prohibit the respective borrowers from incurring subordinate indebtedness secured by the mortgaged property or require the consent of the holder of the mortgage prior to doing so. Three (3) mortgage loans, representing 6.0% of the Initial Pool Balance permit the respective borrower to incur subordinate indebtedness secured by the mortgaged property.

         Loan #1 (Towers at Portside), Loan #8 (Pinnacle at Squaw Peak) and Loan #10 (Cross Creek Retail), collectively representing 12.2% of the aggregate principal balance of all the mortgage loans as of October 1, 2000 permit the imposition of liens other than from mortgage financing, such as judgments, mechanics liens or the failure to pay taxes, and the existence of such liens does not constitute an event of default.

         Twelve (12) mortgage loans, which represent 25.0% of the aggregate principal balance of all the mortgage loans as of October 1, 2000, permit the borrower to engage in additional financing that is not secured by the mortgaged property.

         Morgan Stanley Dean Witter Capital I Inc. makes no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--Authority to Effect Other Borrowings Entails Risks" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral

         Three (3) of the mortgage loans, representing 1.9% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, in some cases, without the payment of any prepayment premium, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse

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environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit or reserves. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties" in this prospectus supplement.

Property Condition Assessments

         A Licensed engineer or consultant inspected the related mortgaged property, in connection with the origination of the related mortgage loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers or consultants were prepared, except for newly constructed properties, for all of the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors Risks Relating to Property Inspections" in this prospectus supplement Environmental Assessments. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

         The Mortgage Pool contains one (1) mortgage loan (Loan #95 - Coorstek/Tetrafluor), representing 0.3% of the Initial Pool Balance, that has PML in excess of 20% of the estimated replacement costs of the improvements and is subject to the above-described mitigants.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed Morgan Stanley Dean Witter Capital I Inc. that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the mortgage loans associated with the ten (10) largest borrower concentrations significant mortgage loans in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties.

                  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any Mortgage Loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer will, consistent with the Servicing Standard require each borrower to maintain a fire and hazard insurance policy with extended coverage in the manner required under the related mortgage loan. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

o    the outstanding principal balance of the related mortgage loan; and

o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates.

THE SELLERS

Principal Commercial Funding, LLC

         PCF is wholly owned subsidiary of Principal Capital Management, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, IA 50392. PCF's phone number is (515) 248-3944.

John Hancock Real Estate Finance, Inc.

         JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc. which is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

         JHREF presently has six offices across the country and a loan servicing center located in Atlanta, Georgia. Except for eleven (11) mortgage loans which were underwritten and closed by John Hancock Life Insurance Company, each of the JHREF Loans was closed by JHREF. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts. The principal offices of JHREF are located at 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02117. JHREF's telephone number is
(617) 572-8716.

The Northwestern Mutual Life Insurance Company

         Northwestern Mutual is a mutual insurance company founded in 1857 and is headquartered in Milwaukee, Wisconsin. Northwestern Mutual presently has ten regional real estate field offices across the country which, along with Northwestern Mutual's Milwaukee headquarters, originates and services all mortgage loans. Each of the Northwestern Mutual loans was originated and closed by Northwestern Mutual. The headquarters of Northwestern Mutual are located at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Northwestern Mutual's telephone number is (414) 271-1444.

SALE OF THE MORTGAGE LOANS

         On or prior to the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Dean Witter Capital I Inc., and Morgan Stanley Dean Witter Capital I Inc., in turn, will sell all of the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable Seller.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) an environmental site assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Morgan Stanley Dean Witter Capital I Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) to such seller's knowledge, there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) the mortgage loan is not cross-collateralized with any loan other than one or more other mortgage loans;

         (18) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (19) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (20) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Dean Witter Capital I Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the related mortgage loan; and

         (21) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any Mortgage Loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 21 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

o repurchase the affected mortgage loan from the trust at the Purchase Price; or, at its option,

o        if within the two-year period commencing on the Closing Date:

         o replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 85 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of Morgan Stanley Dean Witter Capital I Inc., the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if Morgan Stanley Dean Witter Capital I Inc. deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or a special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the Master Servicer shall remain obligated and liable to the trustee and the certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the Master Servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the trustee and prepare reports for the trustee with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of June 30, 2000, Wells Fargo was responsible for servicing approximately 2,168 commercial and multifamily mortgage loans, totaling approximately $12,510,000,000 in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, Morgan Stanley Dean Witter Capital I Inc. makes no representations or warranty as to the accuracy or completeness of such information.

SPECIAL SERVICER

         GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM"), will initially be appointed as special servicer of the Mortgage Loans. As of June 30, 2000, GMACCM was responsible for performing special servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $43 billion. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         The information set forth herein concerning the Special Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees and default interest payable at a rate above the related mortgage rate.

         A portion of the related Master Servicing Fee equal to 0.03% will be reduced, on each Distribution Date by the amount, if any, of Compensating Interest Payment made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation. The portion of the Excess Servicing Fee payable to JHREF shall similarly not be terminated if it resigns or is terminated as one of the Primary Servicers.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Dean Witter Capital I Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs solely by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth, sixth or seventh bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of no more than five bidders, the trustee will solicit good faith bids for the rights to service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the trustee.

Special Servicer Compensation

         The special servicer will be entitled to receive:

o        a Special Servicing Fee;

o        a Workout Fee; and

o        a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property;

otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of no more than five potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer, will be effective when such servicer has succeeded the special servicer, as successor servicer and such successor servicer has assumed the special servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer, will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

o any foreclosure or comparable conversion of the ownership of a mortgaged property;

o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
         Certificates--Optional Termination";

o any determination to bring an REO Property into compliance with applicable environmental laws;

o any acceptance of substitute or additional collateral for a mortgage loan;

o        any acceptance of a discounted payoff;

o        any waiver of a "due on sale" or "due on encumbrance" clause;

o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term, (other than a modification that adds, deletes, or alters a customary accounting or financial covenant), of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium;

o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

o        extend the maturity date of any Specially Serviced Mortgage Loan;
         and/or

o        accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee.

         In no event, however, will the special servicer be permitted to:

o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The Pooling and Servicing Agreement grants to each of the master servicer, the special servicer, any holder of certificates evidencing a majority interest in the Controlling Class and any seller with respect to mortgage loans it originated a right to purchase from the trust, at the applicable Purchase Price, those defaulted mortgage loans that are at least 60 days delinquent and which the special servicer has determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, will become the subject of foreclosure proceedings, other than any such mortgage loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction.

         The special servicer may, upon notice to the Operating Adviser and the trustee, offer to sell any such defaulted mortgage loan not otherwise purchased pursuant to the prior paragraph, other than any such mortgage loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction, if and when the special servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the special servicer determines that acceptance, in accordance with the Servicing Standard, of any offer would not be in the best economic interests of the trust, the special servicer shall accept the highest cash offer received from any person that constitutes a fair price, which may be less than the Purchase Price, for such mortgage loan. When an Interested Party is to be the purchaser of any such defaulted mortgage loan, the trustee is to determine, with the aid of an independent real estate adviser and an appraisal, what constitutes a fair price. The trustee is not permitted to purchase any defaulted mortgage loan.

FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, the trust will be a "tiered REMIC structure" described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Latham & Watkins, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming:

o        the making of proper elections;

o ongoing compliance with all provisions of the Pooling and Servicing Agreement; and

o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder.

         For federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code.

         For federal income tax purposes, the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus. The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates. References in the prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the prospectus.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of property described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x). However, if 95% or more of the REMIC's assets are assets described in

7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). The percentage of such mortgage loans included in the initial principal balance of the mortgage pool is 21.7%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         The offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan during any period that voluntary principal prepayments may be made thereon without a Prepayment Premium being required. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, Morgan Stanley Dean Witter Capital I Inc. makes no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC such as the offered certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount, of such certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale Exchange or Redemption" in the prospectus.

         The current administration's budget proposal for the fiscal year 2001, released February 7, 2000, proposes legislation that would amend the market discount provisions of the Code described in the prospectus, see "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Market Discount" in the prospectus, to require holders of debt instruments, such as REMIC Regular Certificates, that use an accrual method of accounting to include market discount in income as it accrues. For purposes of determining and accruing market discount, the proposed legislation would provide that a Certificateholder's yield can not exceed five (5) percentage points over the greater of (1) the original yield to maturity of the Certificate, or (2) the applicable Federal rate in effect at the time the Certificateholder acquired the Certificate. It is unclear how this proposal would apply to instruments, such as the REMIC Regular Certificates, which have uncertain yields to maturity attributable to possible prepayments on an underlying pool of prepayable securities. This proposal is intended to be effective for debt instruments acquired on or after the date the proposed legislation is enacted.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions-- Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holders of a Class of certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of certificates entitled to Prepayment Premiums only after the master servicer's actual receipt of a Prepayment Premium to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosure" in this prospectus supplement.

         Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the trustee, and not of the master servicer. See "Federal Income Tax Consequences REMICs--Information Reporting and Backup Withholding" in the prospectus.

         As explained under "Federal Income Tax Consequences--REMICs--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus, transfers of a Noneconomic REMIC Residual Certificate are disregarded for tax purposes if the transferor either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future and (2) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they came due. A recently proposed Treasury Regulation would, if finalized in its present form, provide that such a presumption would not apply where the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate exceeds the sum of (1) the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate, (2) the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and (3) the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of making this calculation, the transferor is assumed to pay tax at the highest corporate rate and present values are computed using a discount rate equal to the applicable federal rate, compounded semiannually, unless the transferor can demonstrate that it regularly borrows substantial funds in the course of its business at a lower rate. The proposed Treasury Regulation, if finalized in its present form, would be effective as of February 4, 2000.

         For further information regarding the tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New Jersey (approximately 25.7% of the initial pool balance), California (approximately 21.3% of the initial pool balance) and New York (approximately 7.4% of the initial pool balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW JERSEY

         New Jersey is considered a "lien theory" jurisdiction; that is to say, upon the execution, delivery and recording of the mortgage, and although the instrument contains language of transfer and conveyance, no particular estate is vested in the mortgagee/lender; rather, the mortgage instrument only vests in the mortgagee/lender a right of entry in the event of a breach of a condition. Until the occurrence of any such event, the mortgagor/owner continues to be the legal owner of the land.

         A mortgage must be signed by the mortgagor and the signature of the mortgagor must be properly acknowledged before a certifying officer. The certifying officer/notary on the acknowledgment must be satisfied that the person executing the mortgage instrument is the one mentioned in the instrument. A mortgage containing a defective certificate of acknowledgment or proof is not entitled to recording or registration in New Jersey and, if the clerk or register mistakenly records the instrument, such recordation is not effective under the New Jersey recording statutes to effectuate lien priority absent the passage of a "curative"/validating statute.

         In New Jersey the priority of rights as among competing mortgagees is determined by their respective times of recording in the applicable county registry. Thus, the rights of a holder of an unrecorded mortgage are subordinate and junior to the rights of the holder of a subsequent mortgagee who takes the mortgage for value, without notice of the prior unrecorded mortgage, and who records first.

         Real property taxes, if unpaid when due, become a lien on the property for the satisfaction of which the real property subject to the lien may be sold. New Jersey tax law establishes municipal tax liens as first liens on property, paramount to all prior or subsequent liens, mortgages and encumbrances thereon regardless of their times of recording.

         Priority between competing security interest lienholders and mortgagees in fixtures (generally not incorporated into the structure) is governed by the provisions of the New Jersey Uniform Commercial Code.

         Unless the terms of the mortgage contain contrary provisions, the interest of a mortgagee in respect of the mortgage is fully transferable and assignable in New Jersey, and the assignment instrument is recordable. By

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recording such an assignment instrument, the assignee of the rights of the assigning mortgagee are first and prior to the rights of any subsequent assignees who claim priority as a subsequent holder of the original mortgagee's rights by assignment.

         As discussed above, prior to a mortgagor's default (i.e., prior to the mortgagor's failure to pay or perform the terms of the mortgage), the mortgagor is entitled to possession and to the rents, issues and profits from the mortgaged property. The occurrence of a default gives the mortgagee the right to possession of the mortgaged property, unless there is a contrary provision in the mortgage. This right to possession can be enforced by a civil action in foreclosure for possession, ejectment or other methods.

         If the mortgage or a separate instrument contains a present, absolute, and unconditional assignment of rents, the mortgagee's rights to the rents under leases that pre-date the mortgage (or as to leases that are by their terms subordinate and subject to the mortgage) arise upon the execution and delivery of the mortgage (typically allowing the mortgagor a license to have the rents until a default whereupon the license is deemed rescinded). The assignment of rents must not simply be a pledge/collateral assignment of rents as additional security for the mortgagor's performance of the mortgage, it must be stated as a present and absolute assignment of the rents to the mortgagee, evidencing the intention on the part of the mortgagor to transfer the rights to the rents to the mortgagee at the time of the execution and the delivery of the rental assignment instrument. While the absence of language of a present, absolute assignment of rents is not fatal to effect an assignment of rents, an assignment of rents that purports to become effective only upon the occurrence of a subsequent default may run afoul of a bankruptcy action by the mortgagor.

         Courts in New Jersey have held that a present, absolute assignment vests title to the rents in the mortgagee at the time of execution of the assignment instrument, and may insulate the rents from the reach of any creditors in the event of a later bankruptcy of the mortgagor. One New Jersey court has observed that the better practice in New Jersey is to memorialize the present assignment of rents apart from the mortgage in a separate instrument that is separately recorded along with the mortgage, because a mortgage is essentially a security instrument and not a present conveyance.

         The mere present, absolute and unconditional assignment of rents may not result in a tenant's promptly delivering its periodic rental payments to the mortgagee unless the tenant and the mortgagee are party to a subordination and attornment agreement. The tenant is in privity with the mortgagor under the lease, and although the tenant may have been furnished with notice of the landlord's/mortgagor's assignment of rents at the time of the closing of the mortgage transaction, the tenant, absent an agreement to the contrary, generally continues to pay its landlord in accordance with the tenant's payment obligation in the lease. New Jersey allows the mortgagee to seek the appointment of a rent receiver in the foreclosure action in order to hold the tenant to the terms of the lease and to protect the payment of the rents. The appointment of a rent receiver is within the discretion of the court in all cases. Indeed, if the mortgagor persuades the court that the mortgage security is more than adequate to secure the mortgagee, it is unlikely that the court will allow a rent receivership. While the mortgage may contain a covenant to the effect that the mortgagee has the immediate right to a rent receiver without any judicial action upon the occurrence of an event of default, New Jersey courts may not fully enforce these agreements.

         A mortgagor, in defending against a foreclosing mortgagee, will generally assert as many defenses as possible, including without limitation, duress, fraud, illegality, mistake, statute of limitations, lack of consideration, usury, fraudulent conveyance, and the like. There are presently no New Jersey limitations on the interposition of defenses. Additionally, a mortgagor has the right to file for protection under the federal bankruptcy statutes. Such a filing has the immediate effect of "staying" any existing or future actions by a mortgagee to enforce the provisions of its mortgage and collateral documents, unless the "automatic stay" is lifted by the bankruptcy court. There may be other equitable remedies available to a defaulting mortgagor to enable the mortgagor to work-out the troubled debt that may result in the mortgagee realizing less than the full principal amount of the debt which the mortgage secures.

         Following a judgment of foreclosure and sale of the property at a sheriff's auction, and provided that the mortgage loan is not "non-recourse", the foreclosing mortgagee may pursue a deficiency judgment, i.e., the difference between the mortgage debt and the lesser amount realized at the sheriff's sale of the mortgaged property. Certain mortgage loans are "non-recourse." The holder's/mortgagee's rights in the event of the occurrence of a

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default thereunder are strictly limited to foreclosing the mortgage against the mortgaged property and any other assets that have been pledged to secure the mortgage loan; and no recourse may be had by the mortgagee to seek personal or other liability against the mortgagor or to otherwise reach and realize on other assets of the mortgagor not specifically pledged to the mortgagee.

         Many mortgage loans allow the mortgagee to pursue late payment fees (typically set as a stated percentage of the amount of the monthly debt service amount that was paid late) and interest rates after a default that exceed the nominal interest rate set forth in the mortgage and obligation that the mortgage secures (typically referred to as a "default interest rate"). The Superior Court in New Jersey recently held that the imposition of any such late payment fees and default interest rates are unenforceable penalties and could only be enforced in the event that the payments bore a reasonable relationship to the costs and expenses incurred by the lender in following up with the debtor whose payment was late. This decision is presently being appealed by the lender involved in that litigation, but there can be no assurance that the appeal will be successful.

         In New Jersey, private property is permitted to be taken for public use and for "just compensation" by condemnation under the State's eminent domain statute. If all or a portion of the mortgaged property is condemned, a mortgagee is typically entitled to so much of the award that is needed to satisfy the mortgage unless the terms of the mortgage require otherwise. Entitlements to condemnation (and casualty/fire loss) proceeds are usually agreed to by the parties to the mortgage.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

NEW YORK

         Under New York law, while a foreclosure may be accomplished either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Upon a default, a mortgagee may either proceed in equity to foreclose upon the mortgaged property or proceed at law and sue on the note. New York law does not require that the mortgagee bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other action without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Morgan Stanley Dean Witter Capital I, Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions--" within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the Subordinate Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO CLASS A CERTIFICATES

         With respect to the acquisition and holding of Class A Certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

         The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions set forth the following six general conditions which must be satisfied for exemptive relief:

o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

o the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Fitch, Standard & Poor's Ratings Services or Moody's;

o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, each primary servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Dean Witter Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         Because the Class A Certificates are not subordinate to any other class of certificates, the second general condition set forth above is satisfied with respect to such certificates. It is a condition of the issuance of Class A Certificates that they be rated AAA by Fitch and Aaa by Moody's. A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the third general condition set forth above. Morgan Stanley Dean Witter Capital I Inc. expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to any such class of certificate.

         The Class B, Class C and Class D Certificates do not satisfy the second condition described above because they are subordinated to the Class A Certificates.

         The U.S. Department of Labor has proposed amendments (the "Proposed Amendments") to the individual prohibited transaction exemptions described above that, if adopted as proposed, would among other things:

o modify the second general condition of the exemptions to eliminate the non-subordination requirement for certain designated types of certificates (which would include the Class B, Class C and Class D Certificates); and

o modify the third general condition of the exemptions to require that certain securities have received a rating in one of the four (rather than three) highest generic rating categories from Fitch, Standard & Poor's Ratings Services or Moody's at the time of acquisition by a Plan.

         The Proposed Amendments, if adopted as proposed, would be effective as of August 23, 2000. Thus, it is anticipated that, if the Proposed Amendments are adopted as proposed, they would permit Plans (subject to the satisfaction of the terms and conditions of the exemptions as modified) to acquire the Class B, Class C and Class D, Certificates and, in connection with those classes of Certificates, afford substantially the same relief as that described above with respect to the Class A-1 and Class A-2 Certificates.

         It is not certain whether or when the Proposed Amendments may be adopted or whether or to what extent they may be adopted as proposed or, if adopted, afford the same relief as currently proposed. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         Morgan Stanley Dean Witter Capital I Inc. believes that the Exemptions will apply to the acquisition and holding of Class A Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

         Because the characteristics of the Class B, Class C and Class D Certificates do not meet the current requirements of the Exemptions, the purchase or holding of such certificates by, on behalf of or with "plan assets" of any Plan may result in a non-exempt prohibited transaction or the imposition of excise taxes or civil penalties under ERISA and/or Section 4975 of the Code. Accordingly, such certificates may not be purchased by, transferred to or held by a Plan or any person using "plan assets" of any Plan to effect such acquisition or holding. Each person that acquires or holds any Class B, Class C and Class D Certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the fiscal agent and the master servicer that it satisfies the foregoing limitation, provided that an insurance company investing solely assets of its general account may acquire and hold such certificates subject to the limitations described in "--Insurance Company General Accounts" below.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any Class B, Class C and Class D Certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Dean Witter Capital I Inc., the trustee, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         Morgan Stanley Dean Witter Capital I Inc. will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         Morgan Stanley Dean Witter Capital I Inc. has entered into an Underwriting Agreement with Morgan Stanley & Co., Incorporated, an affiliate of Morgan Stanley Dean Witter Capital I Inc. and Goldman, Sachs & Co. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Dean Witter Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Dean Witter Capital I Inc. the respective aggregate Certificate Balance of each Class of offered certificates presented below.


     UNDERWRITERS              CLASS A-1        CLASS A-2         CLASS B           CLASS C           CLASS D
------------------------     -------------      -----------      -----------      -----------       -----------
Morgan Stanley & Co.
   Incorporated              $___________       $__________      $_________       $__________        $________

Goldman, Sachs & Co.         $___________       $__________      $_________       $__________        $________

     Total.............      $159,079,000       $479,987,000     $22,961,000      $24,874,000        $6,888,000


         Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Dean Witter Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc., will be approximately $___________, plus accrued interest.

         The Underwriters have advised Morgan Stanley Dean Witter Capital I Inc. that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Dean Witter Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October __, 2000, which is the __ business day following the date of pricing of the Certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         Morgan Stanley Dean Witter Capital I Inc. has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Latham & Watkins, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York. Legal matters will be passed upon for Principal Commercial Funding, LLC by Dechert, New York, New York, for John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft, New York, New York and for The Northwestern Mutual Life Insurance Company by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

         CLASS                                               FITCH     MOODY'S
         -------------------------------------------         -----     -------
         Class A-1..................................          AAA        Aaa
         Class A-2..................................          AAA        Aaa
         Class B....................................           AA        Aa2
         Class C....................................           A         A2
         Class D....................................           A-        A3

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 36 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums or default interest will be received or (4) the allocation of Net Aggregate Prepayment Interest Shortfalls. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by Morgan Stanley Dean Witter Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Dean Witter Capital I Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

         "Accrued Certificate Interest" means, in respect of each Class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) for any Mortgage Loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o        the sum of:

         o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

         o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

         o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

         o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o amounts deposited in the Certificate Account in error; and

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

         (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due (calculated based on the Structuring Assumptions and a 0% CPR) to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means an investor certificateholder, a Person in whose name a certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Certificate Registrar" means the trustee, in its capacity as the Certificate Registrar.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means October __, 2000.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over (B) Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, but in any event not more than 0.03% of the aggregate Master Servicing Fee for the related Collection Period calculated in respect of all the mortgage loans including REP Properties.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate Class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means October 1, 2000. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in October 2000 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on October 1, 2000, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means, Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 4th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such Class of certificates for such Distribution Date, reduced (to not less than zero) by:

         o        any Net Aggregate Prepayment Interest Shortfalls; and

         o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus the Unpaid Interest.

         "Distribution Account" means the distribution account maintained by the trustee, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due.

         "EPA" means the United States Environmental Protection Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means the Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the trustee any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Dean

         Witter Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the trustee shall receive notice from Fitch or Moody's to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or Moody's to any Class of certificates; or

o the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property; or

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

         "Excess Liquidation Proceeds" the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo and JHREF that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee and certain related persons, specified reimbursements and indemnification payments to

         Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch"  means Fitch, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) clarifying the application of ERISA to Insurance Company General Accounts of ERISA.

         "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $765,349,379.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan, other than any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each Class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Morgan Stanley Dean Witter Capital I Inc., the holder of any related junior indebtedness, the Operating Advisor, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "JHREF" means John Hancock Real Estate Finance Inc.

         "JHREF Loans" means the twenty-two (22) mortgage loans that were originated by JHREF.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any condemnation proceeds received by the trust in connection with a mortgage loan or related REO Property.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property (including a repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect), net of expenses and any related Advances and interest thereon
 .

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans.

         "Master Servicing Fee Rate" means 0.03% to 0.05% per annum each month payable with respect to a Mortgage Loan in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement..

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o the original mortgage note, endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such mortgage loan); and

o        when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Dean Witter Capital I Inc. and the respective seller, as the case may be.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be appropriately adjusted to reflect such difference. However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2000) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Northwestern Mutual" means The Northwestern Mutual Life Insurance Company.

         "Northwestern Mutual Loans" means the three (3) mortgage loans that were originated by Northwestern Mutual.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

         "OID" means original issue discount.

         "Open Period" means the period prior to maturity when voluntary principal prepayments are permitted without any Prepayment Premiums.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Schedule Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any Class of certificates, other than the Residual Certificates, accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the seventy-eight (78) mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 85-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 85-day period and such Document Defect or breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and
(y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the Trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and (c) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of October 1, 2000, among Morgan Stanley Dean Witter Capital I Inc., as depositor, Wells Fargo, as master servicer, GMACCM as special servicer, [LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent].

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Master Servicing Fee, the Primary Servicing Fee and Excess Servicing Fee or, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee and the Trustee Fee.

         "Prepayment Interest Shortfall" means, for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such mortgage loan in such Collection Period. Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made.

         "Prepayment Premium" means, with respect to any Distribution Date, the aggregate of all prepayment premiums, yield maintenance charges and prepayment charges, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Primary Servicer" means Principal Capital Management, LLC, John Hancock Real Estate Finance, Inc. and The Northwestern Mutual Life Insurance Company.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, to which the Primary Servicers are entitled in compensation for servicing the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a Mortgage Loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the mortgage loans for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

         "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or REO Property (including any Servicing Advances, Advance interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees) that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the primary servicer, the master servicer, the special servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating

Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 36 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch and Moody's.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the trustee for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Scheduled Payment" means, in general, for any mortgage loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the Master Servicer or the Special Servicer, as the case may be, to service and administer the Mortgage Loans that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and without regard to:

                           i. any other relationship that the Master Servicer or
                  the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor;

                           ii. the ownership of any Certificate by the Master
                  Servicer or the Special Servicer, as the case may be, or any Affiliate thereof;

                           iii. the Master Servicer's obligation to make
                  Advances; and

                           iv. the right of the Master Servicer (or any
                  Affiliate thereof) or the Special Servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o        any mortgage loan as to which, in the judgment of the master servicer,
         (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the trustee or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the trustee shall have received written notice from Fitch or Moody's that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch or Moody's to any Class of Certificates;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property; or

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

         "Special Servicer Report" means, generally, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed on a Specially Serviced Mortgage Loan during the most recent reporting period.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as presented herein;

o        the closing date for the sale of the certificates is October 31, 2000;

o distributions on the certificates are made on the 15th day of each month, commencing in November 15, 2000;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o        the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Prepayment Premium, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o        no Prepayment Interest Shortfalls occur; and

o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs;

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates.

         "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee as compensation for the performance of its duties.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriting Agreement" means that agreement, dated October __, 2000, entered into by Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley Dean Witter Capital I Inc. and Goldman, Sachs & Co.

         "Underwriters" means Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.

         "Unpaid Interest" means one month's interest upon the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date plus one month's interest thereon at the applicable Pass-Through Rate other than unpaid interest relating to Net Aggregate Prepayment Interest Shortfalls.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                     PERCENT BY     WEIGHTED      WEIGHTED                   WEIGHTED     WEIGHTED
                                     AGGREGATE       AGGREGATE      AVERAGE        AVERAGE       WEIGHTED    AVERAGE      AVERAGE
                    NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    MORTGAGE      REMAINING      AVERAGE   CUT-OFF DATE   BALLOON
LOAN SELLER       MORTGAGE LOANS     BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)    DSCR (x)     LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
PCF                     78           461,402,730        60.3          8.398           117          1.47         63.4        56.2
JHREF                   22           210,329,901        27.5          8.101           116          1.51         61.7        51.9
NM                       3            93,616,747        12.2          7.064           102          1.88         45.9        32.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 103          $765,349,379       100.0%         8.153%          115          1.53x        60.8%       52.2%
=================================================================================================================================



CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED   WEIGHTED                   WEIGHTED      WEIGHTED
                                             AGGREGATE     AGGREGATE    AVERAGE    AVERAGE      WEIGHTED      AVERAGE       AVERAGE
                            NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING      AVERAGE    CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)  MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%)   TERM (MOS.)    DSCR (x)      LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1,000,001 - 2,000,000            9          14,784,215       1.9         8.459        116          1.59          62.3         56.5
2,000,001 - 3,000,000           17          43,309,280       5.7         8.429        115          1.50          62.8         57.0
3,000,001 - 4,000,000           17          60,994,167       8.0         8.444        115          1.43          67.0         59.7
4,000,001 - 5,000,000           12          52,991,169       6.9         8.419        116          1.41          66.5         57.9
5,000,001 - 6,000,000            8          42,894,742       5.6         8.429        116          1.44          64.9         58.2
6,000,001 - 7,000,000            3          20,102,136       2.6         8.034        117          1.62          61.6         53.9
7,000,001 - 8,000,000            6          43,930,608       5.7         8.293        113          1.40          63.4         53.6
8,000,001 - 9,000,000            4          34,420,671       4.5         8.555        118          1.51          60.7         52.8
9,000,001 - 10,000,000           3          27,975,249       3.7         8.203        111          1.36          72.5         63.8
10,000,001 - 15,000,000         13         154,229,917      20.2         7.980        106          1.48          64.0         56.5
15,000,001 - 20,000,000          4          70,232,296       9.2         7.957        115          1.48          58.2         41.9
20,000,001 - 25,000,000          5         114,035,627      14.9         8.504        137          1.59          53.5         43.2
25,000,001 >=                    2          85,449,302      11.2         7.235        100          1.90          50.3         44.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         103        $765,349,379     100.0%        8.153%       115          1.53x         60.8%        52.2%
===================================================================================================================================

Minimum: 1,198,438
Maximum: 57,039,856
Average: 7,430,576

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY    WEIGHTED     WEIGHTED                 WEIGHTED     WEIGHTED
                                           AGGREGATE       AGGREGATE     AVERAGE       AVERAGE     WEIGHTED     AVERAGE     AVERAGE
                           NUMBER OF      CUT-OFF DATE    CUT-OFF DATE  MORTGAGE      REMAINING     AVERAGE   CUT-OFF DATE  BALLOON
STATE                    MORTGAGE LOANS    BALANCE ($)     BALANCE (%)   RATE (%)     TERM (MOS.)   DSCR (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
New Jersey                     18         196,723,665         25.7         7.837          109         1.65         58.7        51.8
California                     21         163,165,152         21.3         8.304          113         1.48         61.5        53.0
New York                        5          56,555,217          7.4         8.568          154         1.67         48.8        36.4
Maryland                        6          35,757,411          4.7         7.673           99         1.56         62.9        55.7
Florida                         8          35,470,367          4.6         8.339          116         1.49         61.8        56.5
Arizona                         5          31,875,502          4.2         8.155          107         1.63         55.6        50.1
South Carolina                  4          31,254,760          4.1         8.270          119         1.58         59.0        50.3
Texas                           5          28,217,283          3.7         8.710          117         1.39         65.8        59.8
Tennessee                       2          26,049,464          3.4         7.610          127         1.38         53.6        18.5
Colorado                        3          22,517,699          2.9         8.682          121         1.34         68.4        62.0
Michigan                        4          22,142,604          2.9         7.853          110         1.35         72.9        63.8
Utah                            2          18,530,142          2.4         8.176          118         1.57         61.3        55.2
District of Columbia            1          15,673,161          2.0         8.200          108         1.41         68.4        60.9
Ohio                            2          14,845,477          1.9         8.440          119         1.35         75.4        67.6
Georgia                         5          14,191,989          1.9         8.664          117         1.38         73.9        67.3
Pennsylvania                    3          10,495,882          1.4         8.234          116         1.54         67.5        59.7
Nevada                          1          10,275,542          1.3         8.250           83         1.40         73.9        64.9
Massachusetts                   1           7,257,663          0.9         7.460           87         1.44         53.8        46.9
Kentucky                        1           5,569,938          0.7         8.270          110         1.34         69.9        63.3
Illinois                        1           4,984,001          0.7         8.300          115         1.53         63.9        56.7
Virginia                        2           4,588,335          0.6         8.349          113         1.68         53.6        48.7
Nebraska                        1           4,297,464          0.6         8.630          119         1.29         60.5        55.0
Connecticut                     1           2,865,718          0.4         8.640          113         1.26         71.6        65.4
North Carolina                  1           2,044,943          0.3         7.670          116         2.51         39.7        35.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        103        $765,349,379        100.0%        8.153%         115         1.53x        60.8%       52.2%
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY       WEIGHTED   WEIGHTED                  WEIGHTED   WEIGHTED
                                            AGGREGATE     AGGREGATE        AVERAGE     AVERAGE     WEIGHTED      AVERAGE    AVERAGE
                           NUMBER OF       CUT-OFF DATE  CUT-OFF DATE      MORTGAGE   REMAINING     AVERAGE   CUT-OFF DATE  BALLOON
PROPERTY TYPE           MORTGAGE LOANS      BALANCE ($)    BALANCE (%)     RATE (%)  TERM (MOS.)    DSCR (x)      LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Office
Suburban Office                19           131,509,262        17.2          8.286        114         1.46         61.4       52.7
Urban Office                    7            95,223,114        12.4          8.362        136         1.65         51.1       40.6
Medical Office                  1             3,040,677         0.4          8.410        114         1.33         66.1       59.9
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      27          $229,773,052        30.0%         8.319%       123         1.54x        57.2%      47.8%
Industrial
Warehouse                      18           126,861,462        16.6          8.370        117         1.45         65.3       58.1
Flex Industrial                 9            37,416,693         4.9          8.578        116         1.33         71.2       63.9
Light Industrial                7            33,479,438         4.4          7.899        109         1.39         67.2       60.2
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      34          $197,757,593        25.8%         8.330%       115         1.42x        66.7%      59.5%
Retail
Anchored                       14           128,318,156        16.8          8.062        109         1.46         62.3       49.4
Unanchored                      6            17,956,816         2.3          8.498        117         1.43         67.3       61.0
Free Standing                   2             5,543,131         0.7          8.728        131         1.53         64.2       57.3
Shadow Anchored                 4            12,398,536         1.6          8.298        116         1.50         69.5       62.8
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      26          $164,216,639        21.5%         8.150%       111         1.46x        63.5%      52.0%
Multifamily
Garden Apartments              11            92,195,623        12.0          8.163        112         1.57         60.1       54.1
High Rise                       1            57,039,856         7.5          6.720         93         2.05         45.6       40.0
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      12          $149,235,479        19.5%         7.611%       105         1.75x        54.6%      48.7%
Assisted Living Facility
Assisted Living Facility        2            17,083,696         2.2          8.539        117         1.46         68.7       57.8
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       2           $17,083,696         2.2%         8.539%       117         1.46x        68.7%      57.8%
Hospitality
Limited Service                 1             3,895,626         0.5          7.690         96         2.12         55.7       46.8
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       1            $3,895,626         0.5%         7.690%        96         2.12x        55.7%      46.8%
Self Storage
Self Storage                    1             3,387,294         0.4          9.220        113         1.31         72.5       65.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       1            $3,387,294         0.4%         9.220%       113         1.31x        72.5%      65.5%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        103          $765,349,379       100.0%         8.153%       115         1.53x        60.8%      52.2%
===================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE RATES

--------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY    WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                           AGGREGATE     AGGREGATE    AVERAGE      AVERAGE      WEIGHTED     AVERAGE    AVERAGE
                         NUMBER OF       CUT-OFF DATE   CUT-OFF DATE  MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)      MORTGAGE LOANS      BALANCE ($)   BALANCE (%)  RATE (%)    TERM (MOS.)   DSCR (x)      LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
6.501 - 7.000                 2           70,486,872         9.2        6.773          94         1.93          49.2       43.2
7.001 - 7.500                 4           45,069,180         5.9        7.267         111         1.44          58.5       34.2
7.501 - 8.000                13           96,858,381        12.7        7.812         102         1.73          53.8       46.7
8.001 - 8.500                47          350,010,330        45.7        8.275         119         1.47          63.9       55.6
8.501 - 9.000                33          167,773,403        21.9        8.697         118         1.33          68.7       61.8
9.001 - 9.500                 4           35,151,213         4.6        9.189         143         1.88          37.7       28.7
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      103         $765,349,379       100.0%       8.153%        115         1.53x         60.8%      52.2%
================================================================================================================================

Minimum: 6.720
Maximum: 9.250
Weighted Average: 8.153

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY    WEIGHTED    WEIGHTED                  WEIGHTED    WEIGHTED
                                            AGGREGATE      AGGREGATE     AVERAGE     AVERAGE      WEIGHTED      AVERAGE    AVERAGE
ORIGINAL TERM TO             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE  BALLOON
STATED MATURITY (MOS.)     MORTGAGE LOANS   BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (x)      LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
 61 - 120                       98         679,607,965        88.8         8.147        111         1.51         62.6        55.2
121 - 180                        3          46,664,402         6.1         8.086        138         1.49         58.1        48.0
181 - 240                        2          39,077,013         5.1         8.341        148         1.89         32.1         5.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         103        $765,349,379       100.0%        8.153%       115         1.53x        60.8%       52.2%
==================================================================================================================================

Minimum: 109
Maximum: 240
Weighted Average: 127



REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY     WEIGHTED     WEIGHTED               WEIGHTED   WEIGHTED
                                              AGGREGATE      AGGREGATE      AVERAGE      AVERAGE     WEIGHTED    AVERAGE    AVERAGE
REMAINING TERM TO STATED      NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE  BALLOON
MATURITY (MOS.)             MORTGAGE LOANS     BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)   DSCR (x)     LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
61 - 120                          99          698,432,117        91.3       8.141          111         1.52        62.2        54.8
121 - 180                          4           66,917,261         8.7       8.279          154         1.64        45.9        24.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           103         $765,349,379       100.0%      8.153%         115         1.53x       60.8%       52.2%
====================================================================================================================================

Minimum: 82
Maximum: 168
Weighted Average: 115

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY    WEIGHTED    WEIGHTED                WEIGHTED      WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE     AVERAGE      WEIGHTED    AVERAGE      AVERAGE
ORIGINAL AMORTIZATION        NUMBER OF       CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING     AVERAGE   CUT-OFF DATE   BALLOON
 TERM (MOS.)              MORTGAGE LOANS      BALANCE ($)    BALANCE (%)  RATE (%)   TERM (MOS.)   DSCR (x)     LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                    2            21,800,000        2.8        8.177        115          1.62        61.9         57.7
240                              3            16,502,737        2.2        8.118        114          1.57        56.5         40.6
288                              1            10,924,486        1.4        7.875         82          1.41        54.1         45.8
300                             15           150,889,512       19.7        8.256        120          1.66        53.5         42.9
324                              1            10,275,542        1.3        8.250         83          1.40        73.9         64.9
330                              1             8,786,970        1.1        8.690        118          1.63        66.6         57.4
336                              2            18,102,069        2.4        7.394         98          1.43        63.5         54.6
360                             77           510,315,323       66.7        8.176        115          1.50        63.3         56.6
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      102          $747,596,641       97.7%       8.175%       115          1.53x       61.2%        53.4%

FULLY AMORTIZING LOAN
178                              1            17,752,738        2.3        7.250        132          1.43        45.5          0.0
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        1           $17,752,738        2.3%       7.250%       132          1.43x       45.5%         0.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         103          $765,349,379      100.0%       8.153%       115          1.53x       60.8%        52.2%
===================================================================================================================================

Minimum: 178
Maximum: 360
Weighted Average: 338



REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY    WEIGHTED    WEIGHTED               WEIGHTED      WEIGHTED
                                              AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    WEIGHTED     AVERAGE      AVERAGE
REMAINING AMORTIZATION       NUMBER OF       CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING  AVERAGE    CUT-OFF DATE   BALLOON
TERM (MOS.)                MORTGAGE LOANS     BALANCE ($)   BALANCE (%)   RATE (%)   TERM (MOS.) DSCR (x)      LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Interest Only                     2            21,800,000       2.8        8.177          115      1.62          61.9         57.7
121 - 180                         1            17,752,738       2.3        7.250          132      1.43          45.5          0.0
181 - 240                         4            37,827,012       4.9        8.756          140      1.96          36.4         23.1
241 - 360                        96           687,969,629      89.9        8.143          113      1.51          62.5         55.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          103          $765,349,379     100.0%       8.153%         115      1.53x         60.8%        52.2%
===================================================================================================================================

Minimum: 132
Maximum: 360
Weighted Average: 327

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------
                                                      PERCENT BY    WEIGHTED   WEIGHTED                 WEIGHTED      WEIGHTED
                                         AGGREGATE    AGGREGATE     AVERAGE     AVERAGE     WEIGHTED     AVERAGE       AVERAGE
DEBT SERVICE             NUMBER OF     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING    AVERAGE    CUT-OFF DATE    BALLOON
COVERAGE RATIO (x)    MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)      LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------------------------------------
1.16 - 1.25                14            54,920,160       7.2       8.739         117         1.23         71.1          64.7
1.26 - 1.35                34           212,321,968      27.7       8.468         122         1.29         70.5          62.4
1.36 - 1.50                21           180,393,954      23.6       7.943         108         1.42         64.0          51.9
1.51 - 1.75                20           169,548,929      22.2       8.218         115         1.63         57.7          49.0
1.76 - 2.00                 8            59,469,316       7.8       7.971         111         1.84         47.8          43.6
2.01 >=                     6            88,695,052      11.6       7.465         111         2.13         39.4          32.4
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    103          $765,349,379     100.0%      8.153%        115         1.53x        60.8%         52.2%
==============================================================================================================================

Minimum: 1.18
Maximum: 2.71
Weighted Average: 1.53

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY    WEIGHTED    WEIGHTED                WEIGHTED    WEIGHTED
                                              AGGREGATE      AGGREGATE     AVERAGE     AVERAGE     WEIGHTED    AVERAGE     AVERAGE
                               NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE   CUT-OFF DATE  BALLOON
LOAN-TO-VALUE RATIO (%)     MORTGAGE LOANS    BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (x)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
20.1 - 30.0                         1          21,324,274        2.8          9.250        161        2.27        20.9        9.6
30.1 - 40.0                         3           6,435,296        0.8          8.020        116        2.39        36.2       32.5
40.1 - 50.0                         9         118,409,247       15.5          7.290        105        1.87        45.7       34.5
50.1 - 60.0                        22         212,200,384       27.7          8.140        112        1.60        56.0       47.8
60.1 - 70.0                        33         218,464,671       28.5          8.290        119        1.38        66.8       58.7
70.1 - 80.0                        35         188,515,507       24.6          8.433        114        1.31        74.1       66.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            103        $765,349,379      100.0%         8.153%       115        1.53x       60.8%      52.2%
==================================================================================================================================

Minimum: 20.9
Maximum: 79.9
Weighted Average: 60.8



BALLOON LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY     WEIGHTED   WEIGHTED                WEIGHTED     WEIGHTED
                                          AGGREGATE      AGGREGATE      AVERAGE    AVERAGE    WEIGHTED     AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE     NUMBER OF       CUT-OFF DATE   CUT-OFF DATE    MORTGAGE   REMAINING  AVERAGE    CUT-OFF DATE   BALLOON
RATIO (%)              MORTGAGE LOANS     BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.) DSCR (x)      LTV (%)      LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
 0.0                          1            17,752,738        2.3         7.250        132       1.43         45.5          0.0
 0.1 - 10.0                   1            21,324,274        2.8         9.250        161       2.27         20.9          9.6
30.1 - 40.0                   8            82,822,318       10.8         7.164        100       1.99         45.9         39.0
40.1 - 50.0                  21           180,100,186       23.5         8.028        109       1.66         53.3         45.3
50.1 - 60.0                  23           184,986,383       24.2         8.116        118       1.46         63.9         55.4
60.1 - 70.0                  45           261,636,789       34.2         8.533        115       1.32         71.6         64.8
70.1 - 80.0                   4            16,726,691        2.2         8.440        117       1.30         78.1         70.7
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      103          $765,349,379      100.0%        8.153%       115       1.53x        60.8%        52.2%
===============================================================================================================================

Minimum: 0.0
Maximum: 72.1
Weighted Average: 52.2

APPENDIX II
CERTAIN CHARACTERSTICS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------


MORTGAGE   MORTGAGE
LOAN NO.   LOAN SELLER(1)  PROPERTY NAME                                   STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1       NM              Towers at Portside                              100 Warren Street/155 Washington Street
   2       PCF             Southridge Woods Apartment Complex              Major Road & Northumberland Way
   3       PCF             Twin County Building(21)                        145 Talmadge Road
   4       JHREF           825 Seventh Avenue                              825 Seventh Avenue
   5       PCF             Tasman Corporate Center                         4980 Great America Parkway
   6       JHREF           Pennsylvania Building                           225 West 34th Street
   7       PCF             Affinity Office Building(21)                    1201 Main Street
   8       NM              Pinnacle at Squaw Peak                          1601 East Highland Avenue
   9       PCF             Marigold Center(21)                             3810-3980 Broad Street
   10      NM              Cross Creek Retail                              3565 Riverdale Road
   11      JHREF           1020 19th Street                                1020 19th Street
   12      PCF             The Sugarhouse Center                           2201 Highland Drive
   13      JHREF           Loehmann's Five Points Plaza                    18605-18691 Main Street
   14      JHREF           Laurel 1 & 3                                    8610 & 8660 Cherry Lane
   15      PCF             Crossroads I Office Building(21)                9800 Mount Pyramid Court
   16      PCF             200 Ludlow Drive                                200 Ludlow Drive
   17      PCF             Technicolor(21)                                 3001 Mission Oaks Boulevard
   18      PCF             Latitudes at the Moors                          6200 NW 173rd Street
   19      JHREF           Woodman Plaza                                   13700-13750 Riverside Drive
   20      JHREF           Cambridge Center Office Building                38777 Six Mile Road
   21      PCF             1667 Plymouth Street                            1667 Plymouth Street
   22      JHREF           Corporate Centre Shepherd                       707-767 North Shepherd Drive
   23      JHREF           Galena Junction Shopping Center                 18100-18200 Wedge Parkway
   24      JHREF           Frederick Shopping Center                       1305 W. Seventh Street
   25      PCF             Covina Marketplace(21)                          942-960 West Arrow Highway; 1433-1453 Asusa Avenue
   26      JHREF           Three Garret Mountain                           Three Garret Mountain Plaza
   27      PCF             BRHEBA, Inc.                                    200 Theodore Conrad Drive
   28      PCF             Stewart & Stevenson Building(21)                2707 North Loop West
   29      JHREF           Regent at Summerfield House                     1111 Ulatis Drive
   30      PCF             Southview II Industrial Park(21)                5-9 Nicholas Court; 174,178 & 182 Ridge Road
   31      JHREF           The Manor at Steeplechase                       314 Cool Springs Boulevard
   32      JHREF           The Woods of Centerville                        33 Meeting House Road
   33      PCF             Sky Park I & II(21)                             21000 - 21500 Aerospace Parkway
   34      PCF             Mar Realty                                      2, 10, & 17-20 Industrial Road, 114 & 140-42 Clinton Road
   35      PCF             Informatica                                     3460 West Bayshore Road
   36      JHREF           30 Federal Street                               30 Federal Street
   37      PCF             Viking Freight                                  6411 Guadalupe Mines Road
   38      PCF             Simmons Mattress Warehouse(21)                  365 South Randolphville Road
   39      PCF             Jerry Leigh Building(21)                        7860 Nelson Road
   40      PCF             Quail Creek & Quail Ridge Apartments            2097 Dutchmen Drive
   41      PCF             Moen Building                                   125 Moen Avenue
   42      PCF             Spalding Woods Village Shopping Center(21)      4015 Holcomb Bridge Road
   43      PCF             Quantum Place(21)                               10300-10400 Bluegrass Parkway
   44      PCF             4590 Patrick Henry Drive                        4590 Patrick Henry Drive
   45      PCF             Southview I Industrial Park(21)                 303 Ridge Road; 3-9 Chris Court
   46      PCF             Wymore Grove Apartments                         360 South Wymore Road
   47      PCF             Stadium Towers Center(21)                       2300 East Katella Avenue
   48      PCF             Meadow View Village(21)                         600 South Airport Road
   49      PCF             Ramfair                                         111 - 112 Lehigh Drive, 159 Dwight Place
   50      PCF             American Freightways                            900-910 County Line Road
   51      JHREF           500 North Woodward Avenue                       500 North Woodward Avenue
   52      PCF             Neptune City Shopping Center(21)                Route 35 and 3rd Avenue
   53      PCF             The Eisner Building(21)                         52 - 54 Broad Street
   54      PCF             Cedar Point West                                480 Cedar Crest Boulevard
   55      PCF             Applied Communications Building(21)             330 South 108th Avenue
   56      JHREF           Scottsdale Highlands                            4821 North Scottsdale Road
   57      PCF             Greenview Village Phase III                     251 Moffitt Boulevard
   58      PCF             Perimeter Commerce Center                       7818 Phillips Highway
   59      PCF             Room & Board Store(21)                          222 Detroit Street
   60      JHREF           Burton's Run Apartments                         7640 Whispering Brook
   61      PCF             Bryan Dairy Center                              10321-10950 72nd Street
   62      PCF             Warner Bros. Publications Warehouse(21)         15800 NW 48th Avenue
   63      PCF             Townsend and Townsend Crew                      390 Lytton Avenue
   64      PCF             TUSA Headquarters                               4201 International Parkway
   65      JHREF           Comfort Inn                                     9020 Baltimore Boulevard
   66      PCF             155 Bellwood Drive(21)                          155 Bellwood Drive
   67      PCF             West Bench Plaza                                8055 West 3500 South
   68      JHREF           801 Hanna Drive                                 801 Hanna Drive
   69      PCF             Ocean Office                                    1800 Ocean Avenue
   70      JHREF           Premier Corporate Center II                     3930 Premier North Drive
   71      PCF             Courtside Square                                140 Allendale Road
   72      PCF             Hilltop Ridge Corporate Center(21)              70 Hilltop Road
   73      PCF             Corlund Electronics                             2385 East Pleasant Valley Road
   74      JHREF           Spring Hill Self Storage                        150 Spring Hill Drive
   75      PCF             Woodlands Crossing                              2625 South Woodlands Village Boulevard
   76      PCF             Brookside Station Shopping Center               4075 Old Milton Parkway
   77      PCF             Benson Medical Center                           3421 Benson Avenue
   78      PCF             East Ana Building                               3104 East Ana Street
   79      PCF             Stanford Telecommunications                     45145 Research Place
   80      PCF             Country Club Plaza Phase II                     1120 South Country Club Drive
   81      PCF             Delivery Point Services                         101 Locust Street
   82      PCF             Brookside Apartments                            3661 North Decatur Road
   83      PCF             Mischer Building(21)                            2727 North Loop West
   84      PCF             Squirrel Hill                                   1717 - 1731 Murray Avenue
   85      PCF             Lake Falls Professional Center                  6115 Falls Road
   86      PCF             Lake Center                                     3700, 3710, 3730, & 3750 Susan Street
   87      PCF             Federated Warehouse(21)                         149 Black Horse Lane
   88      PCF             Fry's Vineyard Shoppes                          542 & 550 West Baseline Road
   89      PCF             Cloverleaf Business Park Building #5            8229 Cloverleaf Drive
   90      PCF             Cavalier Manor Apartments                       24575 Kelly Road
   91      PCF             The Crossings Shopping Center                   2108-2118 Clemson Road
   92      PCF             Town Center Shopping Center - Phase II          1001 East W.T. Harris Boulevard
   93      PCF             Sabal Office Center                             3915 & 3919 Riga Boulevard
   94      PCF             Carolina Commerce Center(21)                    2008-2078 Carolina Place Drive
   95      PCF             Coorstek/Tetrafluor(21)                         2051 East Maple Avenue
   96      PCF             Grand Prairie Tech Center                       2302 113th Street
   97      PCF             Parkside Apartments                             1470 Parkside Avenue
   98      PCF             San Leandro Ventures                            905 McLaughlin Avenue
   99      PCF             Atlee Commerce Center I                         9415 Atlee Commerce Boulvard
  100      PCF             Eckerd Drug Store                               400 - 6th Street Northwest
  101      PCF             Jonesboro Village Shopping Center(21)           1287 Spur Highway 138
  102      PCF             295 New Road                                    295 New Road
  103      PCF             755 Holcomb Bridge Road                         755 Holcomb Bridge Road

           TOTALS/WEIGHTED AVERAGES/PERCENT OF CUT-OFF DATE BALANCE:



MORTGAGE
LOAN NO.          CITY                           STATE      ZIP CODE    PROPERTY TYPE                  PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
   1              Jersey City                     NJ         07303      Multifamily                    High Rise
   2              South Brunswick                 NJ         08852      Multifamily                    Garden Apartments
   3              Edison                          NJ         08817      Industrial                     Warehouse
   4              New York                        NY         10019      Office                         Urban Office
   5              Santa Clara                     CA         95054      Office                         Suburban Office
   6              New York                        NY         10001      Office                         Urban Office
   7              Columbia                        SC         29201      Office                         Urban Office
   8              Phoenix                         AZ         85106      Multifamily                    Garden Apartments
   9              San Luis Obispo                 CA         93401      Retail                         Anchored
   10             Memphis                         TN         38115      Retail                         Anchored
   11             Washington                      DC         20005      Office                         Urban Office
   12             Salt Lake City                  UT         84106      Retail                         Anchored
   13             Huntington Beach                CA         92648      Retail                         Anchored
   14             Laurel                          MD         20707      Industrial                     Light Industrial
   15             Englewood                       CO         80112      Office                         Suburban Office
   16             Ewing Township                  NJ         08628      Industrial                     Warehouse
   17             Camarillo                       CA         93012      Industrial                     Warehouse
   18             Miami                           FL         33015      Multifamily                    Garden Apartments
   19             Sherman Oaks                    CA         91423      Retail                         Anchored
   20             Livonia                         MI         48152      Office                         Suburban Office
   21             Mountain View                   CA         94043      Office                         Suburban Office
   22             Houston                         TX         77007      Industrial                     Flex Industrial
   23             Reno                            NV         89511      Retail                         Anchored
   24             Frederick                       MD         20814      Retail                         Anchored
   25             Covina                          CA         91722      Retail                         Anchored
   26             West Patterson                  NJ         07424      Office                         Suburban Office
   27             Jersey City                     NJ         07305      Industrial                     Warehouse
   28             Houston                         TX         77008      Office                         Suburban Office
   29             Vacaville                       CA         95687      Assisted Living Facility       Assisted Living Facility
   30             South Brunswick                 NJ         08810      Industrial                     Warehouse
   31             Franklin                        TN         37067      Assisted Living Facility       Assisted Living Facility
   32             Centerville                     OH         45459      Multifamily                    Garden Apartments
   33             Brook Park                      OH         44142      Industrial                     Warehouse
   34             Fairfield                       NJ         07006      Industrial                     Warehouse
   35             Palo Alto                       CA         94301      Office                         Suburban Office
   36             Boston                          MA         02110      Office                         Urban Office
   37             San Jose                        CA         95120      Office                         Suburban Office
   38             Piscataway                      NJ         08854      Industrial                     Warehouse
   39             Panorama City                   CA         91402      Industrial                     Warehouse
   40             Rock Hill                       SC         29732      Multifamily                    Garden Apartments
   41             Cranford                        NJ         07016      Industrial                     Light Industrial
   42             Norcross                        GA         30092      Retail                         Anchored
   43             Jeffersontown                   KY         40299      Industrial                     Warehouse
   44             Santa Clara                     CA         95054      Industrial                     Flex Industrial
   45             South Brunswick                 NJ         08810      Industrial                     Warehouse
   46             Altamonte Springs               FL         32714      Multifamily                    Garden Apartments
   47             Anaheim                         CA         92806      Office                         Suburban Office
   48             Longmont                        CO         80503      Retail                         Unanchored
   49             Fairfield                       NJ         07004      Industrial                     Warehouse
   50             Elmhurst                        IL         60126      Industrial                     Warehouse
   51             Bloomfield Hills                MI         48304      Office                         Suburban Office
   52             Neptune City                    NJ         07753      Retail                         Anchored
   53             Red Bank                        NJ         07701      Office                         Suburban Office
   54             Allentown                       PA         18103      Retail                         Shadow Anchored
   55             Omaha                           NE         68154      Office                         Suburban Office
   56             Scottsdale                      AZ         85251      Retail                         Unanchored
   57             Islip                           NY         11751      Multifamily                    Garden Apartments
   58             Jacksonville                    FL         32256      Industrial                     Flex Industrial
   59             Denver                          CO         80206      Retail                         Free Standing
   60             Portage                         MI         49024      Multifamily                    Garden Apartments
   61             Pinellas Park                   FL         33777      Industrial                     Light Industrial
   62             Miami                           FL         33014      Industrial                     Warehouse
   63             Palo Alto                       CA         94301      Office                         Suburban Office
   64             Carollton                       TX         75007      Industrial                     Flex Industrial
   65             College Park                    MD         20740      Hospitality                    Limited Service
   66             Greece                          NY         14606      Office                         Suburban Office
   67             Magna                           UT         84044      Retail                         Shadow Anchored
   68             American Canyon                 CA         94589      Industrial                     Warehouse
   69             Ronkonkoma                      NY         11779      Industrial                     Flex Industrial
   70             Tampa                           FL         33624      Office                         Urban Office
   71             Upper Merion Township           PA         19406      Retail                         Anchored
   72             Ramsey                          NJ         07446      Office                         Suburban Office
   73             Camarillo                       CA         93012      Industrial                     Flex Industrial
   74             Grass Valley                    CA         95945      Self Storage                   Self Storage
   75             Flagstaff                       AZ         86001      Retail                         Anchored
   76             Alpharetta                      GA         30005      Retail                         Unanchored
   77             Baltimore                       MD         21227      Office                         Medical Office
   78             Rancho Dominguez                CA         90221      Industrial                     Light Industrial
   79             Ashburn                         VA         22011      Office                         Suburban Office
   80             Mesa                            AZ         85210      Retail                         Anchored
   81             Hartford                        CT         06114      Industrial                     Light Industrial
   82             Decatur                         GA         30032      Multifamily                    Garden Apartments
   83             Houston                         TX         77008      Office                         Urban Office
   84             Pittsburgh                      PA         15217      Retail                         Unanchored
   85             Baltimore                       MD         21209      Office                         Suburban Office
   86             Santa Ana                       CA         92704      Office                         Suburban Office
   87             South Brunswick                 NJ         08852      Industrial                     Light Industrial
   88             Mesa                            AZ         85210      Retail                         Shadow Anchored
   89             Millersville                    MD         21108      Industrial                     Flex Industrial
   90             Eastpointe                      MI         48021      Multifamily                    Garden Apartments
   91             Columbia                        SC         29223      Retail                         Anchored
   92             Charlotte                       NC         28262      Retail                         Shadow Anchored
   93             Tampa                           FL         33619      Office                         Suburban Office
   94             Fort Mill                       SC         29715      Industrial                     Flex Industrial
   95             El Segundo                      CA         90245      Industrial                     Light Industrial
   96             Grand Prairie                   TX         75050      Industrial                     Flex Industrial
   97             Ewing                           NJ         08638      Multifamily                    Garden Apartments
   98             San Jose                        CA         95122      Industrial                     Warehouse
   99             Ashland                         VA         23005      Industrial                     Warehouse
  100             Winter Haven                    FL         33881      Retail                         Free Standing
  101             Jonesboro                       GA         30236      Retail                         Unanchored
  102             Parsippany                      NJ         07054      Industrial                     Warehouse
  103             Roswell                         GA         30076      Retail                         Unanchored



                                                                                                PERCENT
                                                                                                LEASED
MORTGAGE                                                                      PERCENT            AS OF
LOAN NO.    UNITS/SF             YEAR BUILT            YEAR RENOVATED         LEASED(2)         DATE(2)         SECURITY TYPE(3)
------------------------------------------------------------------------------------------------------------------------------------
   1             527              1989/1997                 1995                 99.4%        07/25/2000        Fee
   2             648              1997-1999                  NAP                 97.4%        07/01/2000        Fee
   3         656,720           1968/1978/1988                NAP                 95.7%        07/12/2000        Fee
   4         164,743                1968                    1998                100.0%        06/01/2000        Fee
   5         140,935                2000                     NAP                100.0%        07/19/2000        Fee
   6         495,471                1925                    1985                 99.3%        06/01/2000        Fee
   7         465,561                1987                     NAP                 88.9%        08/10/2000        Fee
   8             350                1998                     NAP                 96.0%        12/29/1999        Fee
   9         174,428              1996-1999                  NAP                 97.1%        06/23/2000        Fee
   10        359,951                1996                     NAP                 99.0%        03/06/2000        Fee
   11        107,312                1983                     NAP                 95.6%        05/31/2000        Fee
   12        206,579      1950/1971/1992/1994/1996     1991-1992/2000            93.3%        07/05/2000        Fee/Leasehold
   13        158,848                1961                    1998                 98.3%        06/30/2000        Fee
   14        568,810              1973/1974                  NAP                100.0%        02/16/2000        Fee
   15        117,792                1999                     NAP                 96.8%        06/07/2000        Fee
   16        271,074                1999                     NAP                100.0%        07/27/2000        Fee
   17        310,736                1969                     NAP                100.0%        06/26/2000        Fee
   18            358                1990                     NAP                 96.6%        07/03/2000        Fee
   19         85,470                1964                    1998                100.0%        06/26/2000        Fee
   20        115,196                1985                     NAP                 99.3%        04/01/2000        Fee
   21         61,364                1987                    2000                100.0%        06/28/2000        Fee
   22        235,467                1999                     NAP                100.0%        04/20/2000        Fee
   23        115,228                1996                     NAP                100.0%        07/13/2000        Fee
   24        217,527                1956                  1989/1995              96.5%        04/03/2000        Fee
   25        105,259              1978-1988               1999/2000              98.8%        07/27/2000        Fee/Leasehold
   26        126,265                1982                     NAP                100.0%        07/20/2000        Fee
   27        276,520                1976                     NAP                100.0%        07/05/2000        Fee
   28        176,129              1982-1983                  NAP                 99.6%        07/21/2000        Fee
   29            109                1998                     NAP                 99.2%        05/25/2000        Fee
   30        455,320           1988/1989/1998                NAP                 86.3%        09/06/2000        Fee
   31            120                1999                     NAP                 95.8%        06/02/2000        Fee
   32            265                1973                     NAP                 95.1%        05/31/2000        Fee
   33        183,560                1999                     NAP                100.0%        09/05/2000        Fee
   34        197,754              1969-1975                 1995                100.0%        07/21/2000        Fee
   35         30,000                1970                    1988                100.0%        05/31/2000        Fee
   36         45,980                1924                    1985                100.0%        03/24/2000        Fee
   37        123,000                1984                     NAP                100.0%        06/28/2000        Fee
   38        264,908              1971/1974                  NAP                100.0%        06/08/2000        Fee
   39        189,919                2000                     NAP                100.0%        08/03/2000        Fee
   40            202           1975-1977, 1999               NAP                 97.0%        08/14/2000        Fee
   41        139,429                1968                    2000                 96.3%        07/06/2000        Fee
   42         83,382                1986                     NAP                 91.4%        07/19/2000        Fee
   43        182,268              1976-1980                  NAP                 89.3%        06/30/2000        Fee
   44         42,826                1990                     NAP                100.0%        06/28/2000        Fee
   45        267,600           1975/1985/1986                NAP                 94.6%        08/08/2000        Fee
   46            200              1973-1974                  NAP                 96.5%        09/11/2000        Fee
   47         64,572                1986                     NAP                 97.0%        06/30/2000        Fee
   48         57,043                1998                     NAP                 91.4%        08/10/2000        Fee
   49        182,545              1977-1982                  NAP                 94.9%        08/15/2000        Fee
   50         40,000                1999                     NAP                100.0%        06/26/2000        Fee
   51         51,762                1981                     NAP                100.0%        06/30/2000        Fee
   52        115,959              1962/1996                 1988                 95.9%        06/26/2000        Fee
   53         35,695                1911                    2000                 91.9%        07/03/2000        Fee
   54         30,121                1999                     NAP                100.0%        06/26/2000        Fee
   55         70,000                1983                     NAP                100.0%        07/25/2000        Fee
   56         22,059                1967                    1998                100.0%        03/13/2000        Fee
   57             64                1999                     NAP                 98.4%        07/21/2000        Fee
   58         64,920                1999                     NAP                 95.2%        07/02/2000        Fee
   59         19,972                1976                     NAP                100.0%        07/13/2000        Fee
   60            168                1976                  1993/1995              95.8%        02/17/2000        Fee
   61        127,908           1982-1987/1995                NAP                 98.6%        06/14/2000        Fee
   62        144,000                1985                     NAP                100.0%        06/14/2000        Fee
   63         20,564                1999                     NAP                100.0%        06/26/2000        Fee
   64         74,900                2000                     NAP                100.0%        06/30/2000        Fee
   65            125                1984                    1996                 67.4%        12/30/1999        Leasehold
   66         60,000                1995                    2000                100.0%        07/27/2000        Fee
   67         42,249                1999                     NAP                 96.0%        06/20/2000        Fee
   68        101,700                1998                     NAP                100.0%        06/17/2000        Fee
   69         67,500                1986                     NAP                100.0%        06/02/2000        Fee
   70         49,315                1999                     NAP                100.0%        05/30/2000        Fee
   71         25,275                1992                     NAP                100.0%        06/27/2000        Fee
   72         41,829                1981                     NAP                100.0%        07/08/2000        Fee
   73         60,000                2000                     NAP                100.0%        06/01/2000        Fee
   74         69,920              1997/1998                  NAP                 88.1%        04/30/2000        Fee
   75         37,926                1997                     NAP                100.0%        06/27/2000        Fee
   76         23,866                1999                     NAP                 93.6%        07/20/2000        Fee
   77         39,677                1986                    1998                 92.6%        06/27/2000        Fee
   78        115,005                1971                  1994-1997             100.0%        06/26/2000        Fee
   79         39,888                1998                     NAP                100.0%        06/28/2000        Fee
   80         38,999                1998                     NAP                100.0%        07/14/2000        Fee
   81         73,458           1978/1982/1990             1990/2000             100.0%        06/26/2000        Fee
   82             86                1969                    1996                 97.7%        07/12/2000        Fee
   83        120,332              1979-1980                  NAP                100.0%        06/27/2000        Fee
   84         37,779            Early 1900's             Mid 1990's             100.0%        06/30/2000        Fee
   85         38,783                1986                     NAP                100.0%        06/12/2000        Fee
   86         60,375              1981/1984                  NAP                100.0%        06/30/2000        Fee
   87         88,356                1977                     NAP                100.0%        06/30/2000        Fee
   88         17,500                2000                     NAP                100.0%        06/29/2000        Fee
   89         40,696                1998                     NAP                100.0%        06/27/2000        Fee
   90             66                1958                     NAP                 98.5%        08/15/2000        Fee
   91         41,132                1992                     NAP                100.0%        07/22/2000        Fee
   92         40,099                1990                     NAP                 91.3%        09/12/2000        Fee
   93         26,657           1987/1993/1997               1999                100.0%        06/01/2000        Fee
   94         38,050                1999                     NAP                100.0%        08/16/2000        Fee
   95         30,652                1953                     NAP                100.0%        06/29/2000        Fee
   96         35,200                1981                    1997                100.0%        06/29/2000        Fee
   97             96                1974                     NAP                 99.0%        08/01/2000        Fee
   98         80,192                1978                     NAP                100.0%        07/17/2000        Fee
   99         42,440                1998                     NAP                 93.3%        06/29/2000        Fee
  100         11,200                1999                     NAP                100.0%        07/11/2000        Fee
  101         19,600                1999                     NAP                100.0%        06/07/2000        Fee
  102         38,640                1987                     NAP                100.0%        08/10/2000        Fee
  103          7,433                1979                    1997                100.0%        06/30/2000        Fee



                                                               CUT-OFF                          FIRST                   ORIGINAL
MORTGAGE    RELATED              ORIGINAL    CUT-OFF DATE   DATE BALANCE                       PAYMENT     MATURITY      TERM TO
LOAN NO.    BORROWER LIST        BALANCE      BALANCE(4)   PER UNIT OR SF      NOTE DATE       DATE(5)       DATE       MATURITY
------------------------------------------------------------------------------------------------------------------------------------
    1                          $58,500,000   $57,039,856       $108,235.02     06/11/1998    08/01/1998   07/01/2008      120
    2                          $28,500,000   $28,409,446        $43,841.74     03/28/2000    05/01/2000   04/01/2010      120
    3                          $24,500,000   $24,477,507            $37.27     07/14/2000    09/01/2000   08/01/2010      120
    4                          $24,000,000   $23,802,280           $144.48     09/23/1999    11/01/1999   10/01/2014      180
    5       21, 35, 37 ,44     $23,500,000   $23,453,008           $166.41     07/03/2000    09/01/2000   08/01/2010      120
    6                          $23,500,000   $21,324,274            $43.04     02/25/1994    04/01/1994   03/01/2014      240
    7                          $21,000,000   $20,978,557            $45.06     08/14/2000    10/01/2000   09/01/2010      120
    8                          $19,000,000   $18,824,153        $53,783.29     02/25/1997    10/15/1997   03/15/2009      138
    9                          $18,000,000   $17,982,244           $103.09     06/30/2000    09/01/2000   08/01/2010      120
   10                          $21,500,000   $17,752,738            $49.32     03/26/1996    04/01/1996   10/01/2011      187
   11                          $15,800,000   $15,673,161           $146.05     10/01/1999    11/01/1999   10/01/2009      120
   12                          $15,000,000   $14,983,784            $72.53     07/12/2000    09/01/2000   08/01/2010      120
   13                          $15,100,000   $14,715,022            $92.64     12/23/1998    02/01/1999   01/01/2009      120
   14                          $13,710,000   $13,447,016            $23.64     11/23/1998    01/01/1999   12/01/2008      120
   15                          $13,400,000   $13,382,782           $113.61     06/07/2000    08/01/2000   07/01/2010      120
   16                          $11,500,000   $11,476,933            $42.34     05/01/2000    07/01/2000   06/01/2010      120
   17                          $11,475,000   $11,450,201            $36.85     05/12/2000    07/03/2000   06/03/2010      120
   18                          $11,200,000   $11,200,000        $31,284.92     03/17/2000    05/01/2000   04/01/2010      120
   19                          $11,300,000   $10,924,486           $127.82     07/11/1997    09/01/1997   08/01/2007      120
   20                          $11,000,000   $10,844,406            $94.14     06/30/1999    08/01/1999   07/01/2009      120
   21       5, 35, 37 ,44      $10,800,000   $10,745,000           $175.10     04/21/2000    06/01/2000   05/01/2010      120
   22                          $10,600,000   $10,600,000            $45.02     05/22/2000    07/01/2000   06/01/2010      120
   23                          $10,650,000   $10,275,542            $89.18     09/02/1997    10/01/1997   09/01/2007      120
   24                          $10,500,000   $10,184,743            $46.82     01/13/1998    03/01/1998   02/01/2008      120
   25                           $9,575,000    $9,569,748            $90.92     08/03/2000    10/01/2000   09/01/2010      120
   26                           $9,500,000    $9,214,372            $72.98     10/16/1998    12/01/1998   11/01/2008      120
   27                           $9,200,000    $9,191,129            $33.24     07/05/2000    09/01/2000   08/01/2010      120
   28       83                  $8,950,000    $8,942,532            $50.77     07/25/2000    09/01/2000   08/01/2010      120
   29                           $8,800,000    $8,786,970        $80,614.41     07/31/2000    09/01/2000   08/01/2010      120
   30       45                  $8,400,000    $8,394,443            $18.44     08/15/2000    10/01/2000   09/01/2010      120
   31                           $8,330,000    $8,296,726        $69,139.38     05/10/2000    07/01/2000   06/01/2010      120
   32                           $7,450,000    $7,445,477        $28,096.14     08/30/2000    10/01/2000   09/01/2010      120
   33                           $7,400,000    $7,400,000            $40.31     08/24/2000    11/01/2000   10/01/2010      120
   34       49                  $7,400,000    $7,392,842            $37.38     08/11/2000    10/01/2000   09/01/2010      120
   35       5, 21, 37, 44       $7,400,000    $7,375,561           $245.85     05/31/2000    09/01/2000   08/01/2010      120
   36                           $7,500,000    $7,257,663           $157.84     12/04/1997    02/01/1998   01/01/2008      120
   37       5, 21, 35, 44       $7,100,000    $7,059,066            $57.39     03/06/2000    05/01/2000   04/01/2010      120
   38                           $7,000,000    $6,980,349            $26.35     06/08/2000    08/01/2000   07/01/2010      120
   39                           $7,000,000    $6,975,630            $36.73     03/06/2000    05/01/2000   04/01/2010      120
   40                           $6,150,000    $6,146,158        $30,426.52     08/15/2000    10/01/2000   09/01/2010      120
   41                           $5,600,000    $5,588,321            $40.08     05/15/2000    07/01/2000   06/01/2010      120
   42                           $5,586,260    $5,583,125            $66.96     08/03/2000    10/01/2000   09/01/2010      120
   43                           $5,600,000    $5,569,938            $30.56     11/04/1999    01/01/2000   12/01/2009      120
   44       5, 21, 35, 37       $5,400,000    $5,384,062           $125.72     05/31/2000    08/01/2000   07/01/2010      120
   45       30                  $5,300,000    $5,296,494            $19.79     08/15/2000    10/01/2000   09/01/2010      120
   46                           $5,200,000    $5,200,000        $26,000.00     09/11/2000    11/01/2000   10/01/2010      120
   47       86                  $5,200,000    $5,175,854            $80.16     12/15/1999    02/03/2000   01/03/2010      120
   48                           $5,100,000    $5,096,948            $89.35     08/10/2000    10/01/2000   09/01/2010      120
   49       34                  $5,000,000    $4,991,782            $27.35     08/11/2000    10/01/2000   09/01/2010      120
   50                           $5,000,000    $4,984,001           $124.60     04/20/2000    06/01/2000   05/01/2010      120
   51                           $5,000,000    $4,977,445            $96.16     02/09/2000    04/01/2000   03/01/2010      120
   52                           $4,500,000    $4,474,521            $38.59     03/03/2000    05/01/2000   04/01/2010      120
   53                           $4,450,000    $4,445,855           $124.55     07/05/2000    09/01/2000   08/01/2010      120
   54                           $4,325,000    $4,312,682           $143.18     03/13/2000    05/01/2000   04/01/2010      120
   55                           $4,300,000    $4,297,464            $61.39     07/25/2000    10/01/2000   09/01/2010      120
   56                           $4,279,450    $4,269,473           $193.55     04/14/2000    06/01/2000   05/01/2010      120
   57                           $4,200,000    $4,135,395        $64,615.54     12/22/1999    02/01/2000   02/01/2009      109
   58                           $4,050,000    $4,042,369            $62.27     05/04/2000    07/01/2000   06/01/2010      120
   59                           $4,050,000    $4,037,969           $202.18     02/14/2000    04/01/2000   03/01/2012      144
   60                           $4,040,000    $4,022,213        $23,941.74     03/01/2000    04/01/2000   03/01/2010      120
   61                           $4,000,000    $3,994,759            $31.23     06/15/2000    08/01/2000   07/01/2010      120
   62                           $4,000,000    $3,994,708            $27.74     06/19/2000    08/01/2000   07/01/2010      120
   63                           $4,000,000    $3,990,999           $194.08     04/26/2000    07/01/2000   06/01/2010      120
   64                           $3,992,000    $3,981,494            $53.16     03/01/2000    05/01/2000   04/01/2010      120
   65                           $4,000,000    $3,895,626        $31,165.01     09/25/1998    11/01/1998   10/01/2008      120
   66                           $3,800,000    $3,797,809            $63.30     08/11/2000    10/01/2000   09/01/2010      120
   67                           $3,550,000    $3,546,358            $83.94     07/19/2000    09/01/2000   08/01/2010      120
   68                           $3,500,000    $3,495,822            $34.37     07/27/2000    09/01/2000   08/01/2010      120
   69                           $3,500,000    $3,495,458            $51.78     06/05/2000    08/01/2000   07/01/2010      120
   70                           $3,500,000    $3,489,887            $70.77     06/07/2000    08/01/2000   07/01/2010      120
   71                           $3,500,000    $3,486,201           $137.93     05/25/2000    07/01/2000   06/01/2010      120
   72                           $3,485,000    $3,462,022            $82.77     09/17/1999    11/01/1999   10/01/2009      120
   73                           $3,400,000    $3,392,831            $56.55     05/18/2000    07/01/2000   06/01/2010      120
   74                           $3,400,000    $3,387,294            $48.45     02/11/2000    04/01/2000   03/01/2010      120
   75                           $3,350,000    $3,345,203            $88.20     05/24/2000    08/01/2000   07/01/2010      120
   76                           $3,200,000    $3,197,019           $133.96     07/20/2000    09/01/2000   08/01/2010      120
   77                           $3,050,000    $3,040,677            $76.64     03/08/2000    05/01/2000   04/01/2010      120
   78                           $3,000,000    $2,993,464            $26.03     04/07/2000    07/05/2000   06/05/2010      120
   79                           $3,000,000    $2,988,825            $74.93     02/29/2000    04/01/2000   03/01/2010      120
   80                           $2,950,000    $2,942,121            $75.44     03/09/2000    05/01/2000   04/01/2010      120
   81                           $2,875,000    $2,865,718            $39.01     02/23/2000    04/01/2000   03/01/2010      120
   82                           $2,725,000    $2,715,469        $31,575.22     02/26/2000    04/01/2000   03/01/2010      120
   83       28                  $2,700,000    $2,697,291            $22.42     07/25/2000    09/01/2000   08/01/2010      120
   84                           $2,699,950    $2,696,999            $71.39     06/29/2000    09/01/2000   08/01/2010      120
   85                           $2,700,000    $2,696,205            $69.52     06/12/2000    08/05/2000   07/05/2010      120
   86       47                  $2,625,000    $2,616,576            $43.34     02/14/2000    04/01/2000   03/01/2010      120
   87                           $2,600,000    $2,591,907            $29.33     02/08/2000    04/01/2000   03/01/2010      120
   88                           $2,500,000    $2,494,553           $142.55     05/18/2000    07/01/2000   06/01/2010      120
   89                           $2,500,000    $2,493,143            $61.26     03/27/2000    05/01/2000   04/01/2010      120
   90                           $2,300,000    $2,298,539        $34,826.35     08/17/2000    10/01/2000   09/01/2010      120
   91                           $2,100,000    $2,098,677            $51.02     08/21/2000    10/01/2000   09/01/2010      120
   92                           $2,050,000    $2,044,943            $51.00     05/26/2000    07/01/2000   06/01/2010      120
   93                           $2,050,000    $2,043,481            $76.66     02/08/2000    04/01/2000   03/01/2010      120
   94                           $2,032,500    $2,031,369            $53.39     08/21/2000    10/01/2000   09/01/2010      120
   95                           $2,000,000    $1,998,254            $65.19     07/11/2000    09/01/2000   08/01/2010      120
   96                           $2,000,000    $1,995,966            $56.70     05/25/2000    07/03/2000   06/03/2010      120
   97                           $1,800,000    $1,798,772        $18,737.21     08/16/2000    10/01/2000   09/01/2010      120
   98                           $1,700,000    $1,693,062            $21.11     01/25/2000    04/01/2000   03/01/2010      120
   99                           $1,604,000    $1,599,510            $37.69     03/10/2000    05/01/2000   04/01/2010      120
   100                          $1,510,000    $1,505,163           $134.39     03/10/2000    05/01/2000   04/01/2010      120
   101                          $1,500,000    $1,497,938            $76.43     06/07/2000    08/01/2000   07/01/2010      120
   102                          $1,500,000    $1,497,113            $38.75     03/20/2000    06/01/2000   05/01/2010      120
   103                          $1,200,000    $1,198,438           $161.23     06/07/2000    08/01/2000   07/01/2010      120

                              $776,819,160  $765,349,379                                                                  127


            REMAINING    ORIGINAL  REMAINING
MORTGAGE     TERM TO      AMORT.     AMORT.       MORTGAGE       MONTHLY         UNDERWRITABLE                    BALLOON
LOAN NO.    MATURITY     TERM(6)     TERM          RATE         PAYMENT(7)        CASH FLOW          DSCR         BALANCE
-----------------------------------------------------------------------------------------------------------------------------
    1         93          360         333         6.720%        $378,265          $9,302,167         2.05        $49,981,549
    2         114         360         354         8.270%        $214,512          $4,101,288         1.59        $25,680,177
    3         118         360         358         8.720%        $192,217          $2,946,508         1.28        $22,297,016
    4         168         360         348         8.070%        $177,276          $2,676,210         1.26        $18,524,774
    5         118         300         298         8.330%        $186,544          $3,397,231         1.52        $19,189,956
    6         161         300         221         9.250%        $201,250          $5,482,661         2.27         $9,764,429
    7         119         300         299         8.180%        $164,593          $3,389,378         1.72        $17,085,503
    8         101         360         347         7.930%        $138,491          $2,951,131         1.78        $16,839,271
    9         118         360         358         8.470%        $138,022          $2,118,866         1.28        $16,291,182
   10         132         178         132         7.250%        $196,265          $3,368,062         1.43                 $0
   11         108         360         348         8.200%        $118,145          $2,000,495         1.41        $13,939,847
   12         118         360         358         8.140%        $111,532          $2,188,443         1.64        $13,474,238
   13         99          300         279         7.500%        $111,588          $1,999,711         1.49        $12,073,472
   14         98          360         338         7.000%         $91,213          $1,558,384         1.42        $11,787,332
   15         117         360         357         8.660%        $104,558          $1,648,656         1.31        $12,184,691
   16         116         360         356         8.440%         $87,937          $1,334,178         1.26        $10,401,747
   17         116         360         356         8.170%         $85,563          $1,307,913         1.27        $10,315,419
   18         114         IO          IO          7.890%         $73,640          $1,630,842         1.85        $10,898,690
   19         82          288         262         7.875%         $87,449          $1,480,822         1.41         $9,246,988
   20         105         336         321         7.350%         $77,310          $1,321,489         1.42         $9,267,353
   21         115         300         295         8.280%         $85,369          $1,774,996         1.73         $8,808,460
   22         116         IO          IO          8.480%         $74,907          $1,244,873         1.38         $9,574,073
   23         83          324         287         8.250%         $82,141          $1,375,757         1.40         $9,014,890
   24         88          360         328         7.875%         $76,132          $1,582,480         1.73         $9,098,917
   25         119         360         359         8.980%         $76,905          $1,112,896         1.21         $8,760,849
   26         97          300         277         7.050%         $67,447          $1,196,819         1.48         $7,503,997
   27         118         360         358         8.550%         $71,066          $1,206,057         1.41         $8,341,477
   28         118         360         358         9.040%         $72,271          $1,082,714         1.25         $8,201,368
   29         118         330         328         8.690%         $70,218          $1,372,957         1.63         $7,580,934
   30         119         360         359         8.070%         $62,047          $1,410,715         1.89         $7,531,840
   31         116         300         296         8.380%         $66,403          $1,014,488         1.27         $6,810,487
   32         119         360         359         8.490%         $57,231            $969,626         1.41         $6,610,085
   33         120         360         360         8.390%         $56,324            $872,804         1.29         $6,686,652
   34         119         300         299         8.510%         $59,637            $933,586         1.30         $6,199,470
   35         118         240         238         8.250%         $63,053          $1,223,728         1.62         $5,168,288
   36         87          336         303         7.460%         $53,264            $918,749         1.44         $6,335,261
   37         114         300         294         8.660%         $57,939            $948,276         1.36         $5,843,783
   38         117         300         297         7.860%         $53,380          $1,100,044         1.72         $5,762,317
   39         114         360         354         7.930%         $51,022          $1,109,555         1.81         $6,257,606
   40         119         360         359         8.350%         $46,636            $713,679         1.28         $5,549,974
   41         116         360         356         8.300%         $42,268            $681,687         1.34         $5,049,163
   42         119         360         359         8.870%         $44,427            $749,588         1.41         $5,099,303
   43         110         360         350         8.270%         $42,150            $678,909         1.34         $5,048,680
   44         117         300         297         8.450%         $43,300            $749,769         1.44         $4,422,425
   45         119         360         359         8.070%         $39,148            $929,523         1.98         $4,752,231
   46         120         360         360         8.410%         $39,652            $585,679         1.23         $4,700,851
   47         111         360         351         8.500%         $39,984            $712,646         1.49         $4,710,505
   48         119         360         359         8.560%         $39,432            $622,145         1.31         $4,624,105
   49         119         240         239         8.260%         $42,635            $784,961         1.53         $3,573,367
   50         115         360         355         8.300%         $37,739            $691,700         1.53         $4,420,045
   51         113         360         353         8.300%         $37,739            $629,818         1.39         $4,420,045
   52         114         300         294         8.070%         $34,941            $706,737         1.69         $3,725,393
   53         118         360         358         8.670%         $34,754            $508,702         1.22         $4,045,438
   54         114         360         354         8.660%         $33,747            $534,592         1.32         $3,931,332
   55         119         360         359         8.630%         $33,460            $516,014         1.29         $3,904,778
   56         115         360         355         8.530%         $32,996            $604,925         1.53         $3,880,305
   57         100         240         231         7.710%         $34,376            $623,600         1.51         $3,108,161
   58         116         360         356         8.660%         $31,601            $471,406         1.24         $3,681,181
   59         137         360         353         8.910%         $32,325            $562,518         1.45         $3,588,539
   60         113         360         353         8.420%         $30,835            $437,947         1.18         $3,579,725
   61         117         360         357         8.600%         $31,040            $526,133         1.41         $3,632,399
   62         117         360         357         8.570%         $30,955            $493,899         1.33         $3,629,979
   63         116         360         356         8.020%         $29,406            $652,844         1.85         $3,583,234
   64         114         360         354         8.930%         $31,920            $480,044         1.25         $3,649,943
   65         96          300         276         7.690%         $30,056            $764,740         2.12         $3,276,949
   66         119         360         359         8.740%         $29,868            $451,082         1.26         $3,387,414
   67         118         360         358         8.330%         $26,870            $404,273         1.25         $3,202,848
   68         118         360         358         8.590%         $27,136            $410,454         1.26         $3,111,294
   69         117         360         357         8.630%         $27,235            $457,424         1.40         $3,180,462
   70         117         300         297         8.580%         $28,372            $460,984         1.35         $2,875,298
   71         116         300         296         7.810%         $26,575            $556,893         1.75         $2,875,925
   72         108         360         348         8.210%         $26,084            $410,953         1.31         $3,137,686
   73         116         360         356         8.260%         $25,567            $385,180         1.26         $3,062,758
   74         113         360         353         9.220%         $27,897            $438,341         1.31         $3,056,863
   75         117         360         357         8.320%         $25,332            $434,285         1.43         $3,023,024
   76         118         360         358         8.670%         $24,992            $383,618         1.28         $2,909,078
   77         114         360         354         8.410%         $23,258            $372,508         1.33         $2,756,990
   78         116         360         356         8.140%         $22,306            $418,453         1.56         $2,694,967
   79         113         360         353         8.150%         $22,327            $513,979         1.92         $2,698,054
   80         114         360         354         8.880%         $23,482            $366,459         1.30         $2,694,342
   81         113         360         353         8.640%         $22,392            $337,872         1.26         $2,614,604
   82         113         360         353         8.370%         $20,702            $335,359         1.35         $2,463,196
   83         118         360         358         8.410%         $20,589            $521,965         2.11         $2,440,385
   84         118         360         358         8.100%         $20,000            $391,291         1.63         $2,423,065
   85         117         360         357         8.380%         $20,531            $326,242         1.32         $2,439,798
   86         113         360         353         8.660%         $20,482            $371,350         1.51         $2,388,301
   87         113         360         353         8.760%         $20,473            $327,106         1.33         $2,370,770
   88         116         360         356         8.140%         $18,589            $302,056         1.35         $2,245,806
   89         114         360         354         8.790%         $19,739            $301,111         1.27         $2,278,907
   90         119         360         359         8.270%         $17,311            $254,179         1.22         $2,071,828
   91         119         360         359         8.310%         $15,865            $257,781         1.35         $1,893,393
   92         116         360         356         7.670%         $14,573            $438,381         2.51         $1,821,082
   93         113         360         353         8.690%         $16,040            $235,271         1.22         $1,866,388
   94         119         360         359         8.910%         $16,223            $234,662         1.21         $1,856,913
   95         118         360         358         8.890%         $15,934            $232,672         1.22         $1,826,870
   96         116         360         356         8.420%         $15,265            $247,015         1.35         $1,808,185
   97         119         360         359         7.920%         $13,108            $285,105         1.81         $1,608,284
   98         113         360         353         7.820%         $12,261            $399,438         2.71         $1,516,971
   99         114         360         354         8.720%         $12,584            $185,510         1.23         $1,459,920
   100        114         360         354         8.240%         $11,334            $235,069         1.73         $1,359,663
   101        117         360         357         8.450%         $11,481            $228,693         1.66         $1,357,591
   102        115         360         355         9.130%         $12,210            $189,758         1.30         $1,377,896
   103        117         360         357         8.620%          $9,329            $138,348         1.24         $1,090,202

              115         329         317         8.153%                                            1.53X


                     CUT-OFF
MORTGAGE   BALLOON    DATE       APPRAISED     VALUATION
LOAN NO.     LTV      LTV          VALUE         DATE      LARGEST TENANT(8)                                            % NSF
------------------------------------------------------------------------------------------------------------------------------
    1       40.0%    45.6%     $125,000,000   08/31/2000    NAP                                                           NAP
    2       54.0%    59.7%      $47,550,000   03/20/2000    NAP                                                           NAP
    3       62.8%    69.0%      $35,500,000   06/14/2000    Triboro, Inc.                                               36.3%
    4       50.3%    64.7%      $36,800,000   08/18/2000    Young & Rubicam                                             64.8%
    5       46.8%    57.2%      $41,000,000   02/04/2000    Brio Technology, Inc.                                      100.0%
    6        9.6%    20.9%     $102,000,000   07/27/2000    Amcon                                                        5.9%
    7       42.2%    51.8%      $40,500,000   07/26/2000    SC - Budget & Control Board                                 34.2%
    8       42.2%    47.2%      $39,900,000   09/08/2000    NAP                                                           NAP
    9       66.5%    73.4%      $24,500,000   05/23/2000    Vons Companies, Inc.                                        29.9%
   10        0.0%    45.5%      $39,000,000   08/07/2000    Home Depot U.S.A. Inc.                                      28.8%
   11       60.9%    68.4%      $22,900,000   08/11/2000    U.S. West, Inc.                                             20.8%
   12       52.1%    57.9%      $25,870,000   06/22/2000    Cinemark                                                    14.0%
   13       48.3%    58.9%      $25,000,000   08/09/2000    Loehmann's Store                                             9.4%
   14       56.7%    64.6%      $20,800,000   08/11/2000    Government Printing Office                                  35.5%
   15       62.5%    68.6%      $19,500,000   05/06/2000    Vantas Meridian                                             27.2%
   16       66.0%    72.9%      $15,750,000   04/06/2000    Epitaxx                                                     36.3%
   17       67.9%    75.3%      $15,200,000   05/09/2000    Technicolor                                                100.0%
   18       49.1%    50.5%      $22,200,000   01/24/2000    NAP                                                           NAP
   19       45.8%    54.1%      $20,200,000   08/10/2000    Linens 'n Things, Inc.                                      47.3%
   20       59.8%    70.0%      $15,500,000   08/08/2000    Open Text                                                   15.1%
   21       44.0%    53.7%      $20,000,000   03/17/2000    Acta, Inc.                                                 100.0%
   22       66.7%    73.9%      $14,350,000   04/20/2000    Enron Communications                                        77.5%
   23       64.9%    73.9%      $13,900,000   08/14/2000    Raley's                                                     53.4%
   24       53.8%    60.3%      $16,900,000   08/11/2000    Ames Store                                                  28.5%
   25       69.3%    75.7%      $12,650,000   06/09/2000    Gigante USA, Inc.                                           46.7%
   26       60.0%    73.7%      $12,500,000   08/07/2000    Milliman & Robertson, Inc                                   21.1%
   27       61.8%    68.1%      $13,500,000   03/29/2000    Polarome International, Inc.                               100.0%
   28       54.7%    59.6%      $15,000,000   06/07/2000    GE Energy Products, Inc.                                    45.3%
   29       57.4%    66.6%      $13,200,000   07/12/2000    NAP                                                           NAP
   30       40.8%    45.5%      $18,450,000   07/12/2000    John Wiley and Sons, Inc.                                   25.3%
   31       58.2%    70.9%      $11,710,000   04/10/2000    NAP                                                           NAP
   32       64.8%    73.0%      $10,200,000   06/13/2000    NAP                                                           NAP
   33       70.4%    77.9%       $9,500,000   07/15/2000    Mazella Wire Rope & Sling Company                           56.9%
   34       57.9%    69.1%      $10,700,000   07/01/2000    Specialty Toner Corporation                                 29.3%
   35       38.9%    55.5%      $13,300,000   04/20/2000    Informatica Corporation                                    100.0%
   36       46.9%    53.8%      $13,500,000   08/11/2000    Key Corporate Capital Inc.                                  20.8%
   37       41.7%    50.4%      $14,000,000   02/07/2000    Viking Freight                                             100.0%
   38       47.4%    57.5%      $12,150,000   04/04/2000    Simmons Company                                            100.0%
   39       48.9%    54.5%      $12,800,000   01/14/2000    Jerry Leigh of CA, Inc.                                    100.0%
   40       67.0%    74.2%       $8,286,000   07/20/2000    NAP                                                           NAP
   41       66.4%    73.5%       $7,600,000   03/10/2000    Kelco Industries, Inc.                                      65.5%
   42       68.9%    75.4%       $7,400,000   06/21/2000    Drug Emporium                                               28.8%
   43       63.3%    69.9%       $7,970,000   10/29/1999    Bamco, LLC                                                   8.8%
   44       48.6%    59.2%       $9,100,000   05/25/2000    California Eastern Laboratories, Inc.                      100.0%
   45       42.1%    46.9%      $11,300,000   07/12/2000    Princeton Storage Specialist, Inc.                          28.3%
   46       60.3%    66.7%       $7,800,000   07/31/2000    NAP                                                           NAP
   47       54.1%    59.5%       $8,700,000   11/30/1999    Contiki US Holdings                                         11.1%
   48       60.8%    67.1%       $7,600,000   07/12/2000    Infineon Technologies North America Corp.                   19.8%
   49       38.4%    53.7%       $9,300,000   07/01/2000    Hoechst Celanese Corporation (Redi-L-Corporalior)           51.1%
   50       56.7%    63.9%       $7,800,000   03/24/2000    American Freightways                                       100.0%
   51       66.5%    74.8%       $6,650,000   12/29/2000    Miro Weiner & Kramer                                        56.8%
   52       46.0%    55.2%       $8,100,000   01/14/2000    Super Foodtown/ Francis Markets Ltd.                        51.7%
   53       67.4%    74.1%       $6,000,000   05/30/2000    Restoration Hardware, Inc.                                  43.9%
   54       70.2%    77.0%       $5,600,000   02/25/2000    Office Depot                                               100.0%
   55       55.0%    60.5%       $7,100,000   06/26/2000    Applied Communications, Inc                                100.0%
   56       58.6%    64.5%       $6,620,000   03/13/2000    Earl's Restaurant Inc.                                      34.0%
   57       46.4%    61.7%       $6,700,000   11/15/1999    NAP                                                           NAP
   58       64.6%    70.9%       $5,700,000   04/11/2000    Aaron Rents                                                 34.3%
   59       61.9%    69.6%       $5,800,000   01/20/2000    Room & Board                                               100.0%
   60       66.3%    74.5%       $5,400,000   02/24/2000    NAP                                                           NAP
   61       60.5%    66.6%       $6,000,000   06/15/2000    Nautical Acquisitions Corporation                           28.6%
   62       62.6%    68.9%       $5,800,000   05/25/2000    Warner Bros. Publications                                  100.0%
   63       36.6%    40.7%       $9,800,000   03/20/2000    Townsend & Townsend & Crew                                 100.0%
   64       68.5%    74.7%       $5,330,000   02/29/2000    TUSA Office Solutions, Inc.                                100.0%
   65       46.8%    55.7%       $7,000,000   08/14/2000    NAP                                                           NAP
   66       65.1%    73.0%       $5,200,000   07/09/2000    Applied Graphics Technologies, Inc.                         57.1%
   67       68.1%    75.5%       $4,700,000   07/25/2000    Tight Bolt, Inc.                                            21.4%
   68       59.8%    67.2%       $5,200,000   06/13/2000    Santa Clara Warehouses                                     100.0%
   69       62.4%    68.5%       $5,100,000   04/21/2000    Triangle Electronics                                        63.1%
   70       57.5%    69.8%       $5,000,000   03/20/2000    Liberty Mutual                                             100.0%
   71       47.1%    57.2%       $6,100,000   05/05/2000    Pier One Imports                                            39.6%
   72       62.8%    69.2%       $5,000,000   08/04/1999    Rodman Publishing                                           37.5%
   73       67.3%    74.6%       $4,550,000   05/23/2000    Corlund Electronics, Inc.                                  100.0%
   74       65.5%    72.5%       $4,670,000   12/15/2000    NAP                                                           NAP
   75       63.0%    69.7%       $4,800,000   04/27/2000    Staples, Inc.                                               63.3%
   76       65.7%    72.2%       $4,425,000   07/05/2000    Atlanta Bread Company                                       16.5%
   77       59.9%    66.1%       $4,600,000   02/01/2000    Orthopedic Associates                                       25.5%
   78       51.8%    57.6%       $5,200,000   03/30/2000    CR Textiles, Inc.                                          100.0%
   79       37.5%    41.5%       $7,200,000   01/17/2000    ITT Industries, Inc.                                       100.0%
   80       60.7%    66.3%       $4,440,000   02/11/2000    Gold's Gym                                                  76.9%
   81       65.4%    71.6%       $4,000,000   02/16/2000    Delivery Point Services, Inc.                              100.0%
   82       71.4%    78.7%       $3,450,000   02/21/2000    NAP                                                           NAP
   83       30.9%    34.1%       $7,900,000   06/07/2000    Enterprise Products Company                                 89.6%
   84       59.1%    65.8%       $4,100,000   05/25/2000    Barnes & Noble Booksellers, Inc.                            45.6%
   85       55.4%    61.3%       $4,400,000   05/14/2000    Battelle Memorial Institute                                 37.6%
   86       43.8%    48.0%       $5,450,000   10/18/1999    Robert E. Bayley Construction                               12.6%
   87       65.9%    72.0%       $3,600,000   12/28/1999    Federated Distribution Service, Inc.                       100.0%
   88       65.1%    72.3%       $3,450,000   04/20/2000    Mattress Firm                                               20.8%
   89       67.0%    73.3%       $3,400,000   03/01/2000    Arinc Incorporated                                          29.1%
   90       72.1%    79.9%       $2,875,000   08/07/2000    NAP                                                           NAP
   91       64.2%    71.1%       $2,950,000   05/15/2000    Food Lion LLC                                               70.5%
   92       35.4%    39.7%       $5,150,000   05/03/2000    Kabuto, Inc.                                                13.2%
   93       59.3%    64.9%       $3,150,000   02/08/2000    Keenan, Hopkins, Schmidt & Stowell Contractors              35.6%
   94       68.4%    74.8%       $2,715,000   07/19/2000    Adkins Paving & Grading                                     13.7%
   95       63.5%    69.5%       $2,875,000   06/28/2000    Coors Ceramicon Designs, Ltd.                              100.0%
   96       68.2%    75.3%       $2,650,000   05/01/2000    Michaels Stores, Inc.                                      100.0%
   97       46.0%    51.4%       $3,500,000   07/24/2000    NAP                                                           NAP
   98       31.6%    35.3%       $4,800,000   01/14/2000    Iron Mountain                                              100.0%
   99       69.5%    76.2%       $2,100,000   03/08/2000    NetStar Wire & Cable                                        28.2%
   100      44.9%    49.8%       $3,025,000   02/24/2000    Eckerd Corporation/Eckerd Drug Store                       100.0%
   101      56.6%    62.4%       $2,400,000   05/22/2000    Dept. of Human Resources/Child Support Enforcement          32.7%
   102      61.2%    66.5%       $2,250,000   02/24/2000    Rockland Chemical Co.                                       50.0%
   103      68.1%    74.9%       $1,600,000   06/06/2000    Atlanta Bread Company International Inc.                    52.5%

            52.2%    60.8%



MORTGAGE
LOAN NO.  SECOND LARGEST TENANT(8)                                     % NSF  THIRD LARGEST TENANT(8)
------------------------------------------------------------------------------------------------------------------------------------
    1     NAP                                                           NAP   NAP
    2     NAP                                                           NAP   NAP
    3     Carrier Logistics, Inc.                                     29.4%   Preferred Freezer Services, Inc.
    4     International Merchandising Corp.                           18.6%   ABC Inc.
    5     NAP                                                           NAP   NAP
    6     Amcon                                                        3.5%   Alan Taylor
    7     SC - Dept. of Commerce                                      13.9%   Affinity Technology
    8     NAP                                                           NAP   NAP
    9     Michael's                                                   12.0%   American Drug Stores, Inc.
   10     Kroger                                                      16.6%   Rhodes Furniture
   11     Spectrum Science                                             7.6%   Abu Dhabi International
   12     Nordstrom Rack                                              13.2%   Michael's
   13     Old Navy                                                     8.9%   Bed Bath & Beyond
   14     Government Printing Office                                  31.6%   Cortez III Service Corp.
   15     Sun Microsystems, Inc.                                      27.0%   First Sierra Financial, Inc.
   16     Rhein Chemie Corporation                                    36.0%   Educational Testing Service
   17     NAP                                                           NAP   NAP
   18     NAP                                                           NAP   NAP
   19     Ross Stores, Inc.                                           35.1%   Bank of America
   20     Eastern Michigan University                                 11.2%   First Michigan Title
   21     NAP                                                           NAP   NAP
   22     Tommie Vaughn Ford                                          11.9%   Gruma Corp. (Mission Foods)
   23     Shell Oil                                                    8.7%   Bully's Sports Bar & Grill
   24     County Market                                               22.7%   Staples
   25     Office Depot, Inc.                                          24.9%   Fashion Bug #3433, Inc.
   26     PF Laboratories                                             18.5%   First Institute Securities Corp
   27     NAP                                                           NAP   NAP
   28     Stewart & Stevenson Services, Inc.                          37.8%   Amcare Healthplans of Texas, Inc.
   29     NAP                                                           NAP   NAP
   30     Cary Compounds, LLC                                         14.6%   Anixter, Inc.
   31     NAP                                                           NAP   NAP
   32     NAP                                                           NAP   NAP
   33     The A W Fenton Co, Inc.                                     43.1%   NAP
   34     Mahaffy & Harder Engineering Company                        21.0%   Ingersoll-Dresser Pump Company
   35     NAP                                                           NAP   NAP
   36     Kimball Office Furniture                                    14.3%   Technical Development Corp
   37     NAP                                                           NAP   NAP
   38     NAP                                                           NAP   NAP
   39     NAP                                                           NAP   NAP
   40     NAP                                                           NAP   NAP
   41     Dover Elevator Company                                      21.1%   The County of Union
   42     Spalding Steakhouse, Inc.                                    7.6%   Spalding Woods Shoes, Inc.
   43     Globe Furniture Rental, Inc.                                 8.1%   G.E. Richards Graphics Supply
   44     NAP                                                           NAP   NAP
   45     Sunshine Bouquet Co.                                        25.1%   USCO/Inc.
   46     NAP                                                           NAP   NAP
   47     JRS Research Laboratories, Inc.                             10.5%   Accredited Home Lenders
   48     Trans Martial Arts & Fitness                                11.6%   Colorado Restaurant Concepts
   49     Delta Cooling Towers, Inc.                                  18.2%   Satellite Glass Corp.
   50     NAP                                                           NAP   NAP
   51     Landon Development                                          14.4%   McDonnell, Conley, Arslanian
   52     Family Dollar Stores of NJ, Inc.                             9.0%   Eckerd Drug
   53     Salomon Smith Barney                                        12.0%   Content Prose, LLC
   54     NAP                                                           NAP   NAP
   55     NAP                                                           NAP   NAP
   56     ICON Laser Eye                                              25.2%   Sacchi
   57     NAP                                                           NAP   NAP
   58     Security Link                                               28.0%   HealthCare Serv
   59     NAP                                                           NAP   NAP
   60     NAP                                                           NAP   NAP
   61     Arguss Communications Group, Inc.                            7.9%   Southtrust Bank
   62     NAP                                                           NAP   NAP
   63     NAP                                                           NAP   NAP
   64     NAP                                                           NAP   NAP
   65     NAP                                                           NAP   NAP
   66     The Sutherland Group, Ltd.                                  42.9%   NAP
   67     Green Backs, Inc.                                           21.2%   Hollywood Entertainment Corporation
   68     NAP                                                           NAP   NAP
   69     Clean Room Products                                         36.9%   NAP
   70     NAP                                                           NAP   NAP
   71     Sprint PCS                                                  16.2%   Dentalco Modern Dental
   72     Alexander Hamilton Institute                                15.8%   Carpenter Environmental
   73     NAP                                                           NAP   NAP
   74     NAP                                                           NAP   NAP
   75     Bank of America                                              7.4%   AllTel Celular One
   76     Tijuana Joe's                                               14.7%   Papa's Hair & Body Works
   77     Home Health Services                                        15.7%   Dr. Russell, Healy, & Kuhn
   78     NAP                                                           NAP   NAP
   79     NAP                                                           NAP   NAP
   80     Blockbuster Video                                           13.0%   El Polo Loco
   81     NAP                                                           NAP   NAP
   82     NAP                                                           NAP   NAP
   83     Wheatstone Investments, Inc.                                 9.5%   NAP
   84     Stern Altoona Enterprises, Inc.                             42.1%   Iron City Bagels, Inc.
   85     Maryland Kidney Stone Center                                12.3%   Lake Falls Financial
   86     Proxymed Inc.                                               12.6%   Anna's Linen Company
   87     NAP                                                           NAP   NAP
   88     Streets of New York                                         16.3%   Jenny Craig
   89     Joe Blow T's Inc.                                           28.3%   ASCR -Association of Specialists in Cleaning &
                                                                                Restoration
   90     NAP                                                           NAP   NAP
   91     Blockbuster, Inc.                                           16.3%   Mr. Haralambos Ouzounidis
   92     Factory Mattress & Waterbed                                  7.7%   CSJ Incorporated
   93     Environmental Resources Management, Southeast, Inc.         30.9%   Clark Construction Group, Inc.
   94     Digital Dimension Stone Corporation                         13.7%   Robert Chappell
   95     NAP                                                           NAP   NAP
   96     NAP                                                           NAP   NAP
   97     NAP                                                           NAP   NAP
   98     NAP                                                           NAP   NAP
   99     Bleu Water Co.                                              13.3%   McGill Airflow Corp.
   100    NAP                                                           NAP   NAP
   101    Primary Medical Care, PC & Southside Orthopedic Clinic, PC  24.5%   Georgia Peachtree Blimpee Leasing Ventures, Inc.
   102    Warshauer Electric Supply Co.                               50.0%   NAP
   103    Southtrust Bank, N.A.                                       28.0%   Atlanta Batteries, L.L.C.


                                             CAPITAL                        INITIAL CAPITAL    MONTHLY CAPITAL
                   INSURANCE      TAX      EXPENDITURE       TI/LC           EXPENDITURE        EXPENDITURE         CURRENT CAPITAL
MORTGAGE             ESCROW      ESCROW       ESCROW         ESCROW             ESCROW            ESCROW              EXPENDITURE
LOAN NO.   % NSF    REQUIRED    REQUIRED    REQUIRED(9)    REQUIRED(10)      REQUIREMENT(11)   REQUIREMENT(12)    ESCROW BALANCE(13)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    1        NAP       No         No            No             No                $0.00             $0.00                 $0.00
    2        NAP       No         Yes           No             No                $0.00             $0.00                 $0.00
    3      17.7%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
    4      13.5%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
    5        NAP       No         No            No             No                $0.00             $0.00                 $0.00
    6       3.4%       No         Yes           No             No                $0.00             $0.00                 $0.00
    7       7.0%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
    8        NAP       No         No            No             No                $0.00             $0.00                 $0.00
    9       9.7%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   10      13.6%       No         No            No             No                $0.00             $0.00                 $0.00
   11       6.7%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   12      11.2%       No         No            No             No                $0.00             $0.00                 $0.00
   13       7.2%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   14       6.3%       No         Yes           No             No                $0.00             $0.00                 $0.00
   15      13.3%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   16      27.7%      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   17        NAP      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   18        NAP      Yes         Yes           No             No                $0.00             $0.00                 $0.00
   19       9.3%       No         Yes           No             No                $0.00             $0.00                 $0.00
   20       7.9%       No         Yes           No             No                $0.00             $0.00                 $0.00
   21        NAP       No         No            No             No                $0.00             $0.00                 $0.00
   22       6.8%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   23       5.6%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   24      11.1%       No         Yes           No             No                $0.00             $0.00                 $0.00
   25       8.3%      Yes         Yes          Yes             Yes               $0.00           $880.00               $880.00
   26      14.2%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   27        NAP       No         Yes          Yes             No                $0.00         $2,304.33             $4,608.66
   28       8.2%      Yes         Yes          Yes             Yes          $25,000.00         $2,935.63            $30,871.26
   29        NAP       No         Yes          Yes             No            $1,405.00         $1,405.00             $1,405.00
   30      10.5%       No         Yes           No             No                $0.00             $0.00                 $0.00
   31        NAP       No         Yes          Yes             No                $0.00         $2,458.00             $2,458.00
   32        NAP       No         Yes          Yes             No           $60,250.00        $10,824.68            $32,474.74
   33        NAP      Yes         No            No             Yes               $0.00             $0.00                 $0.00
   34      18.5%       No         No            No             Yes               $0.00             $0.00                 $0.00
   35        NAP       No         No            No             No                $0.00             $0.00                 $0.00
   36      14.3%       No         Yes           No             No                $0.00             $0.00                 $0.00
   37        NAP       No         No            No             No                $0.00             $0.00                 $0.00
   38        NAP       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   39        NAP      Yes         Yes          Yes             No           $62,500.00             $0.00            $62,500.00
   40        NAP      Yes         Yes           No             No                $0.00             $0.00                 $0.00
   41       5.7%      Yes         Yes          Yes             Yes               $0.00         $1,161.91             $4,674.64
   42       6.5%      Yes         Yes          Yes             Yes          $16,187.00         $1,389.70            $17,576.70
   43       5.5%      Yes         Yes          Yes             Yes           $2,278.25         $2,278.25            $25,060.75
   44        NAP       No         No            No             No                $0.00             $0.00                 $0.00
   45       7.2%       No         Yes           No             No                $0.00             $0.00                 $0.00
   46        NAP      Yes         Yes          Yes             No                $0.00         $4,166.00                 $0.00
   47       8.7%      Yes         Yes          Yes             Yes               $0.00         $1,372.00            $12,389.89
   48       9.4%      Yes         Yes          Yes             No                $0.00           $713.00               $713.00
   49      14.7%       No         No            No             No                $0.00             $0.00                 $0.00
   50        NAP       No         No            No             Yes               $0.00             $0.00                 $0.00
   51      14.3%       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   52       8.8%       No         No            No             No                $0.00             $0.00                 $0.00
   53      11.8%      Yes         Yes          Yes             Yes          $49,450.00           $590.23            $50,630.46
   54        NAP      Yes         Yes           No             No                $0.00             $0.00                 $0.00
   55        NAP      Yes         Yes          Yes             Yes           $1,666.67         $1,666.67             $3,333.34
   56      21.9%       No         Yes          Yes             Yes             $441.18           $441.18             $1,323.54
   57        NAP      Yes         Yes          Yes             No                $0.00           $533.33             $4,816.74
   58      21.1%      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   59        NAP       No         Yes          Yes             No           $70,300.00             $0.00            $70,897.85
   60        NAP       No         Yes          Yes             No            $3,700.00         $2,800.00            $11,200.00
   61       7.9%      Yes         Yes          Yes             Yes               $0.00         $1,066.00             $3,198.00
   62        NAP      Yes         Yes          Yes             Yes               $0.00         $3,000.00             $9,000.00
   63        NAP      Yes         Yes           No             No                $0.00             $0.00                 $0.00
   64        NAP      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   65        NAP      Yes         Yes          Yes             No           $85,000.00             $0.00            $91,167.19
   66        NAP      Yes         Yes          Yes             Yes               $0.00         $1,000.00             $1,000.00
   67      13.7%      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   68        NAP      Yes         Yes          Yes             Yes          $76,340.00           $840.00            $76,340.00
   69        NAP      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   70        NAP       No         Yes          Yes             Yes             $410.83           $410.83               $410.83
   71      15.0%      Yes         Yes          Yes             No                $0.00           $316.00             $1,264.00
   72       9.1%      Yes         Yes          Yes             Yes          $69,510.00           $689.58            $79,219.76
   73        NAP      Yes         Yes           No             No                $0.00             $0.00                 $0.00
   74        NAP      Yes         Yes          Yes             No                $0.00           $580.00             $2,320.00
   75       7.4%      Yes         Yes          Yes             No                $0.00           $466.20             $1,398.60
   76      10.3%      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   77      11.2%      Yes         Yes          Yes             No                $0.00           $661.30             $3,967.80
   78        NAP       No         No            No             No                $0.00             $0.00                 $0.00
   79        NAP      Yes         Yes          Yes             Yes               $0.00           $831.00             $5,817.00
   80       6.9%      Yes         Yes           No             No                $0.00             $0.00                 $0.00
   81        NAP       No         No           Yes             Yes               $0.00         $1,714.02            $12,024.58
   82        NAP      Yes         Yes          Yes             No                $0.00         $1,791.67             $4,279.28
   83        NAP      Yes         Yes          Yes             No          $451,500.00             $0.00           $451,500.00
   84       6.1%      Yes         Yes          Yes             Yes             $314.83           $314.83               $944.49
   85      10.8%      Yes         Yes          Yes             Yes               $0.00           $644.90             $1,934.70
   86      12.6%      Yes         Yes          Yes             Yes               $0.00         $1,059.00             $7,426.01
   87        NAP      Yes         Yes          Yes             No           $70,137.50         $1,104.45            $77,868.65
   88       8.9%      Yes         Yes          Yes             Yes               $0.00           $218.00               $872.00
   89      11.4%      Yes         Yes          Yes             No                $0.00           $508.70             $3,052.20
   90        NAP      Yes         Yes          Yes             No                $0.00         $1,375.00             $1,375.00
   91       4.4%      Yes         Yes          Yes             No                $0.00           $514.15               $514.15
   92       6.6%       No         Yes           No             No                $0.00             $0.00                 $0.00
   93      21.2%      Yes         Yes          Yes             Yes               $0.00           $333.21               $333.21
   94      10.8%      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   95        NAP       No         No           Yes             Yes          $18,686.00             $0.00            $18,686.00
   96        NAP       No         Yes           No             Yes               $0.00             $0.00                 $0.00
   97        NAP       No         Yes           No             No                $0.00             $0.00                 $0.00
   98        NAP       No         No            No             No                $0.00             $0.00                 $0.00
   99      13.1%      Yes         Yes          Yes             Yes               $0.00           $530.50             $3,183.00
   100       NAP       No         No            No             No                $0.00             $0.00                 $0.00
   101      6.1%      Yes         Yes           No             Yes               $0.00             $0.00                 $0.00
   102       NAP      Yes         Yes          Yes             Yes               $0.00           $322.00             $1,610.00
   103     19.5%      Yes         Yes          Yes             Yes              $61.94            $61.94               $247.76

                     29.4%       73.5%        25.6%           57.4%      $1,065,139.20        $58,273.19         $1,198,768.78



                   INITIAL TI/LC                    MONTHLY TI/LC              CURRENT TI/LC          INTEREST
  MORTGAGE           ESCROW                            ESCROW                     ESCROW              ACCRUAL
  LOAN NO.        REQUIREMENT(14)                 REQUIREMENT(15)                BALANCE(16)          METHOD
-----------------------------------------------------------------------------------------------------------------------
      1                       $0                           $0.00                         $0       Actual/Actual
      2                       $0                           $0.00                         $0         Actual/360
      3                 $200,000                       $5,000.00                   $210,000         Actual/360
      4               $2,360,844                           $0.00                         $0           30/360
      5                       $0                           $0.00                         $0           30/360
      6                       $0                           $0.00                         $0           30/360
      7                 $100,000                           $0.00                   $100,000           30/360
      8                       $0                           $0.00                         $0       Actual/Actual
      9                   $5,900                       $5,900.00                    $17,700         Actual/360
     10                       $0                           $0.00                         $0       Actual/Actual
     11                 $525,000                           $0.00                         $0           30/360
     12                       $0                           $0.00                         $0         Actual/360
     13                 $125,000                           $0.00                   $125,000           30/360
     14                       $0                           $0.00                         $0           30/360
     15                 $346,612                       $5,000.00                   $362,190         Actual/360
     16                       $0                       $2,951.00                    $11,804         Actual/360
     17                  $75,000                           $0.00                    $75,000         Actual/360
     18                       $0                           $0.00                         $0           30/360
     19                       $0                           $0.00                         $0           30/360
     20                       $0                           $0.00                         $0           30/360
     21                       $0                           $0.00                         $0           30/360
     22               $1,122,829                           $0.00                 $1,127,985           30/360
     23               $2,035,000                           $0.00                         $0           30/360
     24                       $0                           $0.00                         $0           30/360
     25                 $157,225                       $1,400.00                   $158,625         Actual/360
     26                 $500,000                           $0.00                   $261,543           30/360
     27                       $0                           $0.00                         $0         Actual/360
     28                       $0                      $10,417.00                    $20,834         Actual/360
     29                       $0                           $0.00                         $0           30/360
     30                       $0                           $0.00                         $0         Actual/360
     31                       $0                           $0.00                         $0           30/360
     32                       $0                           $0.00                         $0           30/360
     33                 $530,000                           $0.00                         $0         Actual/360
     34                       $0                       $2,500.00                     $2,500         Actual/360
     35                       $0                           $0.00                         $0           30/360
     36                       $0                           $0.00                         $0           30/360
     37                       $0                           $0.00                         $0           30/360
     38                  $12,500                      $12,500.00                    $50,036         Actual/360
     39                       $0                           $0.00                         $0         Actual/360
     40                       $0                           $0.00                         $0         Actual/360
     41                       $0                      $12,000.00                         $0         Actual/360
     42                 $300,000                       $2,500.00                   $302,500         Actual/360
     43                   $4,557                       $4,556.50                    $50,122         Actual/360
     44                       $0                           $0.00                         $0           30/360
     45                       $0                           $0.00                         $0         Actual/360
     46                       $0                           $0.00                         $0         Actual/360
     47                       $0                       $5,375.00                    $48,539         Actual/360
     48                       $0                           $0.00                         $0         Actual/360
     49                       $0                           $0.00                         $0         Actual/360
     50                       $0                      $16,000.00                         $0           30/360
     51                 $325,000                           $0.00                         $0           30/360
     52                       $0                           $0.00                         $0         Actual/360
     53                       $0                       $1,250.00                     $2,500         Actual/360
     54                       $0                           $0.00                         $0         Actual/360
     55                 $353,000                       $3,000.00                   $356,000         Actual/360
     56                   $1,250                       $1,250.00                     $1,250         Actual/360
     57                       $0                           $0.00                         $0         Actual/360
     58                       $0                       $1,000.00                     $4,000         Actual/360
     59                       $0                           $0.00                         $0         Actual/360
     60                       $0                           $0.00                         $0           30/360
     61                       $0                       $3,730.00                    $11,190         Actual/360
     62                 $100,000                      $20,000.00                         $0         Actual/360
     63                       $0                           $0.00                         $0         Actual/360
     64                       $0                       $1,500.00                     $9,009         Actual/360
     65                       $0                           $0.00                         $0         Actual/360
     66                 $300,000                           $0.00                         $0           30/360
     67                       $0                       $2,085.00                     $4,170         Actual/360
     68                       $0                       $4,000.00                         $0           30/360
     69                       $0                       $4,200.00                    $12,600         Actual/360
     70                   $4,126                       $4,126.02                     $4,126           30/360
     71                       $0                           $0.00                         $0         Actual/360
     72                       $0                       $2,200.00                    $22,000         Actual/360
     73                       $0                           $0.00                         $0         Actual/360
     74                       $0                           $0.00                         $0           30/360
     75                       $0                           $0.00                         $0         Actual/360
     76                       $0                         $725.00                     $1,450         Actual/360
     77                       $0                           $0.00                         $0         Actual/360
     78                       $0                           $0.00                         $0         Actual/360
     79                       $0                       $2,500.00                         $0         Actual/360
     80                       $0                           $0.00                         $0         Actual/360
     81                       $0                       $2,595.00                    $18,205         Actual/360
     82                       $0                           $0.00                         $0         Actual/360
     83                       $0                           $0.00                         $0         Actual/360
     84                     $787                         $787.00                     $2,361         Actual/360
     85                       $0                       $2,100.00                     $6,300         Actual/360
     86                       $0                       $4,950.00                    $34,711         Actual/360
     87                       $0                           $0.00                         $0         Actual/360
     88                       $0                         $850.00                     $3,400         Actual/360
     89                       $0                           $0.00                         $0         Actual/360
     90                       $0                           $0.00                         $0         Actual/360
     91                       $0                           $0.00                         $0         Actual/360
     92                       $0                           $0.00                         $0         Actual/360
     93                       $0                         $777.50                       $778         Actual/360
     94                  $25,300                       $1,000.00                     $1,000         Actual/360
     95                       $0                           $0.00                         $0         Actual/360
     96                       $0                       $2,000.00                     $8,000         Actual/360
     97                       $0                           $0.00                         $0         Actual/360
     98                       $0                           $0.00                         $0         Actual/360
     99                       $0                       $1,300.00                     $7,800         Actual/360
     100                      $0                           $0.00                         $0         Actual/360
     101                 $30,000                           $0.00                         $0         Actual/360
     102                      $0                       $1,500.00                         $0         Actual/360
     103                    $250                         $250.00                     $1,000         Actual/360

                   $9,540,179.52                     $155,775.02              $3,436,228.01



                                    PREPAYMENT CODE(18)
MORTGAGE      ---------------------------------------------------------------------      YM          ADMINISTRATIVE    MORTGAGE
LOAN NO.      SEASONING(17)      LO     DEF   DEF/YM1  YM2    YM1   YM0.75     OPEN   FORMULA(19)    COST RATE(20)     LOAN NO.
---------------------------------------------------------------------------------------------------------------------------------
    1              27            58                                    58        4        A                 4.27          1
    2               6            30     86                                       4                          6.27          2
    3               2            26     90                                       4                          6.27          3
    4              12            48                           126                6        B                11.27          4
    5               2            26     90                                       4                          6.27          5
    6              79           120                           117                3        C                11.27          6
    7               1            25     91                                       4                          6.27          7
    8              37            65                            70                3        D                 4.27          8
    9               2            26     90                                       4                          6.27          9
   10              55            67                     60     58                2        E                 4.27         10
   11              12            60                            57                3        B                11.27         11
   12               2            26     90                                       4                          6.27         12
   13              21            48                            68                4        F                11.27         13
   14              22            60                            57                3        G                11.27         14
   15               3            27     89                                       4                          6.27         15
   16               4            28     88                                       4                          6.27         16
   17               4            28     88                                       4                          6.27         17
   18               6            30               86                             4        H                 6.27         18
   19              38            60                            57                3        I                11.27         19
   20              15            60                            57                3        J                11.27         20
   21               5            29     87                                       4                          6.27         21
   22               4            36                            81                3        B                11.27         22
   23              37            60                            57                3        K                11.27         23
   24              32            60                            57                3        L                11.27         24
   25               1            25     91                                       4                          6.27         25
   26              23            48                            68                4        M                11.27         26
   27               2            26     90                                       4                          6.27         27
   28               2            26     90                                       4                          6.27         28
   29               2            60                            57                3        B                11.27         29
   30               1            25     91                                       4                          6.27         30
   31               4            48                            69                3        B                11.27         31
   32               1            60                            57                3        B                11.27         32
   33               0            24     92                                       4                          6.27         33
   34               1            25     91                                       4                          6.27         34
   35               2            26     90                                       4                          6.27         35
   36              33            48                            69                3        N                11.27         36
   37               6            30     86                                       4                          6.27         37
   38               3            27     89                                       4                          6.27         38
   39               6            30                            86                4        H                 6.27         39
   40               1            25     91                                       4                          6.27         40
   41               4            28     88                                       4                          6.27         41
   42               1            25     91                                       4                          6.27         42
   43              10            34     82                                       4                          6.27         43
   44               3            27     89                                       4                          6.27         44
   45               1            25     91                                       4                          6.27         45
   46               0            24     92                                       4                          6.27         46
   47               9            33     83                                       4                          6.27         47
   48               1            25     91                                       4                          6.27         48
   49               1            25     91                                       4                          6.27         49
   50               5            29     87                                       4                          6.27         50
   51               7            60                            57                3        B                11.27         51
   52               6            30     86                                       4                          6.27         52
   53               2            26     90                                       4                          6.27         53
   54               6            30     86                                       4                          6.27         54
   55               1            25     91                                       4                          6.27         55
   56               5            60                            57                3        B                11.27         56
   57               9            33     72                                       4                          6.27         57
   58               4            28     88                                       4                          6.27         58
   59               7            31    109                                       4                          6.27         59
   60               7            60                            57                3        B                11.27         60
   61               3            27     89                                       4                          6.27         61
   62               3            27     89                                       4                          6.27         62
   63               4            28     88                                       4                          6.27         63
   64               6            30     86                                       4                          6.27         64
   65              24            60                            57                3        B                11.27         65
   66               1            25     91                                       4                          6.27         66
   67               2            26     90                                       4                          6.27         67
   68               2            60                            57                3        B                11.27         68
   69               3            27     89                                       4                          6.27         69
   70               3            60                            56                4        B                11.27         70
   71               4            28     88                                       4                          6.27         71
   72              12            36     80                                       4                          6.27         72
   73               4            28     88                                       4                          6.27         73
   74               7            60                            57                3        B                11.27         74
   75               3            27     89                                       4                          6.27         75
   76               2            26     90                                       4                          6.27         76
   77               6            30     86                                       4                          6.27         77
   78               4            28     88                                       4                          6.27         78
   79               7            31     85                                       4                          6.27         79
   80               6            30     86                                       4                          6.27         80
   81               7            31     85                                       4                          6.27         81
   82               7            31     85                                       4                          6.27         82
   83               2            26     90                                       4                          6.27         83
   84               2            26     90                                       4                          6.27         84
   85               3            27     89                                       4                          6.27         85
   86               7            31     85                                       4                          6.27         86
   87               7            31     85                                       4                          6.27         87
   88               4            28     88                                       4                          6.27         88
   89               6            30     86                                       4                          6.27         89
   90               1            25     91                                       4                          6.27         90
   91               1            25     91                                       4                          6.27         91
   92               4            28     88                                       4                          6.27         92
   93               7            31     85                                       4                          6.27         93
   94               1            25     91                                       4                          6.27         94
   95               2            26     90                                       4                          6.27         95
   96               4            28     88                                       4                          6.27         96
   97               1            25     91                                       4                          6.27         97
   98               7            31     85                                       4                          6.27         98
   99               6            30     86                                       4                          6.27         99
   100              6            30     86                                       4                          6.27         100
   101              3            27     89                                       4                          6.27         101
   102              5            29     87                                       4                          6.27         102
   103              3            27     89                                       4                          6.27         103


FOOTNOTES TO APPENDIX II

1 "PCF", "JHREF" and "NM" denote Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc. and The Northwestern Mutual Life Insurance Company, respectively, as Sellers.

2 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. For the hospitality property, "Percent Leased" was determined based on certain Operating Statements provided by the Borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

3 Mortgage Loan Nos. 38, Simmons Mattress Warehouse, 66, 155 Bellwood Drive and 70, Premier Corporate Center II, are subject to a ground lease on the subject properties. However, in each case, as the fee-owner has subjected its interest to the mortgage, the loans are disclosed as fee loans.

4 The Cut-off Date is October 1, 2000 for any Mortgage Loan that has a due date on the first day of each month. For purposes of the information contained in this Term Sheet, we present the loans as if scheduled payments due in October 2000 were due on October 1, 2000, not the actual day which such scheduled payments were due. The Mortgage Loans generally have a due date on the 1st of the month, except Mortgage Loan Nos. 17, Technicolor, 47, Stadium Towers Center and 96, Grand Prairie Tech Center, which are due on the 3rd of the month, Mortgage Loan Nos. 78, East Ana Building and 85, Lake Falls Professional Center, which are due on the 5th of the month, and Mortgage Loan No. 8, Pinnacle at Squaw Peak, which is due on the 15th of the month.

         With respect to Mortgage Loan No. 6, The Pennsylvania Building, the Borrower currently holds $4,500,000 in subordinate debt. Additionally, the Borrower has the right to obtain additional secondary financing, secured by the property, upon the satisfaction of certain conditions, which include without limitation that upon the placement of the secondary financing the property will have a combined maximum of $5,000,000 of secondary financing and a combined minimum DSCR of 1.25x.

         With respect to Mortgage Loan No. 19, Woodman Plaza, the borrower has granted a second mortgage to the Small Business Administration (SBA) in the original amount of $1.5 million. The terms for this subordinate loan include an interest rate of 4% per annum, a monthly payment of $9,720 and a 20-year term. In addition, the borrower has granted a subordinate mortgage to the Community Redevelopment Agency of the City of Los Angeles, CA securing a loan of $250,000.

         With respect to Mortgage Loan No. 70, Premier Corporate Center II, there is an existing unsecured loan in the amount of $1,670,000 made by Frank L. Ciminelli to the fee owner of the Mortgaged Property and evidenced by a promissory note dated June 23, 1999. Frank L. Ciminelli is the guarantor of the non-recourse carveouts and environmental indemnitor for the mortgage loan with JHREF. Frank L. Ciminelli entered into a subordination and standstill agreement with JHREF regarding this unsecured financing.

         With respect to Mortgage Loan No. 13, Loehmann's Five Points Plaza, the Borrower has a one time right to obtain additional secondary financing, secured by the property, upon the satisfaction of certain conditions, which include without limitation that upon the placement of the secondary financing the property will have a combined minimum DSCR of 1.35x.

         With respect to Mortgage Loan No. 24, Frederick Shopping Center, the Borrower has the right to obtain additional secondary financing, secured by the property, upon the satisfaction of certain conditions, which include without limitation that upon the placement of the secondary financing the property will have a combined minimum DSCR of 1.30x.

         With respect to Mortgage Loan Nos. 4, 825 Seventh Avenue, 11, 1020 19th Street, 14, Laurel 1 & 3, 22, Corporate Centre Shephard, 23, Galena Junction Shopping Center, 26, Three Garrett Mountain, 36, 30 Federal Street, 65, Comfort Inn and 70, Premier Corporate Center II, the Borrower currently has or has the right in the future to obtain secondary financing, not secured by the property.

         With respect to Mortgage Loan No. 21, 1667 Plymouth Street, the Borrower has assigned to Lender directly and absolutely the proceeds in the event Borrower is entitled to draw upon the Cash Deposit of $165,000 or Letter of Credit of $825,000, in whole or in part, in accordance with the terms of the ACTA lease. Borrower shall deliver the proceeds to the Lender upon such receipt.

         With respect to Mortgage Loan Nos. 30, Southview II Industrial Park, and 45, Southview I Industrial Park, within 90 days of the closing (which occurred on August 15, 2000), the borrower may transfer the property to an entity controlled by the Crow Family Holdings Industrial Limited Partnership, provided that the purchaser assumes the obligations under the loan documents, lender approves the purchaser and a 0.25% assumption fee is paid to the lender.

5 The "First Payment Date" represents the date of the first payment of principal and interest, except for Mortgage Loan Nos. 8, Pinnacle at Squaw Peak, 10, Cross Creek Retail, 18, Latitudes at the Moors, 19, Woodman Plaza, and 22, Corporate Center Shepherd, for which the identified dates represent the date of the first full payment of interest only for each Mortgage Loan. However, Mortgage Loan Nos. 8, 10 and 19 since began making principal and interest payments on 10/15/1999, 1/1/1997 and 9/1/1998, respectively.

FOOTNOTES TO APPENDIX II


6 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance for such loans will be longer.

7 The following Mortgage Loans currently require monthly payments of interest-only (I/O) until they begin to amortize according to the below schedule; the indicated DSCR for such loans reflects current scheduled payments of interest-only:

         Mortgage
           Loan
            No.      Property Name                     Start Date of P & I        Monthly Debt Service    Amortization Term Basis
         ---------------------------------------------------------------------------------------------------------------------------
            18       Latitudes at the Moors                5/1/2007                   $81,324.41              360
            22       Corporate Center Shepherd             7/1/2001                   $81,354.63              360

8 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the subject property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the subject property.

9 For "Capital Expenditure Escrow Required" identified as "Yes," collections may occur at one-time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such Mortgage Loan and/or may not be replenished after a release of funds.

10 For "TI/LC Escrow Required" identified as "Yes," collections may occur at one-time or be ongoing. The weighted average percentage of Mortgaged Loans disclosed as having TI/LC cash or letter of credit balances in place considers only Mortgage Loans on commercial-type properties, excluding multifamily, assisted living, mobile home park, hospitality and self storage Mortgage Loans.

11 "Initial Capital Expenditures Escrow Requirement" indicates the amount or, in certain cases, a letter of credit amount, deposited at loan closing.

12 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such Mortgage Loan (see Footnote 11 above). In certain instances, the amount of the escrow may be capped or collected only for certain periods of time, including Mortgage Loans Nos. 62, Warner Bros. Publications Warehouse, and 89, Cloverleaf Business Park Building. With respect to Mortgage Loan No. 81, Delivery Point Services, the Monthly Capital Expenditure Escrow Requirement may decrease to $918.23 per month once the borrower has replaced chillers and cooling towers, as described in the physical condition report by EMG.

13 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the October, 2000 due dates for PCF-originated Mortgage Loans, and as of August 5, 2000 for JHREF-originated Mortgage Loans. In certain cases, the balances include collections for deferred maintenance.

14 "Initial TI/LC Escrow Requirement" indicates the amount or, in certain cases, a letter of credit balance, deposited at loan closing.

15 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such Mortgage Loan (see Footnote 10 above). In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions, including Mortgage Loan Nos. 3, Southridge Woods Apartment Complex, 9, Marigold Center, 38, Simmons Mattress Warehouse, 41, Moen Building, 50, American Freightways, 53, The Eisner Building, 61, Bryan Dairy Center, 62, Warner Bros. Publications Warehouse, 64, TUSA Headquarters, 67, West Bench Plaza, 68, 801 Hanna Drive, 69, Ocean Office, 76, Brookside Station Shopping Center, 79, Stanford Telecommunications, 84, Squirrel Hill, 85, Lake Falls Professional Center, 86, Lake Center, 88, Fry's Vineyard Shoppes, 96, Grand Prairie Tech Center and 102, 295 New Road. With respect to Mortgage Loan No. 28, Stewart & Stevenson Building, the monthly TI/LC escrow may be reduced from $10,417/month to $6,250/month upon receipt of a fully executed lease extension from Stewart & Stevenson Services, Inc. at specified terms. With respect to Mortgage Loan No. 95, Coorstek/Tetrafluor, the Borrower shall place any Extraordinary Rental Payments in escrow with Lender immediately upon Borrower's receipt of any such payments, which shall be used to cover the costs of TI/LCs. With respect to Mortgage Loan No. 99, Atlee Commerce Center I, the ongoing monthly escrow of $1,300 will be reduced on 4/1/2005 to $900 on a monthly basis through maturity.

16 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the October, 2000 due dates for PCF-originated Mortgage Loans, and as of August 5, 2000 for JHREF-originated Mortgage Loans.

17 "Seasoning" represents the number of months elapsed from the "First Payment Date" to the Cut-off Date.

18 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1" represents either defeasance or the greater of yield maintenance and 1%. "YM2" represents the greater of yield maintenance and 2%. "YM1" represents the greater of yield maintenance and 1%. "YM0.75" represents the greater of yield maintenance and 0.75%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each Mortgage Loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnote 21 for additional prepayment information.

FOOTNOTES TO APPENDIX II


19 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 14 different Yield Maintenance formulas represented by the loans in the subject Mortgage Loan pool. The different formulas are reference by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L",
         "M" and "N". Summaries for the 14 formulas are listed beginning on page II-10.

20 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest accrual method applicable to each Mortgage Loan.

21 Each of the following Mortgage Loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The amount of the holdback was escrowed, or the letter of credit was established, for each Mortgage Loan at closing. Although Mortgage Loan Nos. 3, 7, 9, 15, 17, 25, 33, 38, 42, 43, 48,
         52, 53, 55, 59, 62, 66, 72 and 101 have certain escrows or LOCs that do not have defined Outside Dates for Release, their loan balances may be prepaid if the associated conditions are not achieved per agreement terms, or upon an event of default. Although generally the Mortgage Loans prohibit voluntary partial prepayment, the following Mortgage Loans may require partial prepayments:

                                                                                      Escrowed
                                                                                     Holdback or                        Prepayment
        Mtg.                                                                          Letter of       Outside Date       Premium
        Loan                                                                        Credit Initial     for Release      Provisions
        No.     Property Name     Release Conditions                                   Amount
        ----------------------------------------------------------------------------------------------------------------------------
          3     Twin County        Borrower furnishes to Lender written                $200,000            N/A            Yield
                Building           disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, a fully executed
                                   lease(s) acceptable to Lender and lessee's
                                   estoppel certificate. Lender has inspected
                                   or waived right to inspection. Borrower will
                                   furnish the agreement with the broker/agent
                                   and an estoppel certificate(s) for Leasing
                                   Commissions.

                                   Borrower shall furnish evidence of case closure     $187,500            N/A            Yield
                                   by New Jersey Department of Environmental                                           Maintenance
                                   Protection (I.e. No further Action Letter,
                                   Negative Declaration, etc.).

          7     Affinity Office    Borrower furnishes to Lender written                $100,000            N/A            Yield
                Building           disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, a fully executed
                                   lease(s) acceptable to Lender for the space
                                   occupied by Safety Kleen for a term of not
                                   less than 5 years and at a rate averaging at
                                   least $14 per square foot, lessee's estoppel
                                   certificate and certificate of occupancy.
                                   Lender has inspected or waived right to
                                   inspection. Borrower will furnish the
                                   agreement with the broker/agent and an
                                   estoppel certificate(s) for Leasing
                                   Commissions.

FOOTNOTES TO APPENDIX II

                                                                                      Escrowed
                                                                                     Holdback or                        Prepayment
        Mtg.                                                                          Letter of       Outside Date       Premium
        Loan                                                                        Credit Initial     for Release      Provisions
        No.     Property Name     Release Conditions                                   Amount
        ----------------------------------------------------------------------------------------------------------------------------
          9     Marigold Center    Borrower furnishes to Lender written                $5,900             N/A            Yield
                                   disbursement request, lien waivers, title                                          Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, a fully executed
                                   lease(s) acceptable to Lender and lessee's
                                   estoppel certificate. Lender has inspected
                                   or waived right to inspection. Borrower will
                                   furnish the agreement with the broker/agent
                                   and an estoppel certificate(s) for Leasing
                                   Commissions.

          15    Crossroads I       Borrower furnishes to Lender written               $346,612            N/A            Yield
                Office Building    disbursement request, lien waivers, title                                          Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, a fully executed
                                   lease(s) acceptable to Lender, lessee's
                                   estoppel certificate and Lucent Technology
                                   has taken occupancy and commenced paying
                                   rent. Lender has inspected or waived right
                                   to inspection. Borrower will furnish the
                                   agreement with the broker/agent and an
                                   estoppel certificate(s) for Leasing
                                   Commissions.

          17    Technicolor        Borrower furnishes to Lender written                $75,000             N/A           Yield
                                   disbursement request, lien waivers, title                                          Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, fully executed
                                   lease(s) acceptable to Lender, lessee's
                                   estoppel certificate and a certificate of
                                   occupancy. Lender has inspected or waived
                                   right to inspection.

          25    Covina             Borrower furnishes to Lender written                $71,500          8/1/2001         Yield
                Marketplace        disbursement request, lien waivers, title                                          Maintenance
                                   endorsement, evidence that the Remediation
                                   Work has been completed in accordance with
                                   all permits, bonds, licenses, approvals
                                   required by law, and a statement from an
                                   architect, contractor or engineering
                                   consultant as to the cost of the Remediation
                                   Work. Lender has inspected or waived right
                                   to inspection.

FOOTNOTES TO APPENDIX II

                                                                                      Escrowed
                                                                                     Holdback or                        Prepayment
        Mtg.                                                                          Letter of       Outside Date       Premium
        Loan                                                                        Credit Initial     for Release      Provisions
        No.     Property Name     Release Conditions                                   Amount
        ----------------------------------------------------------------------------------------------------------------------------
          25    Covina             Borrower furnishes to Lender written                $157,225            N/A            Yield
                Marketplace        disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                (continued)        completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, a fully executed
                                   lease(s) acceptable to Lender and lessee's
                                   estoppel certificate. For Improvements over
                                   $25,000 per tenant, Lender has inspected or
                                   waived right to inspection. Borrower will
                                   furnish the agreement with the broker/agent
                                   and an estoppel certificate(s) for Leasing
                                   Commissions.

          28    Stewart &          Borrower furnishes to Lender written                 $25,000         12/1/2001         Yield
                Stevenson          disbursement request, lien waivers, title                                           Maintenance
                Building           endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

          33    Sky Park I & II    Letter of Credit can be released all or in          $530,000            N/A            Yield
                                   part upon inspection and approval of tenant                                         Maintenance
                                   improvements, cost certification from an
                                   architect, contractor or engineering
                                   consultant, title endorsement, lien waivers,
                                   property occupancy equaling 95%, DSCR being
                                   equal to or exceeding 1.20x, approval of
                                   leases by Lender, receipt of certificate of
                                   occupancy, and statement from broker for
                                   leasing commissions.

          38    Simmons Mattress   Borrower furnishes to Lender written                 $12,500            N/A            Yield
                Warehouse          disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, a fully executed
                                   lease(s) acceptable to Lender and lessee's
                                   estoppel certificate. Lender has inspected
                                   or waived right to inspection. Borrower will
                                   furnish the agreement with the broker/agent
                                   and an estoppel certificate(s) for Leasing
                                   Commissions.

          39    Jerry Leigh        Borrower furnishes to Lender written                 $62,500         11/1/2000         Yield
                Building           disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate and a copy of
                                   certificate of occupancy. Lender has
                                   inspected or waived right to inspection.

FOOTNOTES TO APPENDIX II

                                                                                      Escrowed
                                                                                     Holdback or                        Prepayment
        Mtg.                                                                          Letter of       Outside Date       Premium
        Loan                                                                        Credit Initial     for Release      Provisions
        No.     Property Name     Release Conditions                                   Amount
        ----------------------------------------------------------------------------------------------------------------------------
          42    Spalding Woods     Borrower furnishes to Lender written               $16,187          7/1/2001          Yield
                Village Shopping   disbursement request, lien waivers, title                                          Maintenance
                Center             endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

                                   Borrower furnishes to Lender written               $300,000            N/A            Yield
                                   disbursement request, lien waivers, title                                          Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, a fully executed
                                   lease(s) acceptable to Lender and lessee's
                                   estoppel certificate. Lender has inspected
                                   or waived right to inspection. Borrower will
                                   furnish the agreement with the broker/agent
                                   and an estoppel certificate(s) for Leasing
                                   Commissions.

          43    Quantum Place      In connection to Tenant Improvements,               $4,557             N/A            Yield
                                   Borrower furnishes to Lender written                                               Maintenance
                                   disbursement request, lien waivers, title
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   architect's certificate, fully executed
                                   leases, lessee's estoppel certificate(s) and
                                   a certificate of occupancy. Leasing
                                   commissions, require Borrower to furnish
                                   Lender a copy of the agreement with broker
                                   or agent and estoppel certificate. Lender
                                   has inspected or waived right to inspection.

                                   Borrower furnishes to Lender written                 $2,278            N/A            Yield
                                   disbursement request, lien waivers, title                                          Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with al permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

          47    Stadium Towers     Borrower furnishes to Lender written                $37,383         12/1/2000         Yield
                Center             disbursement request, lien waivers, title                                          Maintenance
                                   endorsement, estoppel certificate(s),
                                   Lender's receipt of a certificate of
                                   occupancy and proof that consecutive monthly
                                   rental payments have commenced.

          48    Meadow View        Borrower provides proof that the Premises is        $200,000           N/A            Yield
                Village            at least 90% leased by leases approved by                                          Maintenance
                                   the Lender, the annual Net Operating Income
                                   equals or exceeds 1.25 times the annual debt
                                   service, the Lender has received lessee's
                                   estoppels from the tenants, and it is after
                                   June 30, 2005.

FOOTNOTES TO APPENDIX II

                                                                                      Escrowed
                                                                                     Holdback or                        Prepayment
        Mtg.                                                                          Letter of       Outside Date       Premium
        Loan                                                                        Credit Initial     for Release      Provisions
        No.     Property Name     Release Conditions                                   Amount
        ----------------------------------------------------------------------------------------------------------------------------
          52    Neptune City       Borrower furnishes written disbursement             $125,000            N/A            Yield
                Shopping Center    request, lien waivers for environmental                                             Maintenance
                                   monitoring, title endorsements, a written
                                   report from Birdsall Engineering, Inc.,
                                   evidence that the work has been completed,
                                   paid invoices and applicable reports, and a
                                   Negative Declaration or a No Further Action
                                   Letter. Lender has inspected or waived
                                   right to inspection.

          53    The Eisner         Borrower furnishes Lender with written               $49,450            N/A            Yield
                Building           disbursement request, lien waivers for                                              Maintenance
                                   completed tenant improvements for Salomon
                                   Smith Barney Inc., lessee's estoppel
                                   certificate for the improved space, the
                                   lessee's unconditional acceptance of the
                                   improvements and commencement of monthly
                                   rental payments.

          55    Applied            Borrower furnishes to Lender written                  $3,000            N/A            Yield
                Communications     disbursement request, lien waivers, title                                           Maintenance
                Building           endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, a fully executed
                                   lease(s) acceptable to Lender and lessee's
                                   estoppel certificate. Lender has inspected
                                   or waived right to inspection. Borrower will
                                   furnish the agreement with the broker/agent
                                   and an estoppel certificate(s) for Leasing
                                   Commissions.

                                   Borrower furnishes to Lender written                  $1,667            N/A            Yield
                                   disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

                                   As it relates to Tenant Improvements and             $350,000           N/A            Yield
                                   Leasing Commissions for Applied                                                     Maintenance
                                   Communications, Inc., Borrower furnishes to
                                   Lender written disbursement request, lien
                                   waivers, title endorsement, evidence that
                                   the work has been completed in accordance
                                   with all permits, bonds, licenses, approvals
                                   required by law, an architect's certificate,
                                   a fully executed lease(s) acceptable to
                                   Lender and lessee's estoppel certificate.
                                   Lender has inspected or waived right to
                                   inspection. Borrower will furnish the
                                   agreement with the broker/agent and an
                                   estoppel certificate(s) for Leasing
                                   Commissions.

FOOTNOTES TO APPENDIX II

                                                                                      Escrowed
                                                                                     Holdback or                        Prepayment
        Mtg.                                                                          Letter of       Outside Date       Premium
        Loan                                                                        Credit Initial     for Release      Provisions
        No.     Property Name     Release Conditions                                   Amount
        ----------------------------------------------------------------------------------------------------------------------------
          59    Room & Board       Borrower furnishes to Lender written                $70,300          2/1/2001          Yield
                Store              disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

                                   Letter of Credit to be held as additional           $50,000             N/A            Yield
                                   collateral for the term of the mortgage.                                            Maintenance

          62    Warner Bros.       Borrower furnishes to Lender written                $100,000            N/A            Yield
                Publications       disbursement request, lien waivers, title                                           Maintenance
                Warehouse          endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, fully executed
                                   lease(s) acceptable to Lender for the entire
                                   space occupied by Warner Bros. Publications,
                                   lessee's estoppel certificate and a
                                   certificate of occupancy. Lender has
                                   inspected or waived right to inspection.

          66    155 Bellwood       Letter of Credit to be held as additional           $300,000            N/A            Yield
                Drive              collateral for the term of the mortgage for                                         Maintenance
                                   tenant improvements and leasing commissions.

          72    Hilltop Ridge      Borrower furnishes to Lender written                $69,510             N/A            Yield
                Corporate Center   disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

          83    Mischer Building   Borrower furnishes to Lender written                $451,500         12/1/2001         Yield
                                   disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

          87    Federated          Borrower furnishes to Lender written                 $70,138          3/1/2001         Yield
                Warehouse          disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

FOOTNOTES TO APPENDIX II

                                                                                      Escrowed
                                                                                     Holdback or                        Prepayment
        Mtg.                                                                          Letter of       Outside Date       Premium
        Loan                                                                        Credit Initial     for Release      Provisions
        No.     Property Name     Release Conditions                                   Amount
        ----------------------------------------------------------------------------------------------------------------------------
          94    Carolina           Borrower furnishes to Lender written                $25,300          1/1/2001          Yield
                Commerce Center    disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   an architect's certificate, and lessee's
                                   estoppel certificate from Adkin's Paving and
                                   Grading. Lender has inspected or waived
                                   right to inspection. Borrower will furnish
                                   the agreement with the broker/agent and an
                                   estoppel certificate(s) for Leasing
                                   Commissions.

          95    Coorstek/          Borrower furnishes to Lender written                $18,686          7/31/2001         Yield
                Tetrafluor         disbursement request, lien waivers, title                                           Maintenance
                                   endorsement, evidence that the work has been
                                   completed in accordance with all permits,
                                   bonds, licenses, approvals required by law,
                                   and an architect's certificate. Lender has
                                   inspected or waived right to inspection.

         101    Jonesboro Village  Letter of Credit to be held as additional           $30,000             N/A            Yield
                Shopping Center    collateral for the term of the mortgage.                                            Maintenance



         Mortgage Loan Nos. 30, Southview II Industrial Park, and 45, Southview I Industrial Park, allow for a future Letter of Credit ("LOC") if the Borrower terminates any lease. The amount of each LOC will be dependent on the respective DSCR excluding the terminated lease. Such LOC may be released upon the satisfaction of certain conditions, including the re-leasing of the associated space at market rental rates with a term of not less than three years, along with receipt of fully executed lease and estoppel from the tenant. If such conditions are not met, the LOC may be used to pay down the loan with a yield maintenance premium.

         All yield maintenance premiums indicated above are to be paid by the Borrower.

FOOTNOTES TO APPENDIX II


A Borrower shall have the right, upon ten (10) days advance written notice, beginning June 1, 2003 of paying this note in full with a prepayment fee. This fee represents consideration to Lender for loss of yield and reinvestment costs. The fee shall be the greater of Yield Maintenance or 0.75% of the outstanding principal balance of this note.

         As used herein, "Yield Maintenance" means the amount, if any, by which

                  (i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the sum of 0.25% and the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity Date) as reported by The Wall Street Journal five business days prior to the date of prepayment; exceeds

                  (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

         If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of 0.25% and the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

         As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note.

         As used herein, "Most Recently Auctioned United States Treasury Obligations" means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

         Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole indebtedness evidenced by this note, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the prepayment fee required under the prepayment in full privilege recited above or, if such prepayment occurs prior to June 1, 2003 and results from an Event of Default followed by an acceleration of the whole indebtedness, then such payment will, to the extent not prohibited by law, include a prepayment fee equal to the greater of Yield Maintenance or 6% of the outstanding principal balance of this note.

         Notwithstanding the above, this note may be prepaid in full at any time, without a prepayment fee, during the last one hundred twenty
         (120) days of the term of this note.

FOOTNOTES TO APPENDIX II


B Prepayment. Except as provided below, Maker may not prepay the loan in whole or in part.

         On or after the end of the 5th* Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

                  (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

                  (b) 1 % of the principal balance of the Note immediately prior to such prepayment.

         All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

         In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

         The loan will be open to prepayment without premium during the last 90** days of the term of the loan.

         If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

         Provided no default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.

         No partial prepayment shall be allowed.***
The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

     * With respect to Mortgage Loan No. 31, Manor at Steeplechase, the loan year is 4.
          With respect to Mortgage Loan No. 22, Corporate Center
          Shepherd, the loan year is 3.

     ** With respect to Mortgage Loan No. 70, Premier Corporate Center, the loan will be open for 120 days.

     *** With respect to Mortgage Loan No. 65, Comfort Inn, no partial prepayment shall be allowed, except to the extent such partial prepayment is the result of Payee's election to require insurance loss proceeds or condemnation awards to be applied to the Debt in accordance with the terms and provisions of the Deed of Trust.

FOOTNOTES TO APPENDIX II


C        (A) On any Installment Payment Date on or after April 1, 2004, or on the first day of any month prior thereto but only as provided in subsection (y) of section 1.3(A) of the Mortgage, upon not less than 30 nor more than 90 days' prior written notice to the Payee, the Maker may, at its option, prepay the entire, (but not less than the entire) aggregate principal amount of this Note and all other notes held by Payee and secured by the Mortgage (this Note and all such other notes being referred to hereinafter collectively as the "Notes"), at the principal amount so prepaid, together with unpaid interest on the Notes accrued to the date fixed for such prepayment, plus a premium, unless all or any part of the principal of the Notes has become due and payable by declaration or acceleration following an Event of Default in which event the premium shall be as provided in subsection (B), equal to the greater of:

          (a) the product obtained by multiplying (x) the difference obtained by subtracting from 9.4301% the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Notes, as such yield rate is reported in the Wall Street Journal or similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Notes and (z) the amount of the then outstanding principal balance of the Notes;. and

          (b) 1% of the then outstanding principal balance of the Notes.

         In addition, on the first day of any of the final three months before maturity of the Notes, upon not less than 30 days' prior written notice, Maker may prepay the entire (but not less than the entire) aggregate principal amount of the Notes at the time outstanding at the principal amount so prepaid, together with unpaid interest on the Notes accrued to the date fixed for such prepayment and together with all other sums due under the Mortgage and all other documents evidencing or securing the Notes or otherwise pertaining thereto, without premium, unless Payee has accelerated following an Event of Default as provided below.

         The entire unpaid and outstanding aggregate principal amount of the Notes shall mature and become due and payable on the date fixed for prepayment, together with the applicable premium and interest accrued and unpaid on such date and together with such other sums payable as provided in the preceding paragraph.

FOOTNOTES TO APPENDIX II


D Borrower shall have the right, upon thirty (30) days advance written notice, beginning March 15, 2003 of paying this note in full with a prepayment fee. This fee represents consideration to Lender for loss of yield and reinvestment costs. The fee shall be the greater of Modified Yield Maintenance or 1% of the outstanding principal balance of this note.

         As used herein, "Modified Yield Maintenance" means the amount, if any, by which

         (i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the sum of .50% and the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity
                  Date) as reported by The Wall Street Journal five business days prior to the date of prepayment; exceeds

         (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

         If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of .50% and the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

         As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note.

         As used herein, "Most Recently Auctioned United States Treasury Obligations" means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

         Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole indebtedness evidenced by this note, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the prepayment fee required under the prepayment in full privilege recited above or, if such prepayment occurs prior to March 15, 2003 and results from an Event of Default followed by an acceleration of the whole indebtedness, then such payment will, to the extent not prohibited by law, include a prepayment fee equal to the greater of Modified Yield Maintenance or 6% of the outstanding principal balance of this note.

         Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents (as defined in the Lien Instrument), this note may be prepaid in full at any time, without a prepayment fee, during the last ninety (90) days of the term of this note.

FOOTNOTES TO APPENDIX II


E        Borrower shall have the right, upon thirty (30) days advance written notice, beginning November 1, 2001 of paying this note in full with a prepayment fee. This fee represents consideration to Lender for loss of yield and reinvestment costs. The fee shall be the greater of Yield Maintenance or 2% of the outstanding principal balance of this note until November 1, 2006 and shall be the greater of Yield Maintenance or 1% of the outstanding principal balance of this note thereafter. As used herein, "Yield Maintenance" means the amount, if any, by which

                  (i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the sum of .50% and the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity Date) as reported by The Wall Street Journal five business days prior to the date of prepayment; exceeds

                  (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

                           If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of .50% and the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

         As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note. As used herein, "Most Recently Auctioned United States Treasury Obligations" means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

         Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole indebtedness evidenced by this note, or a condemnation or sale under threat of condemnation of all or substantially all of the Property, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include a prepayment fee determined as follows: if such prepayment occurs prior to November 1, 2001 and results from an Event of Default followed by an acceleration of the whole indebtedness, such prepayment fee shall be the greater of Full Yield Maintenance (as hereinafter defined) or 6% of the outstanding principal balance of this note; if such prepayment occurs prior to November 1, 2001 and results from a condemnation or sale under threat of condemnation of all or substantially all of the Property, such prepayment fee shall be the greater of Yield Maintenance or 2% of the outstanding principal balance of this note; if such prepayment occurs after November 1, 2006 and results from an Event of Default followed by an acceleration of the whole indebtedness evidenced by this note or a condemnation or sale under threat of condemnation of all or substantially all of the Property, such prepayment fee shall be the greater of Yield Maintenance or 1% of the outstanding principal balance of this note. As used herein, "Full Yield Maintenance" means the amount, if any, by which

                  (i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity Date) as reported by The Wall Street Journal five business days prior to the date of prepayment; exceeds

                  (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

         If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

         Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents (as defined in the Lien Instrument), this note may be prepaid in full at any time, without a prepayment fee, during the last 60 days of the term of this note.

FOOTNOTES TO APPENDIX II


F        There shall be no right to prepay the outstanding principal balance, except that, provided no default exists, the privilege is hereby granted to prepay the entire unpaid principal balance, together with any and all accrued interest due thereon and late charges, on or after January 1, 2003, subject to giving not less than thirty (30) days nor more than ninety (90) days prior written notice of the intent to prepay to the holder of this Note, with the payment of a prepayment premium equal to the greater of (x) the sum obtained by multiplying (a) the outstanding principal balance of the Note at the time of prepayment by (b) the difference obtained by subtracting (i) the current yield on publicly traded United States Treasury securities having the closest matching maturity to the Maturity Date, as published five business days prior to the date of said payment in the Wall Street Journal or other business publication of general circulation designated by holder at its reasonable determination, from
(ii) the interest rate on the Note adjusted to its semi-annual equivalent interest rate of seven and six hundred eighteen-one thousandths percent (7.618%) then (c) multiplying the resulting number by the number of scheduled monthly payments remaining until the Maturity Date divided by twelve (12); or (y) an amount equal to one percent (1%) of the principal balance then outstanding. The loan shall be open to prepayment without premium for the last one hundred twenty
(120) days of the loan term, provided that notice of such prepayment is given at the time and in the manner specified above. In the event that the yield rate on publicly traded United States Treasury securities is not obtainable, then the nearest equivalent issue or index shall be selected, at holder's reasonable determination, to calculate the prepayment premium.

G       Beginning in the sixth (6th) loan Year (as hereinafter defined) and thereafter, the Maker shall have the right and privilege of prepaying the full balance of principal then owing hereunder and accrued interest thereon, together with all other amounts then owing under the Loan Documents, on any date subject to giving not less than thirty (30) nor more than ninety (90) days prior irrevocable written notice to the Noteholder and to payment of a fee (the "prepayment fee" equal to the greater of:


         (i) the product obtained by multiplying (x) the then outstanding principal balance of this note, times (y) the rate representing the difference by which 7.1029% exceeds the yield rate on publicly traded U.S. Treasury Securities having the closest matching maturity date to the Maturity Date (and if there be more than one such obligation, then the average of such yield rates), as such yield rate is reported in the Wall Street Journal five (5) business days prior to the date of said payment (or if not so reported then as reported in another business publication of general circulation selected by the Noteholder in Its sole discretion, or if such yield rate is not so obtainable, then the nearest equivalent rate, issue or index as selected by the Noteholder in its reasonable discretion), times (z) one-twelfth (1/12) of the number of monthly payments remaining until the Maturity Date: or

         (ii) One percent (1%) of the then outstanding principal balance of this note.

         No prepayment. shall be permitted prior to the beginning of the sixth
(6th) loan Year and no partial prepayment. shall be permitted at. any time.

         The term "loan Year' is defined as the twelve (12) month period Commencing with the date on which the first monthly payment of principal and/or interest is due hereunder and each twelve (12) month period thereafter.

         Notwithstanding anything to the contrary contained herein, the Maker may prepay this note in full without payment of a fee on any date during the last ninety (90) days of the term of this note.

FOOTNOTES TO APPENDIX II


H        Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that on any monthly payment due date after the Lockout Date, but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) through (iii) below:

                  (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield) * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

                  (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

                  (iii) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

                  (iv) In the event the loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

I        There shall be no right to prepay the outstanding principal balance, except that, provided no default exists, the privilege is hereby granted to prepay the entire unpaid principal balance, together with any and all accrued interest due thereon and late charges, on or after September 1, 2002, subject to giving not less than thirty (30) days nor more than ninety (90) days prior written notice of the intent to prepay to the holder of this Note, with the payment of a prepayment premium equal to the greater of (x) the sum obtained by multiplying (a) the outstanding principal balance of the Note at the time of prepayment by (b) the difference obtained by subtracting (i) the current yield on publicly traded United States Treasury securities having the closest matching maturity to the Maturity Date, as published five business days prior to the date of said payment in the Wall Street Journal or other business publication of general circulation designated by holder at its reasonable determination, from
(ii) the interest rate on the Note adjusted to its semi-annual equivalent interest rate of eight and five one thousandth percent (8.005%) then (c) multiplying the resulting number by the number of scheduled monthly payments remaining until the Maturity Date divided by twelve (12), or (y) an amount equal to one percent (1%) of the principal balance then outstanding. The loan shall be open to prepayment without premium for the last ninety (90) days of the loan term, provided that notice of such prepayment is given at the time and in the manner specified above. In the event that the yield rate on publicly traded United States Treasury securities is not obtainable, then the nearest equivalent issue or index shall be selected, at holder's reasonable determination, to calculate the prepayment premium

FOOTNOTES TO APPENDIX II


J        Prepayment. Except as provided below, Maker may not prepay the loan in whole or in part.

         On or after the commencement of the 6th Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of: (i) one percent (1%); or (ii) the product of the number of remaining unpaid scheduled monthly payments hereunder between the date of prepayment and the Maturity Date, divided by twelve (12), and multiplied by the difference, if any, by which the semi-annual equivalent rate of interest payable hereunder (i.e., 7.4634%) exceeds the "Yield Rate" of the publicly traded United States Treasury Bond or Note having a maturity date (month and year) closest to (but not earlier than) the Maturity Date, multiplied by the then outstanding principal balance. Maker acknowledges that no partial prepayment shall be allowed.

         The term "Yield Rate" means the yield rate set forth for such publicly traded United States Treasury Bond or Note five (5) business days prior to the date of such prepayment in The Wall Street Journal (or, if The Wall Street Journal for any reason is not published on such date, then any other equivalent index selected by the holder hereof, at the sole reasonable determination of the holder hereof). If more than one such Bond or Note is publicly traded and the respective Yield Rates thereon differ, the highest Yield Rate shall be controlling.

         The loan will be open to prepayment without premium during the last ninety (90) days of the term of the loan.

         If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

         Provided no default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.

         No partial prepayment shall be allowed.

         The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

K        Provided Promisor has notified the holder hereof in writing of such prepayment not less than thirty (30) nor more than ninety (90) days in advance, Promisor may prepay the principal amount of this Note, together with any and all accrued interest and other sums due hereunder or under the Deed of Trust (as hereinafter defined) in full, but not in part, on the first day of any calendar month on or after October 1, 2002; provided, however, that in addition to the principal prepaid and the monthly installment of interest then due, Promisor shall pay a premium equal to the greater of (a) one percent (1%) of the then outstanding principal balance; and (b) the product of (i) the then outstanding principal balance, (ii) an annual rate of interest equal to difference between the Treasury Rate (as hereinafter defined) and 8.393%, (iii) one-twelfth (1/12), and (iv) the number of scheduled monthly payments remaining through and including the Maturity Date. If Promisor prepays this Note pursuant to this paragraph during the ninety (90) day period immediately preceding the Maturity Date, Promisor shall not be required to pay the premium set forth in the preceding sentence. The Treasury Rate shall be the yield rate on publicly traded securities issued by the United States Treasury having the closest matching maturity date to the Maturity Date, as reported in the Wall Street Journal or similar publication of general circulation on the fifth business day preceding the prepayment date. If the above rate is not obtainable, then the Treasury Rate shall be determined by the nearest equivalent issue or index selected by the holder hereof, in its reasonable determination.

         Once Promisor has given notice of an intended prepayment, such election may not be revoked and the entire unpaid balance of this Note shall be due on the date set forth in Promisor's notice as fully as if such date had originally been stated herein as the maturity date hereof. The parties hereto acknowledge that they have agreed on prepayment premiums by negotiation, both parties being represented by counsel. Promisor expressly agrees (a) that the prepayment premiums provided for herein are reasonable, (b) to pay any such premium, even upon acceleration of the obligation hereunder, (c) that there has been consideration given to Promisor in this transaction for such agreement to pay such premiums; and (d) that it shall be estopped hereafter from disputing the validity or reasonableness of the payment premiums set forth herein.

FOOTNOTES TO APPENDIX II


L Beginning in the sixth (6th) Loan Year (as hereinafter defined) and thereafter, the Maker shall have the right and privilege of prepaying the full balance of principal then owing hereunder and accrued interest thereon, together with all other amounts then owing under the Loan Documents, on any date subject to giving not less than thirty (30) nor more than ninety (90) days prior irrevocable written notice to the Noteholder and to payment of a fee (the "Prepayment Fee") equal to the greater of

                  (i) The positive amount, if any, equal to the sum of the present values of all scheduled payments due under this note from the date of prepayment to and including the Maturity Date of the note, minus the principal balance of the note immeditely prior to the date of prepayment. It is understood and agreed that all present values shall be calculated as of the date of prepayment, using a discount rate, compounded monthly, equal to Lender's semi-annual equivalent yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the note as established in The Wall Street Journal or other business publication of general circulation five (5) business days before the date of prepayment; or

                  (ii) One Percent (1%) of the then outstanding principal balance of this note

                  No prepayment shall be permitted prior to the beginning of the sixth (6th) Loan Year and no partial prepayment shall be permitted at any time

                  The term "Loan Year" is defined as the twelve (12) month period commencing with the date on which the first monthly payment of principal and/or interest is due hereunder and each twelve (12) month period thereafter

                  Notwithstanding anything to the contrary contained herein, the Maker may prepay this note in full without payment of a fee on any date during the last ninety (90) days of the term of this note

M        Prepayment. Maker acknowledges that the loan evidenced by this Note was made on the basis and assumption that Payee would receive the payments of principal and interest set forth herein for the full term of this Note. From the date hereof until November 30, 2002, Maker may not prepay, whether by voluntary prepayment, involuntary prepayment or otherwise, the principal sum due hereunder, in whole or in part. On or after December 1, 2002, and upon giving to Payee not less than thirty (30) days, nor more than ninety (90) days' prior written notice, Maker may prepay the entire principal amount of this Note (but not less), together with accrued and unpaid interest on any scheduled payment date, upon payment of a prepayment premium ("Pre-Default Prepayment Premium") equal to the greater of:

         (A) The sum obtained by (x) multiplying the then outstanding principal balance due by the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities (as published in the Wall Street Journal, or other business publication of general circulation, 5 business days prior to the date of such prepayment) having the closest matching maturity date to the maturity date of this Note from the interest rate on this Note adjusted to its semi-annual equivalent rate (7.l54%) times the number of scheduled monthly payments remaining until the final payment date of this Note, divided by 12 and (y) adding an amount equal to one percent (1%) of the then outstanding principal balance due under this Note; or

         (B) One percent (1%) of the then outstanding principal balance due under this Note.

         In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable discretion, and used to calculate the prepayment premium.

         No partial prepayment shall be allowed.

         Notwithstanding the foregoing, no prepayment premium shall be payable in connection with a prepayment occurring (i) on or after July 1, 2008, provided Maker gives Payee the not less than thirty (30) nor more than ninety (90) day written notice provided for above, or (ii) in the event of a casualty or condemnation.

         Maker warrants and represents that this Note is lawfully executed and delivered.

FOOTNOTES TO APPENDIX II


N        Prepayment. The indebtedness evidenced hereby may not be prepaid in whole or in part before February 1, 2002.

         Thereafter, this Note may be prepaid in whole, but not in part, provided that (a) an Event of Default has not occurred hereunder or is not continuing; (b) the Maker gives the Holder no less than thirty (30) days (nor more than ninety (90) days) prior written notice of its intent to prepay, which notice specifies the exact date of prepayment (the "Prepayment Date"); and (c) the Maker pays the following on the Prepayment Date:

         (i) the outstanding principal balance;

         (ii) accrued interest;

         (iii) a prepayment premium equal to the greater of (A) one percent (1%) of the then outstanding principal balance or (B) the positive amount, if any, equal to (a) the sum of the present values of all scheduled payments due under this Note from the date of pre-payment to and including the maturity date of this Note, minus (b) the principal balance of this Note. All present values shall be calculated as of the date of prepayment, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the maturity date of the Note as established in The Wall Street Journal or other business publication of general circulation five (5) business days before the date of pre-payment; provided, however, in the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, in the Holder's reasonable determination, and used to calculate the foregoing prepayment premium.

         (iv) all other sums due under this Note or any other instrument securing the loan.

         Notwithstanding the foregoing, this Note may be prepaid in whole, but not in part, without premium, during the period commencing ninety (90) days prior to the Maturity Date, through the Maturity Date, provided that (a) an Event of Default has not occurred hereunder; (b) the Maker gives the Holder not less than thirty (30) days (nor more than ninety (90) days) prior written notice of its intent to prepay, which notice specifies the Prepayment Date; and (c) the Maker pays on the Prepayment Date the outstanding principal balance, accrued interest and other sums due under this Note or any other instrument securing the loan.

         No partial prepayment shall be allowed

         The Maker's failure to pay all amounts due on the Prepayment Date shall be an Event of Default hereunder unless the Maker notifies the Holder in writing not less than five business days before the Prepayment Date of its revocation of the notice of intention to prepay.

         No prepayment premium shall be due if the mortgagee under the Mortgage requires that insurance proceeds or condemnation awards be applied to payment of the indebtedness evidenced by this Note.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX III
SIGNFICANT LOAN SUMMARIES


LOAN NO. 1 - TOWERS AT PORTSIDE LOAN AND PROPERTY

----------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:              $57,039,856               Property Type:                 Multifamily
Loan Type:                         Principal & Interest      Location:                      Jersey City, NJ
                                   Balloon                   Year Built/Renovated:          1989,1997/1995
Origination Date:                  06/11/1998                Units:                         527
Maturity Date:                     07/01/2008                Cut-Off Date Balance/Unit:     $108,235
Mortgage Rate:                     6.720%                    Appraisal Value:               $125,000,000
Annual Debt Service:               $4,539,180                Cut-Off Date LTV:              45.6%
DSCR:                              2.05x                     Balloon LTV:                   40.0%
Underwritable Cash Flow:           $9,302,167                Percent Leased:                99.4%
Balance at Maturity:               $49,981,549               Percent Leased as of Date:     7/25/2000
----------------------------------------------------------------------------------------------------------------------

THE LOAN

         The Towers at Portside Loan (the "Towers Loan") is secured by a first mortgage on a 527-unit high rise apartment complex located in Jersey City, New Jersey (the "Towers Property"). The Towers Loan was originated by The Northwestern Mutual Life Insurance Company on June 11, 1998.


         THE BORROWER. The borrower is The Towers at Portside Urban Renewal Company, L.L.C. (the "Towers Borrower"), a New Jersey limited liability company. So long as the tax abatement described below under the caption "The Property" is in effect, the formation documents provide that the Towers Borrower can engage in no business other than owning, operating and managing the Towers Property. The Tower Borrower's managing member is the ERP Operating Limited Partnership which owns 99% of the Towers Borrower. The remaining 1% interest of the Towers Borrower is owned by QRS-Towers at Portside, Inc. The ERP Operating Limited Partnership is held by the Equity Residential Properties Trust (92% general partnership interest) and various limited partners (8% interest).

         SECURITY. The Towers Loan is secured by a Mortgage, Security Agreement and Financing Statement, Absolute Assignment of Rents and Leases (With License
Back), UCC Financing Statements and certain additional security documents (the "Towers Financing Documents"). The Mortgage, Security Agreement and Financing Statement is a first lien on the Towers Borrower's fee interest in the Towers Property. The Towers Loan is recourse to the Towers Borrower. The Towers Loan is non-recourse to ERP Operating Limited Partnership subject to certain limited exceptions.

         PAYMENT TERMS. The mortgage rate is fixed at 6.720% per annum. The Towers Loan requires monthly payments of principal and interest of $378,265 until its maturity on July 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Towers Loan accrues interest computed on the basis of the actual number of days elapsed in each accrual period and the actual number of days in the related calendar year.

         PREPAYMENT. Voluntary prepayment is prohibited until June 1, 2003. No prepayment premium is due if the Towers Loan is prepaid within 120 days prior to maturity.

         LATE FEES AND DEFAULT INTEREST. The Towers Loan accrues interest at the mortgage rate plus 5% per annum while the Towers Loan is in default. There are no late fees.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Towers Loan provides that it will become immediately due and payable upon the transfer of the Towers Property or a change in the proportionate ownership of the Towers Borrower, except if resulting from the death or legal incompetency of any individual. A "change in the proportionate ownership" of the Towers Borrower means a change in the ownership of the membership interests in the Towers Borrower.

         ESCROW/RESERVES. There are currently no escrows or reserves. The lender shall have the option in the event of any event of default to require the Towers Borrower to deposit funds to pay real estate taxes and special assessments as they become due.



                                     III-1

         SUBORDINATED/OTHER DEBT. All prior liens and all subordinate mortgage liens are prohibited, other than prior or subordinate liens against personal property to secure the deferred purchase price of such property (or the lease payments thereof) in an aggregate amount not exceeding $600,000, provided that with respect to any such personal property which replaces personal property constituting secured collateral the aggregate cost of such personal property must at all times exceed the amount of such liens by $100,000.


THE PROPERTY

         The Towers Property consists of a Class A 527-unit multi-family apartment complex including approximately 5.36 acres of land. The property is located in Jersey City, New Jersey. Jersey City is located in northern New Jersey across the Hudson River just west of New York City, and the property is located on the waterfront and provides an excellent view of Manhattan for its tenants. Units range in type from studio to three-bedroom apartments, and amenities include a fitness center, indoor children's playroom and tennis courts.


                  Pursuant to the terms of an Amended Financial Agreement, dated as of March 29, 1996 (the "Financial Agreement"), between the Towers Borrower and the city of Jersey City, New Jersey ( "Jersey City"), the Towers Borrower is entitled to a tax abatement, as described below, until September 1, 2007 with respect to the commercial portion of the Towers Property and until September 1, 2022 with respect to the residential portion of the Towers Property.

                  So long as the Towers Borrower is in compliance with the terms of the Financial Agreement and the statute that governs the tax abatement (the "Abatement Law"), the Towers Borrower is not required to pay property taxes on the improvements on the Towers Property. In lieu of paying such property taxes on the Towers Property improvements, the Towers Borrower has agreed to pay Jersey City an annual service charge for municipal services equal to the greater of (i) 15.0% of the annual gross revenues obtained from the Towers Property and
(ii) $500,000 (adjusted annually based upon the inflation rate), plus a surcharge in any year in which the profits related to the Towers Property exceed a base amount. The amount of any property taxes paid by the Towers Borrower on the land constituting the Towers Property can be deducted from the amounts that the Towers Borrower is required to pay to Jersey City under the Financial Agreement. In the event that the Towers Borrower fails to pay amounts required under the Financial Agreement, Jersey City has the right to terminate the Financial Agreement or proceed with a tax lien or tax foreclosure action on the Towers Property.

                  The Towers Borrower has the right to terminate the Financial Agreement at any time without the consent of the lender or Jersey City. In the event that the Financial Agreement is terminated either by Jersey City or by the Towers Borrower, (i) the Towers Borrower will be required to pay Jersey City any amounts owed under the Financial Agreement and pursuant to the Abatement Law and
(ii) the tax abatement will end and the Towers Property will be subject to all taxes generally applicable to property within Jersey City. Such taxes could be substantially higher than the amounts that the Towers Borrower is required to pay under the terms of the Financial Agreement. The requirement to pay higher taxes may result in the Towers Borrower having less funds available to cover debt service on the Towers Loan.

         Potentially hazardous substances were identified at the property which required some removal and monitoring. The borrower has submitted reports to the New Jersey Department of Environmental Protection ("NJDEP") recommending that no further action is necessary. Although the NJDEP has not yet acted on the submissions, a technical consultant has expressed the opinion that the NJDEP is likely to concur that no further action is needed, but that the NJDEP may first require limited confirmatory sampling and possibly some additional covering of a portion of the mortgaged property with clean fill, at total costs estimated to be between $44,600 and $216,680. The related borrower has not been required to establish reserves for the payment of such amounts. We cannot assure you that the technical consultant's cost estimates will not be exceeded or that the NJDEP will concur that no further actions are necessary.

MANAGEMENT

The Equity Residential Properties Trust, an affiliate of the Towers Borrower, or an affiliate thereof is the management and leasing firm of the Towers Property. The Equity Residential Properties Trust is the largest owner and manager of multi-family housing in the United States.




                                     III-2

LOAN NO. 2 - SOUTHRIDGE WOODS LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:         $28,409,446            Property Type:                        Multifamily
Loan Type:                    Principal &            Location:                             South Brunswick,
                              Interest; Balloon                                            NJ
                                                     Year Built/Renovated:                 1997-1999/NA
Origination Date:             3/28/2000              Units:                                648
Maturity Date:                4/1/2010               Cut-Off Date Balance/Unit:            $43,842
Mortgage Rate:                8.270%                 Appraisal Value:                      $47,550,000
Annual Debt Service:          $2,574,142             Cut-Off Date LTV:                     59.7%
DSCR:                         1.59x                  Balloon LTV:                          54.0%
Underwritten Cash Flow:       $4,101,288             Percentage Leased:                    97.4%
Balance at Maturity:          $25,680,177            Percentage Leased as of Date:         7/1/2000

---------------------------------------------------------------------------------------------------------------

THE LOAN

         The Southridge Woods Loan (the "Southridge Woods Loan") is secured by a first mortgage on a apartment complex comprised of 648 units and 538,200 square feet located in South Brunswick, New Jersey (the "Southridge Woods Property"). The Southridge Woods Loan was originated for Principal Commercial Funding, LLC on March 28, 2000.

         THE BORROWER. The borrower is Windsor Associates, a New Jersey general partnership (the "Southridge Woods Borrower"). The four main general partners are Leonard Wilf, Zygmunt Wilf and Mark Wilf, each of whom owns a 22.3% interest in the Southridge Woods Borrower, and Mike Roth who owns a 33.0% interest in the Southridge Woods Borrower.

         SECURITY. The Southridge Woods Loan is secured by a Loan Agreement, Mortgage and Security Agreement, Assignment of Rents and Leases, and certain additional security documents (the "Southridge Woods Financing Documents"). The Mortgage and Security Agreement is a first lien on the Southridge Woods Borrower's fee interest in the Southridge Woods Property. The Southridge Woods Loan is non-recourse to the Southridge Woods Borrower, subject to certain limited exceptions. Leonard Wilf, Zygmunt Wilf, Mark Wilf and Mike Roth have each signed a guaranty of the Southridge Woods Borrower's recourse obligations with respect to fraud, misrepresentation and environmental.

         PAYMENT TERMS. The mortgage rate is fixed at 8.270% per annum. The Southridge Woods Loan requires monthly payments of principal and interest of $214,511.83 until April 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to the maturity date. However, defeasance is permitted any time after the earlier of (i) the date which is two (2) years after the securitization of the Southridge Woods Loan or (ii) the date which is four (4) years after the date of the first principal and interest payment, provided certain conditions in the Southridge Woods Financing Documents are satisfied.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on installments overdue. The Southridge Woods Loan accrues interest at the mortgage rate plus 4% per annum while the Southridge Woods Loan is in default.

         TRANSFER OF PROPERTY OR INTEREST IN THE BORROWER. The Southridge Woods Loan provides that it will become immediately due and payable upon the transfer of the Southridge Woods Property or any ownership interest in the Southridge Woods Borrower, except in connection with any permitted transfer.

Permitted transfers include the following:

         (A) two transfers of the Southridge Woods Property are permitted provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed purchaser, which review and approval shall include, but not be limited to, satisfaction with the proposed purchaser's creditworthiness, financial strength and real estate management and leasing experience as well as the



                                     III-3
                  other security for the Southridge Woods Property Loan, (ii) the lender's receipt of all relevant documentation relating to the proposed transfer including but not limited to documentation regarding the proposed purchaser's status as a special purpose entity and (iii) the lender's receipt of a fee equal to the greater of 1% of the balance of the Southridge Woods Property Loan or $15,000.00;

         (B) transfers of the ownership interests of the Southridge Woods Borrower are permitted provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed transferee, which review and approval shall include, but not be limited to, satisfaction with the proposed transferee's creditworthiness, financial strength and real estate management and leasing experience as well as the other security for the Southridge Woods Property Loan, (ii) the lender's receipt of all relevant documentation relating to the proposed transfer including but not limited to documentation regarding the proposed transferee's status as a special purpose entity and (iii) the lender's receipt of a fee equal to the greater of 1% of the balance of the Southridge Woods Property Loan (which amount is to be prorated based upon the percentage of ownership interests so transferred) or $15,000.00; and

         (C) transfers of existing partnership interests within the Southridge Woods Borrower to other existing partners of the Southridge Woods Borrower or immediate family members of such partners is permitted provided Michael Roth, Leonard Wilf, Zygmunt Wilf and Mark Wilf shall each retain an ownership interest in the Southridge Woods Borrower.

         ESCROW/RESERVES. Monthly escrow deposits for real estate taxes is required.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and other encumbrances are prohibited by the Southridge Woods Financing Documents.

THE PROPERTY

         The Southridge Woods Property is an apartment complex comprised of 648 units and 538,200 square feet located in South Brunswick, New Jersey along Major Road, Route 522 and Lawrence Brook approximately 20 miles south of the Newark Airport. The first phase of 17 buildings was constructed in 1997 and the second phase of 10 buildings was constructed in 1999. The complex offers 300 one bedroom units, 320 two bedroom units and 28 three bedroom units. The buildings are constructed of wood framing with a brick facade and horizontal vinyl siding. The parking ratio is 2.01 parking spaces per square feet. Amenities include a playground, an outdoor pool, a tennis court and a one-story clubhouse with an exercise room. As of July 1, 2000, the Southridge Woods Property was 97.4% leased.

         The Southridge Woods Property contains forty (40) "Mount Laurel" units which are designated for low to moderate income users and regulated by the Township of South Brunswick.

         The Southridge Woods Property is not a separate tax parcel and is assessed by the property taxing authorities with other land and improvements. To mitigate the risks associated with such matters, the Southridge Woods Borrower must make monthly escrow deposits for real estate taxes with the lender for the entire tax parcel.

         Leonard Wilf, Zygmunt Wilf, Mark Wilf and Mike Roth have provided an indemnification to the lender for the payment of real estate taxes on the entire tax parcel. Principal Commercial Funding, LLC also received an opinion from counsel at the closing of the Southridge Woods Loan opining that a foreclosure judgment with respect to the Southridge Woods Property would not violate the New Jersey Municipal Land Use Law (N.J.S.A. 40 55D-1 et seq) provided the foreclosure action was commenced in good faith. Such opinion, however, does not address other land use laws and ordinances potentially affecting the Southridge Woods Property.

MANAGEMENT

         Windsor Associates is the management and leasing firm for the Southridge Woods Property.



                                     III-4

         LOAN NO. 3 - TWIN COUNTY BUILDING LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:         $24,477,507            Property Type:                        Industrial
Loan Type:                    Principal &            Location:                             Edison, NJ
                              Interest; Balloon
                                                     Year Built/Renovated:                 1968,1978,1988/NA
Origination Date:             7/14/2000              Square Footage:                       656,720
Maturity Date:                8/1/2010               Cut-Off Date Balance/Sq. Ft.:         $37
Mortgage Rate:                8.720%                 Appraisal Value:                      $35,500,000
Annual Debt Service:          $2,306,603             Cut-Off Date LTV:                     69.0%
DSCR:                         1.28x                  Balloon LTV:                          62.8%
Underwritten Cash Flow:       $2,946,508             Percentage Leased:                    95.7%
Balance at Maturity:          $22,297,016            Percentage Leased as of Date:         7/12/2000

---------------------------------------------------------------------------------------------------------------

THE LOAN

         The Twin County Building Loan (the "Twin County Building Loan") is secured by a first mortgage on a single story warehouse distribution building comprising 656,720 square feet located in Edison, New Jersey (the "Twin County Building Property"). The Twin County Building Loan was originated for Principal Capital Funding, LLC on July 14, 2000.

         THE BORROWER. The borrower is 145 Talmadge Road, LLC, a New Jersey limited liability company (the "Twin County Building Borrower"). Avraham Avidan, Rosario Coniglo and Donald Schindel each have a 33 1/3% ownership interest in the Twin County Building Borrower. Avraham Avidan is the managing member. The Twin County Building Borrower is a special purpose entity and does not have an independent director in its equity structure.

         SECURITY. The Twin County Building Loan is secured by a Loan Agreement, Mortgage and Security Agreement, Assignment of Rents and Leases, and certain additional security documents (the "Twin County Building Financing Documents"). The Mortgage and Security Agreement is a first lien on the Twin County Building Borrower's fee interest in the Twin County Building Property. The Twin County Building Loan is non-recourse to the Twin County Building Borrower, subject to certain limited exceptions. Avraham Avidan, Rosario Coniglo and Donald Schindel each have signed a guaranty for the Twin County Building Borrower's recourse obligations for fraud, misrepresentation and environmental matters.

         PAYMENT TERMS. The mortgage rate is fixed at 8.720% per annum. The Twin County Building Loan requires monthly payments of principal and interest of $192,216.89 until August 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to the maturity date. However, defeasance is permitted after the earlier of (i) the date which is two (2) years from the date of the securitization of the Twin County Building Loan or (ii) the date which is four
(4) years from the date of the first payment of principal and interest, provided certain conditions of the Twin County Building Loan are satisfied.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on installments overdue. The Twin County Building Loan accrues interest at the mortgage rate plus 4% per annum while the Twin County Building Loan is in default.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Twin County Building Loan provides that it will become immediately due and payable upon the transfer of the Twin County Building Property or any ownership interest in the Twin County Building Borrower, except in connection with any permitted transfer.

Permitted transfers include the following:

         (A) two transfers of the Twin County Building Property are permitted, provided (i) the lender reviews and approves the proposed purchaser which, review and approval shall include, but not be limited to, satisfaction with the proposed purchaser's creditworthiness, financial strength and real estate



                                     III-5
                  management and leasing experience and (ii) payment to lender of a fee equal to the greater of 1% of the balance or $15,000.00;

         (B) a transfer of ownership interests in the Twin County Building Borrower is permitted, provided (i) lender reviews and approves the proposed transferee which review and approval shall include, but not limited to, satisfaction with the proposed transferee's creditworthiness, financial strength and real estate management and leasing experience and (ii) payment to lender of a fee equal to the greater of 1% of the balance of the Twin County Building Loan (which shall be prorated based upon the percentage of ownership interests transferred) or $15,000.00;

         (C) a one time transfer of the Twin County Building Property is permitted provided (i) the purchaser is an entity approved by lender in which (a) Avraham Avidan, Donald Schindel and Rosario Coniglio collectively hold a minimum of 51% controlling ownership interests and (b) all remaining ownership interests are owned by the immediate family members of Avraham Avidan, Donald Schindel and Rosario Coniglio; (ii) Avraham Avidan, Donald Schindel and Rosario Coniglio remain members of such entity's management committee; (iii) Avi Don Management, LLC or a management company acceptable to lender continues to manage the Twin County Building Property; and
                  (iv) Avraham Avidan, Donald Schindel and Rosario Coniglio agree to execute a guaranty for such entity's recourse obligations with respect to fraud, misrepresentation and environmental matters; and

         (D) a transfer of ownership interests in the Twin County Building Borrower to the immediate family members of Avraham Avidan, Donald Schindel and/or Rosario Coniglio or to trusts established for the benefit of such immediate family members is permitted provided (i) Avraham Avidan, Donald Schindel and Rosario Coniglio collectively retain no less than a minimum 51% controlling ownership interest in the Twin County Building Borrower and remain members of the Twin County Building Borrower's management committee; (ii) Avi Don Management, LLC or a management company acceptable to lender continues to manage the Twin County Building Property; and (iii) Avraham Avidan, Donald Schindel and Rosario Coniglio execute a guaranty for the Twin County Building Borrower's recourse obligations with respect to fraud, misrepresentation and environmental matters.

         ESCROW/RESERVES. An escrow in the amount of $200,000 was established at closing for future tenant improvements and leasing commissions along with an obligation on the Twin County Building Borrower to make monthly escrow payments of $5,000.00. When the aggregate escrow balance equals $500,000.00, the Twin County Building Borrower is not obligated to make additional monthly deposits. However, if during the term of the Twin County Building Loan, the escrow balance falls below $500,000.00, additional monthly escrow payments of $5,000.00 must be made until the escrow balance again becomes $500,000.00.

         Monthly escrow payments are required for the payment of real estate taxes.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited by the Twin County Building Financing Documents.

THE PROPERTY

         The Twin County Building Property is a single story warehouse distribution center comprising 656,720 square feet located in Edison, New Jersey within the northern section of Edison Township, Middlesex County at the southeast corner of Talmadge Road and Mack Drive. The Twin County Building Property was constructed in 1968 and 1978, with a 47,558 square foot freezer addition built in 1988. The Twin County Building Property is constructed in steel and concrete with brick exterior and clear heights of 28 to 30 feet. The improvements have a depth of 670 feet with 160 exterior loading bays with lifters and steel doors. Truck turnaround ranges from 130 to 150 feet with a parking ratio of 0.84 parking spaces per 1000 square feet. As of July 12, 2000, the Twin County Building Property was 95.7% leased. The Twin County Building Property is 36.3% leased to Triboro, a grocery wholesaler engaged in the sale and distribution of grocery, dairy and frozen food products with a lease expiration date of August 31, 2007. The two next largest tenants are Carrier Logistics, Inc. (29.4%) which is a distributor of clothing items with a lease expiration date of 9/30/2003, and Preferred Freezer Services, Inc. a grocery wholesaler engaged in the distribution of frozen foods and seafood with a lease expiration date of October 31, 2004.



                                     III-6

         Twelve (12) underground storage tanks have been removed from the Twin County Building Property and all have received a no further action letter from the New Jersey Department of Environmental Protection Agency ("NJDEP") except for one (1) waste oil tank. While such waste oil tank has been removed and all contaminated soils required by NJDEP to be removed have been removed, certain contaminated groundwater remains unremediated. The estimated cost for the existing groundwater remediation is approximately $150,000.00. The Twin County Building Borrower has escrowed $187,500.00 as additional security for this transaction which shall be released upon receipt of a no further action letter from NJDEP. The lender purchased a 15 year, $2,000,000.00 environmental insurance policy from AIG Environmental as additional security for this transaction. This policy has no deductible.

MANAGEMENT

         Avi Don Management is responsible for the management and leasing of the Twin County Building Property. Avi Don Management is owned in part by Avraham Avidan.




                                     III-7

LOAN NO. 4 - 825 SEVENTH AVENUE LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:              $23,802,280                 Property Type:                   Office
Loan Type:                         Principal & Interest;       Location:                        New York, NY
                                   Balloon
Origination Date:                  9/23/1999                   Year Built/Renovated:            1968/1998
Maturity Date:                     10/1/2014                   Net Rentable Square Feet:        164,743
Mortgage Rate:                     8.070%                      Cut-off Date Balance/SF:         $144
Annual Debt Service:               $2,127,313                  Appraised Value:                 $36,800,000
DSCR:                              1.26x                       Cut-off Date LTV:                64.7%
Underwritable Cash Flow:           $2,676,210                  Balloon LTV:                     50.3%
Balance at Maturity:               $18,524,774                 Percent Leased:                  100.0%
                                                               Percent Leased as of Date:       6/01/2000
---------------------------------------------------------------------------------------------------------------

THE LOAN

         The 825 Seventh Avenue Loan (the "825 Seventh Avenue Loan") is secured by a first mortgage on a condominium unit consisting of 8 floors of office space and a storage unit in the basement of a 37 story tower, located in the Borough of Manhattan in New York, New York (the "825 Seventh Avenue Property"). John Hancock Mutual Life Insurance Company (which has changed its name to John Hancock Life Insurance Company) ("JHLICO") originated the 825 Seventh Avenue Loan on September 23, 1999. The 825 Seventh Avenue Loan was sold to JHREF on July 20, 2000.

         THE BORROWER. The borrower in the 825 Seventh Avenue Loan is T53 Condominium, L.L.C., a New York limited liability company (the "825 Seventh Avenue Borrower"). The members of the 825 Seventh Avenue Borrower are 825 Seventh Avenue Holding L.L.C. and Edward J. Minskoff. (the "825 Seventh Avenue Members"). Vornado Realty L.P. is the member of 825 Seventh Avenue Holding L.L.C., and Vornado Realty Trust is the general partner of Vornado Realty L.P.

         SECURITY. The 825 Seventh Avenue Loan is secured by a first mortgage contained in a Consolidation, Extension and Modification Agreement and certain additional security documents (the "825 Seventh Avenue Financing Documents"). The mortgage is a first lien on the 825 Seventh Avenue Borrower's fee interest in the 825 Seventh Avenue Property. The 825 Seventh Avenue Loan is non-recourse, subject to certain limited exceptions. As units in a condominium, the security is subject to the terms of the condominium documents, including rights and obligations relating to casualty loss and condemnation. The 825 Seventh Avenue Borrower has certain voting rights in the ownership organization of the condominium. The units encumbered by the mortgage are entitled to less than 50% of the voting rights in the condominium

         PAYMENT TERMS. The mortgage rate is fixed at 8.070%. The 825 Seventh Avenue Loan requires monthly payments of principal and interest of $177,276.06 until its maturity on October 1, 2014, at which time all unpaid principal and accrued but unpaid interest is due. The 825 Seventh Avenue Loan accrues interest computed on the basis of twelve 30-day months and a 360-day year.

         PREPAYMENT. The 825 Seventh Avenue Loan may be prepaid in whole, but not in part, with at least 30 days, but not more than 90 days, prior written notice on or after November 1, 2003. No Prepayment Premium is due if the 825 Seventh Avenue Loan is prepaid within 180 days prior to maturity.

         If there is an event of default on or after November 1, 2003, payment of a premium calculated in the manner set forth above is required. If there is an event of default prior to November 1, 2003 and the lender accelerates the 825 Seventh Avenue Loan, the 825 Seventh Avenue Borrower must pay a Prepayment Premium calculated on the basis of the greater of (i) a yield maintenance premium calculated by reference to U.S. Treasury obligations plus 50 basis points and (ii) 10% of the then outstanding principal balance of the note.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments if not paid in full within 5 days of the due date. The 825 Seventh Avenue Loan accrues interest at 12.07% per annum while the 825 Seventh Avenue Loan is in default.



                                     III-8

         TRANSFER OF PROPERTY OR INTERESTS IN THE BORROWER. The 825 Seventh Avenue Loan becomes immediately due and payable upon the transfer of the 825 Seventh Avenue Property except for the one time right to transfer the 825 Seventh Avenue Property upon payment of an assumption fee of 1% of the then unpaid principal balance, if among other things, (i) there is no event of default; (ii) Lender reasonably approves the transferee's financial capacity, creditworthiness, experience in owning and managing property similar to the 825 Seventh Avenue Property; and (iii) the transferee assumes The 825 Seventh Avenue Loan.

         The 825 Seventh Avenue Financing Documents permit transfers by the 825 Seventh Avenue Members to other members holding membership interests, if there are no events of default. Edward J. Minskoff may transfer interests to his (i) immediate family members, (ii) employees of Edward J. Minskoff Equities, Inc.,
(iii) trusts for the benefit of those family members or employees or (iv) entities wholly owned and controlled by them ("Minskoff Related Entities"), as long as Edward J. Minskoff Equities, Inc. or another property management company reasonably acceptable to lender is managing the 825 Seventh Avenue Property and there is no event of default. Transfers of certain interests in 825 Seventh Avenue Holding L.L.C., Vornado Realty Trust or Vornado Realty L.P. are permitted, as long as either (1) after the transfer, 51% of the interests in the entity in which interests are transferred is still controlled and owned, directly or indirectly, by specified related entities of Vornado Realty Trust or Vornado Realty L.P. or (2) Edward J. Minskoff Equities, Inc. or another property management company reasonably acceptable to lender is managing the 825 Seventh Avenue Property.

         ESCROW/RESERVES. There is a tax escrow reserve in place for the 825 Seventh Avenue Loan, which requires monthly deposits in an amount sufficient to pay taxes and other charges when due. There is no requirement for an insurance reserve unless default has occurred or insurance premiums are not paid in full.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness or encumbrances of the 825 Seventh Avenue Property are prohibited.

THE PROPERTY

         The 825 Seventh Avenue Property is a condominium unit consisting of 8 floors of office space and a storage unit in the basement containing 164,743 square feet of net rentable area in a 37 story tower. The upper 28 stories of the building contain residential units, which are not part of the security for the 825 Seventh Avenue Loan. The building also has a retail unit and garage unit. The 825 Seventh Avenue Property was 100% occupied as of June 1, 2000. Three tenants occupy the security for the 825 Seventh Avenue Loan, the largest of which is Young & Rubicam occupying 106,832 square feet of office space and 5,000 square feet of the storage space.

         Contractual lease expirations during the loan term are as follows:
22,196 square feet (13%) in 2003, 111,832 square feet (68%) in 2010, and 30,715 square feet (19%) in 2013. As of June 1, 2000, the average rent was $29.02 per square foot.

MANAGEMENT

         The 825 Seventh Avenue Property is managed by Edward J. Minskoff Equities, Inc. (the "825 Seventh Avenue Property Manager"). According to information supplied by the 825 Seventh Avenue Borrower, the 825 Seventh Avenue Property Manager is an affiliate of the 825 Seventh Avenue Borrower and manages approximately 4 million square feet of commercial space.




                                     III-9

LOAN NO. 5 - TASMAN CORPORATE CENTER LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:         $ 23,453,008           Property Type:                        Office
Loan Type:                    Principal &            Location:                             Santa Clara, CA
                              Interest; Balloon
                                                     Year Built/Renovated:                 2000/NA
Origination Date:             7/3/2000               Square Footage:                       140,935
Maturity Date:                8/1/2010               Cut-Off Date Balance/Sq. Ft.:         $166
Mortgage Rate:                8.330%                 Appraisal Value:                      $41,000,000
Annual Debt Service:          $2,238,525             Cut-Off Date LTV:                     57.2%
DSCR:                         1.52x                  Balloon LTV:                          46.8%
Underwritten Cash Flow:       $3,397,231             Percentage Leased:                    100.0%
Balance at Maturity:          $19,189,956            Percentage Leased as of Date:         7/19/2000

---------------------------------------------------------------------------------------------------------------

THE LOAN

         The Tasman Corporate Center Loan (the "Tasman Corporate Center Loan") is secured by a first mortgage on a five story suburban office building comprising 140,935 square feet located in Santa Clara, California (the "Tasman Corporate Center Property"). The Tasman Corporate Center Loan was originated for Principal Commercial Funding, LLC on July 3, 2000.

         THE BORROWER. The borrower is Sobrato Development Company # 961, a California limited partnership (the "Tasman Corporate Center Borrower"). Sobrato Interests III, a California limited partnership is the sole general partner and owns 45% of the Tasman Corporate Center Borrower. The Sobrato 1979 Revocable Trust, as amended, and Sobrato Interests, a California limited partnership are both limited partners of the Tasman Corporate Center Borrower and each own 41.25% and 13.75% respectively.

         SECURITY. The Tasman Corporate Center Loan is secured by a Loan Agreement, Deed of Trust, Assignment of Rents and Leases, and certain additional security documents (the "Tasman Corporate Center Financing Documents"). The Deed of Trust is a first lien on the Tasman Corporate Center Borrower's fee interest in the Tasman Corporate Center Property. The Tasman Corporate Center Loan is non-recourse to the Tasman Corporate Center Borrower, subject to certain limited exceptions.

         PAYMENT TERMS. The mortgage rate is fixed at 8.330% per annum. The Tasman Corporate Center Loan requires monthly payments of principal and interest of $186,543.78 until August 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to the maturity date. However, defeasance is permitted any time after the earlier of (i) the date which is two (2) years after the date of the securitization of the Tasman Corporate Center Loan or (ii) after August 1, 2004, provided certain conditions of the Tasman Corporate Center Loan are satisfied.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on installments overdue for a period exceeding five (5) days. The Tasman Corporate Center Loan accrues interest at the mortgage rate plus 4% per annum while the Tasman Corporate Center Loan is in default.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Tasman Corporate Center Loan provides that it will become immediately due and payable upon the transfer of the Tasman Corporate Center Property or any ownership interest in the Tasman Corporate Center Borrower, except in connection with any permitted transfer.

Permitted transfers include the following:

         (A) a one time transfer of the Tasman Corporate Center Property is permitted provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed purchaser, which review and approval shall include, but not be limited to, satisfaction with the proposed purchaser's creditworthiness, financial strength and real estate management and leasing



                                     III-10
                  experience as well as the proposed transaction's effect on the Tasman Corporate Center Property; (ii) lender's receipt of all relevant documentation relating to the proposed transfer including but not limited to evidence that the proposed purchaser is a special purpose entity; and (iii) payment to lender of an assumption fee equal to the greater of 1% of the balance of the Tasman Corporate Center Loan or $15,000.00;

         (B) transfers of ownership interests of the Tasman Corporate Center Borrower are permitted provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed transferee, which review and approval shall include, but not be limited to satisfaction with the proposed transferee's creditworthiness, financial strength and real estate management and leasing experience as well as the proposed transaction's effect on the Tasman Corporate Center Property and (ii) payment to lender of an assumption fee equal to the greater of 1% of the balance of the Tasman Corporate Center Loan (which amount is to be prorated based upon the percentage of ownership interests so transferred) or $15,000.00;

         (C) transfers of limited partnership interests of the Tasman Corporate Center Borrower are permitted provided (i) such transfers are to trusts that are for the benefit of immediate family members of John A. Sobrato or John M. Sobrato and (ii) lender receives all necessary documentation and a reasonable processing fee; and

         (D) transfers of (i) the Tasman Corporate Center Property, (ii) the partnership interests within the Tasman Corporate Center Borrower or (iii) the deletion or substitution of a trustee of any partner within the Tasman Corporate Center Borrower are permitted provided (x) the transferee is John A. Sobrato or John M. Sobrato or a master limited partnership whose partner interests are held directly or indirectly by the immediate family members of John A. Sobrato or the new trustee is John
                  A. Sobrato, John M. Sobrato or an immediate family member of John A. Sobrato, (y) John A. Sobrato or John M. Sobrato remains managing general partner (or the trustee thereof) owning a majority interest in the partnership and (z) lender receives all necessary documentation and a reasonable processing fee.

                  SUBORDINATE/OTHER DEBT. Subordinate indebtedness and other encumbrances are prohibited by the Tasman Corporate Center Financing Documents.

THE PROPERTY

         The Tasman Corporate Center Property is a five story suburban office building comprising 140,935 square feet located on the west side of Great America Parkway between Tasman Drive and Old Glory Lane in the Marriott Business Park in Santa Clara, California. Parking is provided by a three level parking structure with an overall parking ratio of 3.65 spaces per 1,000 square feet. The Tasman Corporate Center Property consists of steel frame construction. The interior is improved with fourteen feet of space between floors to allow clearance for HVAC and data communications.

         The Tasman Corporate Center Property is 100% leased to Brio Technology, Inc. with a lease expiration date of June 5, 2010. Brio Technology, Inc. develops, markets and supports enterprise business intelligence software. During the second quarter of 2000, Brio Technology, Inc. merged with Sqribe Technologies.

MANAGEMENT

         The Sobrato Development Company provides the management and leasing services for the Tasman Corporate Center Property.




                                     III-11

LOAN NO. 6 - PENNSYLVANIA BUILDING LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:              $21,324,274                 Property Type:                   Office
Loan Type:                         Principal & Interest;       Location:                        New York, NY
                                   Balloon
Origination Date:                  2/25/1994                   Year Built/Renovated:            1925/1985
Maturity Date:                     3/1/2014                    Net Rentable Square Feet:        495,471
Mortgage Rate:                     9.250%                      Cut-off Date Balance/SF:         $43
Annual Debt Service:               $2,414,997                  Appraised Value:                 $102,000,000
DSCR:                              2.27x                       Cut-off Date LTV:                20.9%
Underwritable Cash Flow:           $5,482,661                  Balloon LTV:                     9.6%
Balance at Maturity:               $9,764,429                  Percent Leased:                  99.3%
                                                               Percent Leased as of Date:       6/01/2000

---------------------------------------------------------------------------------------------------------------

THE LOAN

         The Pennsylvania Building Loan (the "Pennsylvania Building Loan") is secured by a first mortgage on a 495,471 net rentable square foot office building (the "Pennsylvania Building Property"), located in the Borough of Manhattan in New York, New York. John Hancock Mutual Life Insurance Company (which has changed its name to John Hancock Life Insurance Company) ("JHLICO") has financed this property since 1990. JHLICO refinanced a previous loan on February 25, 1994 to create the Pennsylvania Building Loan. The Pennsylvania Building Loan was sold to JHREF on July 20, 2000.

         THE BORROWER. The borrower in the Pennsylvania Building Loan is Pennsylvania Building Company, a New York limited partnership (the "Pennsylvania Building Borrower"). The general partners of the Pennsylvania Building Borrower are Charles Borrok, Israel Hoffman and Gertrude Steingart (the "Pennsylvania Building General Partners").

         SECURITY. The Pennsylvania Building Loan is secured by a first mortgage contained in a Consolidation, Extension and Modification Agreement and certain additional security documents (the "Pennsylvania Building Financing Documents"). The mortgage is a first lien on the fee interest in the Pennsylvania Building Property. The Pennsylvania Building Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The mortgage rate is fixed at 9.250%. The Pennsylvania Building Loan requires monthly payments of principal and interest of $201,249.73 until its maturity on March 1, 2014, at which time all unpaid principal and accrued but unpaid interest is due. The Pennsylvania Building Loan accrues interest computed on the basis of twelve 30-day months and a 360-day year.

         PREPAYMENT. The Pennsylvania Building Loan may be prepaid in whole, but not in part, with at least 30 days, but not more than 90 days, prior written notice on any payment date on or after April 1, 2004. No Prepayment Premium is due if the Pennsylvania Building Loan is voluntarily prepaid within 90 days prior to maturity.

         If there is an event of default prior to April 1, 2004 and the lender accelerates the Pennsylvania Building Loan, the Pennsylvania Building Borrower must pay a Prepayment Premium equal to the greater of (i) a yield maintenance premium calculated by reference to U.S. Treasury obligations and (ii) 10% of the then outstanding principal balance of the note.

         LATE FEES AND DEFAULT INTEREST. The Pennsylvania Building Loan accrues interest at 16.25% per annum while the Pennsylvania Building Loan is in default. There are no late fees.

         TRANSFER OF PROPERTY OR INTERESTS IN THE BORROWER. The Pennsylvania Building Loan becomes immediately due and payable upon the transfer of the Pennsylvania Building Property except for the one time right to transfer the Pennsylvania Building Property if, among other things, (i) the lender reasonably approves the transferee's financial responsibility and managerial qualifications; (ii) the transferor pays to the mortgagee a fee equal to 1% of the then outstanding principal balance of the note; and (iii) the transferee assumes the Pennsylvania Building Loan.



                                     III-12

         If in the 60 days prior to April 1, 2004, (a) the Pennsylvania Building Borrower requests the right to transfer the Pennsylvania Building Property in accordance with the terms of the Pennsylvania Building Financing Documents; (b) the Pennsylvania Building Borrower complies with all of the conditions of transfer in good faith; and (c) yet the lender withholds its consent to the transfer in its sole discretion, the Pennsylvania Building Borrower may prepay the Pennsylvania Building Loan in accordance with the prepayment provisions in the Pennsylvania Building Financing Documents for prepayments made after April 1, 2004.

         The Pennsylvania Building Loan becomes immediately due and payable upon the transfer of ownership interests in the Pennsylvania Building Borrower, except that (a) the general partners of the Pennsylvania Building Borrower at the origination of the Pennsylvania Building Loan may transfer their partnership interests to (1) then current or former general partners of the Pennsylvania Building Borrower, (2) the beneficiaries or estate of any present general partner or former general partner or (3) any family members of the present or former general partners of Pennsylvania Building Borrower for estate planning purposes and (b) limited partners may transfer limited partnership interests.

         ESCROW/RESERVES. There is a tax reserve in place for the Pennsylvania Building Loan. There are no other escrows or reserves.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness or encumbrances of the Pennsylvania Building Property are prohibited except for a right to incur subordinated debt up to $5,000,000 upon satisfaction of specified conditions including that the net annual income (the income from the operation of the Pennsylvania Building Property after deducting all operating expenses, provisions for taxes and reserves and all other property deductions) in any year is more than 125% of the combined annual debt service.

         The Pennsylvania Building Borrower exercised its rights under the provisions in the loan documents relating to subordinate indebtedness and obtained from The SAIKE Group, L.P., financing secured by the Mortgaged Property in the amount $4,500,000 ("Second Mortgage Loan"). The Pennsylvania Building Borrower originally placed a second mortgage loan for $3,000,000 on the Pennsylvania Building Property and then increased the loan amount to $4,500,000. The Pennsylvania Building Borrower sought and received consent of the first mortgage holder to the Second Mortgage Loan, both the initial mortgage and the increase. Among other requirements, the first mortgage holder required the Subordinate Lender to enter into a subordination agreement subordinating and regulating the Second Mortgage Loan.

THE PROPERTY

         The Pennsylvania Building Property is a 22-story office building with 495,471 square feet of net rentable area. The Pennsylvania Building Property was 99.3% occupied as of June 1, 2000. The first floor of the building is occupied by retail tenants and the remainder of the building is devoted to office uses. The first three floors of the building's exterior is a limestone, and the remaining floors are brick with terra cotta masonry arches at various floors.

         The rent roll of the building reveals the Pennsylvania Building Property primarily serves accountants, advertising firms, lawyers and computer companies. No tenant occupies more than ten percent (10%) of the net rentable area of the building. Contractual lease expirations during the loan term are as follows: 44,509 square feet (9%) in 2000, 93,163 square feet (19%) in 2001,
70,324 square feet (14%) in 2002, 23,681 square feet (5%) in 2003, 52,710 square feet (11%) in 2004, 34,715 square feet (7%) in 2005, 5,099 square feet (1%) in
2006, 35,444 square feet (7%) in 2007, 35,305 square feet (7%) in 2008, 33,113 square feet (7%) in 2009, 33,723 square feet (7%) in 2010 and 29,260 square feet (6%) in 2011. As of June 1, 2000, the average rent was $24.88 per square foot.

         As part of the closing process, the Pennsylvania Building Borrower delivered a municipal search report which revealed certain record violations. The Pennsylvania Building Borrower signed an agreement at closing in which it confirmed that the violations had been cured and undertook to dismiss the recorded violations. Certain of the violations have not been removed from the records of the municipal offices, but Borrower has delivered certifications or evidence that the work to cure the violations has been performed and so the impediments to removing the record violations are procedural and non-material and not substantive.



                                     III-13

MANAGEMENT

         The Pennsylvania Building Property is managed by Pennsylvania Building Management Corp. (the "Pennsylvania Building Property Manager"). According to information supplied by the Pennsylvania Building Borrower, the Pennsylvania Building Property Manager is an affiliated entity with the Pennsylvania Building Borrower and manages approximately 495,471 square feet of commercial space.



                                     III-14

LOAN NO. 7 - AFFINITY OFFICE BUILDING LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:         $20,978,557            Property Type:                        Office
Loan Type:                    Principal &            Location:                             Columbia, SC
                              Interest; Balloon
                                                     Year Built/Renovated:                 1987/NA
Origination Date:             8/14/2000              Square Footage:                       465,561
Maturity Date:                9/1/2010               Cut-Off Date Balance/Sq. Ft.:         $45
Mortgage Rate:                8.180%                 Appraisal Value:                      $40,500,000
Annual Debt Service:          $1,975,121             Cut-Off Date LTV:                     51.8%
DSCR:                         1.72x                  Balloon LTV:                          42.2%
Underwritten Cash Flow:       $3,389,378             Percentage Leased:                    88.9%
Balance at Maturity:          $17,085,503            Percentage Leased as of Date:         8/10/2000

---------------------------------------------------------------------------------------------------------------

THE LOAN

         The Affinity Office Building Loan (the "Affinity Office Building Loan") is secured by a first mortgage on a twenty-six story office building comprising 465,561 square feet located in Columbia, South Carolina (the "Affinity Office Building Property"). The Affinity Office Building Loan was originated for Principal Commercial Funding, LLC on August 14, 2000.

         THE BORROWER. The borrower is Parkway Capitol Center, LLC, a Delaware limited liability company (the "Affinity Office Building Borrower"). The Affinity Office Building Borrower is 100% owned by Parkway Properties, L.P., a Delaware limited partnership and affiliate of Parkway Properties, Inc., an office real estate investment trust. The Affinity Office Building Borrower is a special purpose entity and does not have an independent director in its equity structure.

         SECURITY. The Affinity Office Building Loan is secured by a Loan Agreement, Mortgage and Security Agreement, and certain additional security documents (the "Affinity Office Building Financing Documents"). The Mortgage and Security Agreement is a first lien on the Affinity Office Building Borrower's fee interest in the Affinity Office Building Property. The Affinity Office Building Loan is non-recourse to the Affinity Office Building Borrower, subject to certain limited exceptions. Parkway Properties, L.P. has executed a guaranty of the Affinity Office Building Borrower's recourse obligations with respect to fraud, misrepresentation and environmental matters.

         PAYMENT TERMS. The mortgage rate is fixed at 8.180% per annum. The Affinity Office Building Loan requires monthly payments of principal and interest of $164,593.40 until September 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to the maturity date. However, defeasance is permitted any time after the earlier of (i) the date which is two (2) years after the securitization of the Affinity Office Building Loan or (ii) the date which is four (4) years after the date of the first principal and interest payment, provided certain conditions in the Affinity Office Building Financing Documents are satisfied.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on installments overdue. The Affinity Office Building Loan accrues interest at the mortgage rate plus 4% per annum while the Affinity Office Building Loan is in default.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Affinity Office Building Loan provides that it will become immediately due and payable upon the transfer of the Affinity Office Building Property or any ownership interest in the Affinity Office Building Borrower, except in connection with any permitted transfer.

Permitted transfers include the following:

         (A) two transfers of the Affinity Office Building Property are permitted provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed



                                     III-15
                  purchaser, which review shall include but not be limited to the proposed purchaser's creditworthiness, financial strength and real estate management and leasing experience as well as other security for the Affinity Office Building Loan and (ii) payment to the lender of the greater of 1% of the balance of the Affinity Office Building Loan or $15,000.00; and

         (B) transfers of ownership interests in the Affinity Office Building Borrower are permitted provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed transferee, which review and approval shall include, but not be limited to, satisfaction with the proposed transferee's creditworthiness, financial strength and real estate management and leasing experience as well as other security for the Affinity Office Building Loan and (ii) payment to the lender of a fee equal to the greater of 1% of the balance of the Affinity Office Building Loan (which amount is to be prorated based upon the percentage of ownership interests so transferred) or $15,000.00.

         ESCROW/RESERVES. At closing, the Affinity Office Building Borrower deposited $100,000 into escrow for tenant improvements and leasing commissions until the Affinity Office Building Loan is paid in full. Monthly escrow deposits are required for payment of real estate taxes.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and other encumbrances are prohibited by the Affinity Office Building Financing Documents.

THE PROPERTY

         The Affinity Office Building Property is a 26-story office building comprising 465,561 square feet located in Columbia, South Carolina in the central business district of the city at the intersection of Gervais Street, Main Street and Assembly Street. The Affinity Office Building Property features structural steel framing with insulated glass and metal panel curtain walls. There are five elevators that service the mezzanine lobby through the 14th floor and five high rise elevators that service the mezzanine lobby and floors 14-26. There is also one service elevator that services the entire building. The lobby and mezzanine level floors and walls are finished with polished marble. The building has no onsite parking, but there is a 1,500 space public parking garage directly north of the building with covered access into the mezzanine lobby. Tenants either contract directly or through the management of the building for parking. As of August 10, 2000, the Affinity Office Building Property was 88.9% leased.

         The Affinity Office Building Property is 54.3% leased to The State of South Carolina pursuant to five separate leases that are all subject to yearly appropriations. The largest lease, comprising 34.2% of the building, is to The South Carolina Department of Budget and Control ("B&C"). B&C has the right to cancel the lease every July 1 if state funding is discontinued. B&C is an original tenant of the building, has recently extended its lease from 2002 until 2005 and pays below market rent.

         The State of South Carolina Department of Commerce ("DOC") leases 13.9% of the building. DOC has the right to cancel the lease every July 1 if state funding is discontinued. DOC is an original tenant of the building, has recently spent over $1 million in renovating its space and pays below market rent.

MANAGEMENT

         Parkway Properties, Inc. has an onsite management office at the Affinity Office Building Property. Parkway Realty Services is an affiliate of the Affinity Office Building Borrower. The leasing firm is Colliers Keenan, a local firm.




                                     III-16

LOAN NO. 8 - THE PINNACLE AT SQUAW PEAK LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:              $18,824,153               Property Type:                 Multifamily
Loan Type:                         Principal & Interest      Location:                      Phoenix, AZ
                                   Balloon                   Year Built/Renovated:          1998/NAP
Origination Date:                  2/25/1997                 Units:                         350
Maturity Date:                     3/15/ 2009                Cut-Off Date Balance/Unit:
                                                                                            $53,783
Mortgage Rate:                     7.930%                    Appraisal Value:               $39,900,000
Annual Debt Service:               $1,661,892                Cut-Off Date LTV:              47.2%
DSCR:                              1.78x                     Balloon LTV:                   42.2%
Underwritable Cash Flow:           $2,951,131                Percent Leased:                96.0%
Balance at Maturity:               $16,839,271               Percent Leased as of Date:     12/29/1999
---------------------------------------------------------------------------------------------------------------

THE LOAN

         The Pinnacle at Squaw Peak Loan (the "Pinnacle Loan") is secured by a first lien on 350 units in a garden apartment complex located in Phoenix, Arizona (the "Pinnacle Property"). The Pinnacle Loan was originated by The Northwestern Mutual Life Insurance Company on February 25, 1997.


         THE BORROWER. The borrower is BRE Property Investors LLC, a Delaware limited liability company (the "Pinnacle Borrower"), as the successor to TCR Squaw Peak Limited Partnership, a Texas limited partnership ("TCR") affiliated with Trammel Crow Residential Company. The 100% member of the Pinnacle Borrower is BRE Properties, Inc., a Maryland corporation ("BRE"). BRE is a real estate investment trust that develops, owns and manages apartment communities in the western United States. The Pinnacle Borrower is not a special purpose vehicle.

         SECURITY. The Pinnacle Loan is secured by a Deed of Trust and Security Agreement, Absolute Assignment of Leases and Rents (with License Back), UCC Financing Statements and certain additional security documents (the "Pinnacle Financing Documents"). The Deed of Trust is a first lien on the Pinnacle Borrower's fee interest in the Pinnacle Property. The Pinnacle Loan is non-recourse to the Pinnacle Borrower, subject to certain limited exceptions. Several individuals and entities related to TCR remain liable under certain guaranties with respect to the period prior to the transfer of the Pinnacle Property to the Pinnacle Borrower on November 13, 1997.

         PAYMENT TERMS. Monthly payments are due on the Pinnacle Loan on the 15th day of each month. The mortgage rate is fixed at 7.930% per annum. The Pinnacle Loan requires monthly payments of principal and interest of $138,491.00 until its maturity on March 15, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Pinnacle Loan accrues interest computed on the basis of the actual number of days elapsed in each accrual period and the actual number of days in the related calendar year.

         PREPAYMENT. Voluntary prepayment is prohibited until March 15, 2003. No prepayment premium is due if the Pinnacle Loan is prepaid within ninety (90) days prior to maturity.

         LATE FEES AND DEFAULT INTEREST. The Pinnacle Loan accrues interest at the mortgage rate plus 5% per annum while the Pinnacle Loan is in default. There are no late fees.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Pinnacle Loan provides that it will become immediately due and payable upon the transfer of the Pinnacle Property by the Pinnacle Borrower or a change in the proportionate ownership of the Pinnacle Borrower.

         ESCROW/RESERVES. There are currently no escrows or reserves In the event of any default, the lender has the option to require reserves for the payment of real estate taxes and special assessments.

         SUBORDINATED/OTHER DEBT. The Pinnacle Financing Documents do not prohibit the incurrence of unsecured indebtedness by the Pinnacle Borrower or of indebtedness secured by the Pinnacle Borrower's other assets. All prior liens and all subordinate mortgage liens are prohibited by the Pinnacle Financing Documents.




                                     III-17

THE PROPERTY

         The Pinnacle Property consists of 350 units in 24 three-level buildings built in 1998 and is located in Phoenix, Arizona. The unit mix includes 132 one-bedroom units with an average unit size of 789 square feet, 208 two-bedroom units with an average unit size of 1178 square feet and 10 three-bedroom units with an average unit size of 1353 square feet. The buildings are wood frame with a stucco exterior. The roof is a pitched wood truss system with concrete tiles. All units contain refrigerators with ice makers, electric ovens, microwave ovens, televisions in the kitchens, dishwashers, disposals, intrusion alarms, blinds and washer/dryers. Some units have fireplaces. Complex amenities include a gated environment, two swimming pools, two spas, a clubhouse, a leasing office, a fitness center and a movie room.


As of December 29, 1999, the Pinnacle Property was 96.0% occupied.

MANAGEMENT

         BRE is the management and leasing firm of the Pinnacle Property. BRE owns and manages 86 apartment communities with more than 22,500 units located in 8 states.



                                     III-18

LOAN NO. 9 - MARIGOLD CENTER LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:         $17,982,244            Property Type:                        Retail
Loan Type:                    Principal &            Location:                             San Luis Obispo, CA
                              Interest; Balloon
                                                     Year Built/Renovated:                 1996-1999/NA
Origination Date:             6/30/2000              Square Footage:                       174,428
Maturity Date:                8/1/2010               Cut-Off Date Balance/Sq. Ft.:         $103
Mortgage Rate:                8.470%                 Appraisal Value:                      $24,500,000
Annual Debt Service:          $1,656,263             Cut-Off Date LTV:                     73.4%
DSCR:                         1.28x                  Balloon LTV:                          66.5%
Underwritten Cash Flow:       $2,118,866             Percentage Leased:                    97.1%
Balance at Maturity:          $16,291,182            Percentage Leased as of Date:         6/23/2000

---------------------------------------------------------------------------------------------------------------

THE LOAN

         The Marigold Center Loan (the "Marigold Center Loan") is secured by a first mortgage on a single story shopping center comprising 174,428 square feet located in San Luis Obispo, California (the "Marigold Center Property"). The Marigold Center Loan was originated for Principal Commercial Funding, LLC on June 30, 2000.

         THE BORROWER. The borrower is Marigold Center, LLC, a California limited liability company (the "Marigold Center Borrower"). Marigold Management, LLC, a California limited liability company is the managing member of the Marigold Center Borrower and owns 1% of the Marigold Center Borrower. GDE Properties Corporation owns 99% of the Marigold Center Borrower and 100% of Marigold Management, LLC. GDE Properties Corporation is 100% owned by The J. David Gladstone Institutes, a charitable trust organized under the laws of California. The Marigold Center Borrower is a special purpose entity with a special purpose member. Each of the Marigold Center Borrower and Marigold Management, LLC has an independent member and a non-consolidation opinion was obtained at closing.

         SECURITY. The Marigold Center Loan is secured by a Loan Agreement, Deed of Trust, Assignment of Rents and Leases, and certain additional security documents (the "Marigold Center Financing Documents"). The Deed of Trust is a first lien on the Marigold Center Borrower's fee interest in the Marigold Center Property. The Marigold Center Loan is non-recourse to the Marigold Center Borrower, subject to certain limited exceptions.

         PAYMENT TERMS. The mortgage rate is fixed at 8.470% per annum. The Marigold Center Loan requires monthly payments of principal and interest of $138,021.90 until August 1, 2010, at which time all unpaid principal and accrued but unpaid interest is due.

         PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to the maturity date. However, defeasance is permitted any time after the earlier of (i) the date which is two (2) years after the securitization of the Marigold Center Loan or (ii) the date which is four (4) years after the date of the first principal and interest payment, provided certain conditions in the Marigold Center Financing Documents are satisfied.

         LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on installments overdue. The Marigold Center Loan accrues interest at the mortgage rate plus 4% per annum while the Marigold Center Loan is in default.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Marigold Center Loan provides that it will become immediately due and payable upon the transfer of the Marigold Center Property or any ownership interest in the Marigold Center Borrower, except in connection with any permitted transfer.

Permitted transfers include the following:

         (A) two transfers of the Marigold Center Property are permitted provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed purchaser, which review and approval shall include, but not be limited to, satisfaction with the proposed purchaser's




                                     III-19
                  creditworthiness, financial strength and real estate management and leasing experience as well as other security for the Marigold Center Loan, (ii) the lender's receipt of all relevant documentation relating to the proposed transfer including but not limited to evident that the proposed purchaser is a special purpose entity and (iii) payment to the lender of a fee equal to the greater of 1% of the balance of the Marigold Center Loan or $15,000.00;

         (B) a single transfer of the Marigold Center Property is permitted within the first 12 months from the closing date the Marigold Center Loan provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed purchaser, which review and approval shall include, but not be limited to, satisfaction with the proposed purchaser's creditworthiness, financial strength and real estate management and leasing experience as well as other security for the Marigold Center Loan, (ii) the lender's receipt of all relevant documentation relating to the proposed transfer including but not limited to evident that the proposed purchaser is a special purpose entity and (iii) payment to the lender of a $10,000.00 assumption fee and a $5,000.00 processing fee;

         (C) transfers of ownership interests in the Marigold Center Borrower are permitted provided the following requirements, among others are satisfied: (i) the lender reviews and approves of the proposed transferee, which review and approval shall include, but not be limited to, satisfaction with the proposed transferee's creditworthiness, financial strength and real estate management and leasing experience as well as other security for the Marigold Center Loan and (ii) payment to the lender of a fee equal to the greater of 1% of the balance of the Marigold Center Loan (which amount is to be prorated based upon the percentage of ownership interests so transferred) or $15,000.00; and

         (D) a transfer by GDE Properties Corporation of its membership interests in the Marigold Center Borrower or Marigold Management, LLC to (i) the shareholders of GDE Properties Corporation, (ii) any entity controlled by the shareholders of GDE Properties Corporation or (iii) any entity, trustee or person controlled by or affiliated with the trustees of the J. David Gladstone Institute.

         ESCROW/RESERVES. Monthly escrow deposits are required in the amount of $5,900.00 for tenant improvements and leasing commissions; provided, however, for so long as the escrow balance equals $142,000.00, the Marigold Center Borrower is not required to deposit monthly sums into escrow. If at any time the escrow balance drops below $142,000.00, the Marigold Center Borrower must begin making monthly escrow deposits of $5,900.00 until the escrow balance equals $142,000.00. Monthly escrow deposits are required for payment of real estate taxes.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and other encumbrances are prohibited by the Marigold Center Financing Documents.

THE PROPERTY

         The Marigold Center Property is a single story neighborhood shopping center comprising 174,428 square feet located in San Luis Obispo, California in the southeastern section of the city between the intersections of Broad Street and Industrial Way and Broad Street and Tank Farm Road. Parking is provided at a ratio of 4.43 spaces per 1,000 square feet. The Marigold Center Property consists predominately of load bearing concrete masonry unit walls with wood framed roof structures, except for the portion of the Marigold Center Property leased to The Vons Company which has a steel framed roof structure. As of June 23, 2000, the Marigold Center Property was 97.1% leased.

         The Marigold Center Property is 29.9 % leased to The Vons Company, a grocer retailer owned by Safeway, Inc. with a lease expiration date of December 31, 2017. Michael's Stores, Inc. occupies 12.0% and American Drug Stores, Inc. occupies 9.7% of the Marigold Center Property.

MANAGEMENT

         The management firm is Quong Enterprises. The leasing firm is Rossetti Company.






                                     III-20

LOAN NO. 10 - CROSS CREEK SHOPPING CENTER LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:              $17,752,738               Property Type:                 Retail
Loan Type:                         Principal & Interest      Location:                      Memphis, TN
                                   No Balloon                Year Built/Renovated:          1996/NAP
Origination Date:                  3/26/1996                 Square Footage:                359,951
Maturity Date:                     10/1/2011                 Cut-Off Date Balance/SF:       $49
Mortgage Rate:                     7.250%                    Appraisal Value:               $39,000,000
Annual Debt Service:               $2,355,180                Cut-Off Date LTV:              45.5%
DSCR:                              1.43x                     Balloon LTV:                   0.0%
Underwritable Cash Flow:           $3,368,062                Percent Leased:                99.0%
Balance at Maturity:               $0                        Percent Leased as of Date:     3/6/2000
---------------------------------------------------------------------------------------------------------------


THE LOAN

         The Cross Creek Shopping Center Loan (the "Cross Creek Loan") is secured by a first mortgage on a 359,951 square foot retail center located in Memphis, Tennessee (the "Cross Creek Property"). The Cross Creek Loan was originated by The Northwestern Mutual Life Insurance Company on March 26, 1996.


         THE BORROWER. The borrower is Michael A. Lightman (the "Cross Creek Borrower"), an individual involved in real estate development in the Memphis area.

         SECURITY. The Cross Creek Loan is secured by a Deed of Trust and Security Agreement, an Absolute Assignment of Leases and Rents (With License
Back), UCC Financing Statements and certain additional security documents (the "Cross Creek Financing Documents"). The Deed of Trust is a first lien on the Cross Creek Borrower's fee interest in the Cross Creek Property. The Cross Creek Loan is a recourse loan to the Cross Creek Borrower in an amount equal to $4,000,000 plus certain other amounts, provided that if any of the due on sale provisions of the Deed of Trust are violated, the Cross Creek Borrower is fully liable for the Cross Creek Loan.

         PAYMENT TERMS. The mortgage rate is fixed at 7.250% per annum. The Cross Creek Loan requires monthly payments of principal and interest of $ 196,265.00 until its maturity on October 1, 2011, at which time all unpaid principal and accrued but unpaid interest is due. The Cross Creek Loan accrues interest computed on the basis of the actual number of days elapsed in each accrual period and the actual number of days in the related calendar year.

         PREPAYMENT. Voluntary prepayment is prohibited until November 1, 2001. No prepayment premium is due if the Cross Creek Loan is prepaid within sixty
(60) days prior to maturity.

         LATE FEES AND DEFAULT INTEREST. The Cross Creek Loan accrues interest at the mortgage rate plus 5% per annum while the Cross Creek Loan is in default. There are no late fees.

         TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Cross Creek Loan provides that it will become immediately due any payable upon the transfer of the Cross Creek Property by the Cross Creek Borrower unless the transfer results from the death or legal incompetency of the Borrower, except as follows: the Cross Creek Financing Documents permit the transfer of the Cross Creek Borrower's ownership interests in the Cross Creek Property to or among Michael
A. Lightman's spouse, his descendants and their spouses, any trusts or estates for the benefit of such parties and any entities owned and controlled by such parties; and the Cross Creek Financing Documents also permit the transfer of up to 49% of the Cross Creek Borrower's ownership interests in the Cross Creek Property to an unaffiliated third party, provided that the purchaser assumes all of the obligations of the Cross Creek Borrower under the Cross Creek Financing Documents.

         ESCROW/RESERVES. There are currently no escrows or reserves The lender has the option to require reserves for the payment of real estate taxes and special assessments in the event of any default.





                                     III-21

         SUBORDINATED/OTHER DEBT. The Cross Creek Financing Documents do not prohibit the incurrence of unsecured indebtedness by the Cross Creek Borrower of indebtedness secured by the Cross Creek Borrower's other assets. All prior liens and all subordinate mortgage liens are prohibited by the Cross Creek Financing Documents

THE PROPERTY

         The Cross Creek Property consists of 359,951 square feet of anchor and in-line space in a single-story building, with three outparcels, located in Memphis, Tennessee. As of March 6, 2000, the Cross Creek Property was 99.0% leased to 18 tenants. The Cross Creek Property is situated in the city of Memphis, Tennessee.

         The Cross Creek Property is anchored by Home Depot U.S.A, Inc and Kroger Food Stores. Other tenants include Rhodes Furniture, Baby Superstore, Bed, Bath & Beyond, Computer City and Old Navy Clothing Inc. Contractual Lease expirations during the term are as follows: 1,206 square feet (less than 1%) in 2000; 14,000 square feet (4 %) in 2001; 4,826 square feet (1%) in 2002; 12,791 square feet (4 %) in 2003; no expirations in 2004 or 2005; 42,296 square feet (12 %) in 2006; and 35,000 square feet (10 %)
in 2007.

MANAGEMENT

         The Cross Creek Property is managed by the Weston Companies, a third party regional commercial real estate management company.





                                     III-22

--------------------------------------------------------------------------------
MORGAN STANLEY DEAN WITTER        [GRAPHIC OMITTED]            October 11, 2000
Securitized Products Group     MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                           ---------------------------

                     EXPECTED PRICING DATE: OCTOBER 19, 2000

                           ---------------------------

                                  $693,789,000
                                  (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR

                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2

                           ---------------------------

MORGAN STANLEY DEAN WITTER
                                                            GOLDMAN, SACHS & CO.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2


TRANSACTION FEATURES
--------------------

>>   Sellers:
--------------------------------------------------------------------------------
                                             NO. OF    CUT-OFF DATE      % OF
SELLERS                                      LOANS      BALANCE ($)      POOL
--------------------------------------------------------------------------------
Principal Commercial Funding, LLC              78       461,402,730     60.3
John Hancock Real Estate Finance, Inc.         22       210,329,901     27.5
The Northwestern Mutual Life Insurance Co.      3        93,616,747     12.2
--------------------------------------------------------------------------------
TOTAL:                                        103      $765,349,379    100.0%
--------------------------------------------------------------------------------

>>   Loan Pool:

     o    Average Cut-off Date Balance: $7,430,576

     o    Largest loan by Cut-off Date Balance: $57,039,856 (7.5% of Pool)

     o Five largest and ten largest loans: 20.5% and 33.2% of Pool, respectively

>>   Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.53x

     o Weighted average current loan-to-value of 60.8%; weighted average balloon loan-to-value of 52.2%

>>   Property Types:

     o Retail, office, industrial and multifamily properties comprise 96.8% of Pool

                                  [PIE CHART]

                             Office              30.0%
                             Industrial          25.8%
                             Retail              21.5%
                             Multifamily         19.5%
                             Health Care          2.2%
                             Self Storage         0.4%
                             Hospitality          0.5%

>>   Call Protection:

     o Lockout period ranging from 24 to 120 months, then the option of either defeasance provisions and/or the greater of yield maintenance ranging from 0.75% to 2.0%: 100.0%

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly Certificateholder Reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.lnbabs.com. Updated property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer at www.wellsfargo.com

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index


                                      T-2

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2

OFFERED CERTIFICATES
--------------------

------------------------------------------------------------------------------------------------------------------------------------
             INITIAL                                                                 EXPECTED FINAL      INITIAL
          CERTIFICATE    SUBORDINATION       RATINGS       AVERAGE     PRINCIPAL      DISTRIBUTION     PASS-THROUGH    CERTIFICATE
  CLASS    BALANCE(1)       LEVELS       (FITCH/MOODY'S)   LIFE(2)    WINDOW(2)(3)       DATE(2)         RATE(4)        TO VALUE
------------------------------------------------------------------------------------------------------------------------------------
 A-1      $159,079,000       16.50%          AAA/Aaa         5.70        1 - 93         7/15/2008         [7.10]%          50.8%
------------------------------------------------------------------------------------------------------------------------------------
 A-2      $479,987,000       16.50%          AAA/Aaa         9.34       93 - 119        9/15/2010         [7.36]%          50.8%
------------------------------------------------------------------------------------------------------------------------------------
 B         $22,961,000       13.50%          AA/Aa2          9.88      119 - 119        9/15/2010         [7.51]%          52.6%
------------------------------------------------------------------------------------------------------------------------------------
 C         $24,874,000       10.25%           A/A2           9.88      119 - 119        9/15/2010         [7.64]%          54.6%
------------------------------------------------------------------------------------------------------------------------------------
 D          $6,888,000        9.35%           A-/A3          9.88      119 - 119        9/15/2010         [7.73]%          55.1%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (5)
------------------------

------------------------------------------------------------------------------------------------------------------------------------
                INITIAL
              CERTIFICATE                                                               EXPECTED FINAL      INITIAL
              BALANCE OR       SUBORDINATION       RATINGS      AVERAGE    PRINCIPAL     DISTRIBUTION    PASS-THROUGH   CERTIFICATE
  CLASS   NOTIONAL AMOUNT(1)       LEVELS      (FITCH/MOODY'S)  LIFE(2)   WINDOW(2)(3)     DATE(2)          RATE(4)      TO VALUE
 -----------------------------------------------------------------------------------------------------------------------------------
 X         $765,349,379(6)           ---          AAA/Aaa         ---        ---            ---           Variable         ---
                                                                                                           Rate(7)
 -----------------------------------------------------------------------------------------------------------------------------------
 E             $18,751,000         6.90%         BBB/Baa2        9.88     119 - 119      9/15/2010      WAC - [0.13]%     56.6%
 -----------------------------------------------------------------------------------------------------------------------------------
 F              $7,653,000         5.90%         BBB-/Baa3       9.95     119 - 120      10/15/2010          WAC          57.2%
 -----------------------------------------------------------------------------------------------------------------------------------
 G              $3,062,000         5.50%          BBB-/NR        9.96     120 - 120      10/15/2010          WAC          57.5%
 -----------------------------------------------------------------------------------------------------------------------------------
 H - P         $42,094,379           ---            ---           ---        ---             ---            [7.10]%        ---
 -----------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  As of October 1, 2000. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2) Based on the Structuring Assumptions described in the Prospectus Supplement.

          (3) Principal window is the period (expressed in terms of months and commencing with the month of November) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Structuring Assumptions, assuming 0% CPR.

          (4) The Class A-1, A-2, B, C and D Certificates will accrue interest at a fixed rate. The Class E, F, G and X Certificates will accrue interest at a variable rate.

          (5)  Certificates to be offered privately pursuant to Rule 144A.

          (6) Class X Notional Amount is equal to the sum of all Principal Balance Certificates outstanding from time to time. (7) The Pass-Through Rate on the Class X Certificates on each Distribution Date will equal, in general, the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have principal amounts.


                                      T-3

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2

I. ISSUE CHARACTERISTICS
   ---------------------
    Issue Type:                 Public: Class A-1, A-2, B, C and D (the "Offered
                                Certificates")

                                Private (Rule 144A): Class X, E, F, G, H, J, K, L, M, N, O and P

    Securities Offered:         $693,789,000 monthly pay, multi-class sequential
                                pay commercial mortgage REMIC Pass-Through
                                Certificates, including five fixed-rate
                                principal and interest classes (A-1, A-2, B, C and D)

    Collateral:                 The collateral consists of a $765,349,379 pool
                                of 103 fixed-rate commercial and multifamily
                                Mortgage Loans

    Sellers: Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc., and The Northwestern Mutual Life Insurance Company

    Lead Manager:               Morgan Stanley & Co. Incorporated

    Co-Manager:                 Goldman, Sachs & Co.

    Master Servicer:            Wells Fargo Bank, National Association

    Primary Servicers:          Principal Capital Management, LLC, John Hancock
                                Real Estate Finance, Inc. and The Northwestern
                                Mutual Life Insurance Company

    Special Servicer:           GMAC Commercial Mortgage Corporation

    Trustee:                    LaSalle Bank, National Association

    Pricing Date:               On or about October 19, 2000

    Closing Date:               On or about October 31, 2000

    Distribution Dates:         The 15th of each month, commencing November 15,
                                2000

    Cut-off Date: October 1, 2000 for any Mortgage Loan that has a due date on the first day of each month. For purposes of the information contained in this Term Sheet, we present the loans as if their scheduled payments due in October 2000 were due on October 1, 2000, not the actual day which such scheduled payments were due.

    Minimum Denominations:      $25,000 for Class A Certificates; $100,000 for
                                all other Certificates (other than the Class R
                                Certificates) and in multiples of $1 thereafter

    Settlement Terms:           DTC, Euroclear and Cedel, same day funds, with
                                accrued interest

    Legal/Regulatory Status:    Class A-1 and A-2 Certificates are expected to
                                be eligible for exemptive relief under ERISA. No
                                Class of Certificates is SMMEA eligible

    Risk Factors:               THE CERTIFICATES INVOLVE A DEGREE OF RISK AND
                                MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                "RISK FACTORS" SECTION OF THE PROSPECTUS
                                SUPPLEMENT AND THE "RISK FACTORS" SECTION OF THE
                                PROSPECTUS


                                      T-4

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2


    Prepayment Premium          particular Collection Period will be distributed
    Allocation:                 to the holders of each Class of Principal
                                Balance Certificates (other than an excluded
                                Class as defined below) then entitled to distributions of principal on such distribution date (allocable on a pro-rata basis based on principal payments if there is more than one
                                Class of Principal Balance Certificates entitled to a distribution of principal) in an amount equal to the lesser of (a) such Prepayment
                                Premium and (b) Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding
                                (or, in the case of two Classes of Class A
                                Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the H through P Certificates are the excluded classes.

                                The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                                o  Two Classes of Certificates: Class A-1 and X

                                o The characteristics of the Mortgage Loan being prepaid are as follows:

                                   -  Loan Balance:  $10,000,000

                                   -  Mortgage Rate:  8.00%

                                   -  Maturity Date:  10 years (March 1, 2010)

                                o  The Discount Rate is equal to 5.75%

                                o The Class A-1 Pass-Through Rate is equal to 7.42%

                                                                                     CLASS A-1           CLASS X
                                                 METHOD                            CERTIFICATES        CERTIFICATES
                                -----------------------------------------------  ----------------  -------------------
                                (Class A-1 Pass Through Rate - Discount Rate)      (7.42%-5.75%)     (100.00%-74.22%)
                                -----------------------------------------------  ----------------
                                     (Mortgage Rate - Discount Rate)               (8.00%-5.75%)

                                                                                 ------------------  -----------------
                                 Prepayment Premium Allocation                        74.22%              25.78%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


                                      T-5

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2


II. SELLERS       Principal Commercial Funding, LLC ("PCF")
    -------
                  The Mortgage Pool includes 78 Mortgage Loans, representing
                  60.3% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                  PCF is a wholly owned subsidiary of Principal Capital Management, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. PCF has previously securitized 145 loans totaling approximately $663 million.

                  John Hancock Real Estate Finance, Inc. ("JHREF")

                  The Mortgage Pool includes 22 Mortgage Loans, representing 27.5% of the Initial Pool Balance, that were originated by JHREF and/or its affiliates.

                  JHREF is a wholly owned subsidiary of John Hancock Subsidiaries, Inc., which, in turn, is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                  JHREF presently has six offices across the country and a loan servicing center located in Atlanta, Georgia. Certain of the mortgage loans contributed by JHREF were closed by John Hancock Life Insurance Company with the remainder closed by JHREF itself. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts. JHREF has previously securitized 81 loans totaling approximately $483 million.

                  The Northwestern Mutual Life Insurance Company ("Northwestern Mutual")

                  The Mortgage Pool includes 3 Mortgage Loans, representing 12.2% of the Initial Pool Balance, that were originated by Northwestern Mutual.

                  Northwestern Mutual is a mutual insurance company founded in 1857 and headquartered in Milwaukee, Wisconsin. Northwestern Mutual presently has ten regional real estate field offices across the country which, along with Northwestern Mutual's Milwaukee headquarters, originates and services all mortgage loans. Each of the Northwestern Mutual loans was originated and closed by Northwestern Mutual.


                                       T-6

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2

III. COLLATERAL DESCRIPTION
     ----------------------

                                TEN LARGEST LOANS
                                -----------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                LOAN PER         CUT-OFF
                                                            PROPERTY      CUT-OFF      UNITS/   --------           DATE    BALLOON
           PROPERTY NAME                 CITY       STATE     TYPE      DATE BALANCE     SF     UNIT/SF   DSCR      LTV      LTV
------------------------------------------------------------------------------------------------------------------------------------
Towers at Portside                  Jersey City      NJ    Multifamily  $57,039,856        527  $108,235  2.05     45.6%    40.0%
Southridge Woods Apartment Complex  South Brunswick  NJ    Multifamily  $28,409,446        648   $43,842  1.59     59.7%    54.0%
Twin County Building                Edison           NJ    Industrial   $24,477,507    656,720       $37  1.28     69.0%    62.8%
825 Seventh Avenue                  New York         NY    Office       $23,802,280    164,743      $144  1.26     64.7%    50.3%
Tasman Corporate Center             Santa Clara      CA    Office       $23,453,008    140,935      $166  1.52     57.2%    46.8%
Pennsylvania Building               New York         NY    Office       $21,324,274    495,471       $43  2.27     20.9%     9.6%
Affinity Office Building            Columbia         SC    Office       $20,978,557    465,561       $45  1.72     51.8%    42.2%
Pinnacle at Squaw Peak              Phoenix          AZ    Multifamily  $18,824,153        350   $53,783  1.78     47.2%    42.2%
Marigold Center                     San Luis Obispo  CA    Retail       $17,982,244    174,428      $103  1.28     73.4%    66.5%
Cross Creek Retail                  Memphis          TN    Retail       $17,752,738    359,951       $49  1.43     45.5%     0.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WEIGHTED AVERAGES                                                $254,044,063                      1.67X    52.8%    42.2%
------------------------------------------------------------------------------------------------------------------------------------




                                       T-7

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2

                             GEOGRAPHIC DISTRIBUTION
                             -----------------------

                     MA                                0.9%
                     CT                                0.4%
                     NJ                               25.7%
                     MD                                4.7%
                     D.C.                              2.0%
                     NY                                7.4%
                     PA                                1.4%
                     VA                                0.6%
                     NC                                0.3%
                     SC                                4.1%
                     GA                                1.9%
                     FL                                4.6%
                     OH                                1.9%
                     KY                                0.7%
                     TN                                3.4%
                     MI                                2.9%
                     IL                                0.7%
                     NE                                0.6%
                     TX                                3.7%
                     CO                                2.9%
                     UT                                2.4%
                     AZ                                4.2%
                     NV                                1.3%
            Southern CA                               11.5%
            Northern CA                                9.8%
                     CA                               21.3%


                                       T-8

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2


CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------------------------
                                          NO. OF        AGGREGATE
                                         MORTGAGE      CUT-OFF DATE      % OF
                                          LOANS         BALANCE ($)      POOL
--------------------------------------------------------------------------------
1,000,001 - 2,000,000                       9           14,784,215        1.9
2,000,001 - 3,000,000                      17           43,309,280        5.7
3,000,001 - 4,000,000                      17           60,994,167          8
4,000,001 - 5,000,000                      12           52,991,169        6.9
5,000,001 - 6,000,000                       8           42,894,742        5.6
6,000,001 - 7,000,000                       3           20,102,136        2.6
7,000,001 - 8,000,000                       6           43,930,608        5.7
8,000,001 - 9,000,000                       4           34,420,671        4.5
9,000,001 - 10,000,000                      3           27,975,249        3.7
10,000,001 - 15,000,000                    13          154,229,917       20.2
15,000,001 - 20,000,000                     4           70,232,296        9.2
20,000,001 - 25,000,000                     5          114,035,627       14.9
25,000,001 (greater than or equal to)       2           85,449,302       11.2
--------------------------------------------------------------------------------
Total:                                    103         $765,349,379     100.00%
--------------------------------------------------------------------------------
Min: $ 1,198,438             Max: $ 57,039,856        Average: $ 7,430,576
--------------------------------------------------------------------------------


STATE
--------------------------------------------------------------------------------
                           NO. OF            AGGREGATE
                          MORTGAGE          CUT-OFF DATE             %OF
                           LOANS             BALANCE ($)             POOL
--------------------------------------------------------------------------------
New Jersey                  18              196,723,665             25.7
California                  21              163,165,152             21.3
New York                     5               56,555,217              7.4
Maryland                     6               35,757,411              4.7
Florida                      8               35,470,367              4.6
Arizona                      5               31,875,502              4.2
South Carolina               4               31,254,760              4.1
Texas                        5               28,217,283              3.7
Tennessee                    2               26,049,464              3.4
Colorado                     3               22,517,699              2.9
Other                       26              137,762,858               18
--------------------------------------------------------------------------------
Total:                     103              765,349,379           100.00%
--------------------------------------------------------------------------------


PROPERTY TYPE
--------------------------------------------------------------------------------
                                 NO. OF           AGGREGATE
                                MORTGAGE         CUT-OFF DATE           % OF
                                 LOANS            BALANCE ($)           POOL
--------------------------------------------------------------------------------
Retail                            26             164,216,639           21.5
Office                            27             229,773,052             30
Industrial/Warehouse              34             197,757,593           25.8
Multifamily                       12             149,235,479           19.5
Assisted Living Facility           2              17,083,696            2.2
Hospitality                        1               3,895,626            0.5
Self Storage                       1               3,387,294            0.4
--------------------------------------------------------------------------------
Total:                           103             765,349,379         100.00%
--------------------------------------------------------------------------------


MORTGAGE RATE ()
--------------------------------------------------------------------------------
                           NO. OF             AGGREGATE
                          MORTGAGE           CUT-OFF DATE                 OF
                           LOANS              BALANCE ($)                POOL
--------------------------------------------------------------------------------
6.501 - 7.000                 2              70,486,872                  9.2
7.001 - 7.500                 4              45,069,180                  5.9
7.501 - 8.000                13              96,858,381                 12.7
8.001 - 8.500                47             350,010,330                 45.7
8.501 - 9.000                33             167,773,403                 21.9
9.001 - 9.500                 4              35,151,213                  4.6
--------------------------------------------------------------------------------
Total:                      103             765,349,379              100.00%
--------------------------------------------------------------------------------
Min: 6.720               Max: 9.250              Wtd Avg: 8.153
--------------------------------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                         NO. OF                  AGGREGATE
                        MORTGAGE                CUT-OFF DATE             OF
                         LOANS                   BALANCE ($)            POOL
--------------------------------------------------------------------------------
61 - 120                    98                  679,607,965              88.8
121 - 180                    3                   46,664,402               6.1
181 - 240                    2                   39,077,013               5.1
--------------------------------------------------------------------------------
Total:                     103                  765,349,379            100.00%
--------------------------------------------------------------------------------
Min: 109                Max:  240               Wtd Avg:  127
--------------------------------------------------------------------------------



REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                          NO. OF                   AGGREGATE
                         MORTGAGE                 CUT-OFF DATE           OF
                          LOANS                    BALANCE ($)          POOL
--------------------------------------------------------------------------------
61 - 120                     99                   698,432,117           91.3
121 - 180                     4                    66,917,261            8.7
--------------------------------------------------------------------------------
Total:                      103                   765,349,379         100.00%
--------------------------------------------------------------------------------
Min:  82                 Max:  168                Wtd Avg:  115
--------------------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO ()
--------------------------------------------------------------------------------
                         NO. OF              AGGREGATE
                        MORTGAGE            CUT-OFF DATE               OF
                         LOANS               BALANCE ($)              POOL
--------------------------------------------------------------------------------
20.1 - 30.0                   1              21,324,274                  2.8
30.1 - 40.0                   3               6,435,296                  0.8
40.1 - 50.0                   9             118,409,247                 15.5
50.1 - 60.0                  22             212,200,384                 27.7
60.1 - 70.0                  33             218,464,671                 28.5
70.1 - 80.0                  35             188,515,507                 24.6
--------------------------------------------------------------------------------
Total:                      103             765,349,379               100.00%
--------------------------------------------------------------------------------
Min:  20.9               Max:  79.9                Wtd Avg: 60.8
--------------------------------------------------------------------------------


BALLOON LOAN-TO-VALUE RATIO ()
--------------------------------------------------------------------------------
                          NO. OF            AGGREGATE
                         MORTGAGE          CUT-OFF DATE             OF
                          LOANS             BALANCE ($)            POOL
--------------------------------------------------------------------------------
0.0                           1             17,752,738                2.3
0.1 - 10.0                    1             21,324,274                2.8
30.1 - 40.0                   8             82,822,318               10.8
40.1 - 50.0                  21            180,100,186               23.5
50.1 - 60.0                  23            184,986,383               24.2
60.1 - 70.0                  45            261,636,789               34.2
70.1 - 75.0                   4             16,726,691             220.00%
--------------------------------------------------------------------------------
Total:                      103            765,349,379             100.00%
--------------------------------------------------------------------------------
Min:  0.0                Max:  72.1               Wtd Avg:  52.2
--------------------------------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                         NO. OF             AGGREGATE
                        MORTGAGE           CUT-OFF DATE                OF
                         LOANS              BALANCE ($)               POOL
--------------------------------------------------------------------------------
1.16 - 1.25                 14             54,920,160                   7.2
1.26 - 1.35                 34            212,321,968                  27.7
1.36 - 1.50                 21            180,393,954                  23.6
1.51 - 1.75                 20            169,548,929                  22.2
1.76 - 2.00                  8             59,469,316                   7.8
2.01 >=                      6             88,695,052                  11.6
--------------------------------------------------------------------------------
Total:                     103            765,349,379               100.00%
--------------------------------------------------------------------------------
Min:  1.18x             Max:  2.71x               Wtd Avg:  1.53x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.


                                      T-9


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $693,789,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-LIFE2


PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%)

------------------------------------------------------------------------------------------------------------------------------------
      PREPAYMENT            OCT 00            OCT 01             OCT 02            OCT 03            OCT 04             OCT 05
     RESTRICTIONS
------------------------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance       100.00              97.80             91.84             72.66              63.90             58.85
Yield Maintenance             0.00               2.20              8.16             27.34              36.10             41.15
Total
Penalty Points:               0.00               0.00              0.00              0.00               0.00              0.00
Open                          0.00               0.00              0.00              0.00               0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                       100.00             100.00            100.00            100.00             100.00            100.00
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance           $765,349,378.82   $756,998,354.19    $747,901,254.47   $738,046,387.17   $727,462,986.03    $715,901,564.37
Outstanding
of Initial Pool             100.00              98.91             97.72             96.43              95.05             93.54
Balance
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED
-------------------------------------------------------------------------------------------------------------------
     PREPAYMENT
    RESTRICTIONS            OCT 06             OCT 07            OCT 08            OCT 09             OCT 10
-------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance         59.10             60.99             67.84              76.05              9.05
Yield Maintenance             40.90             38.06             26.29              21.99             90.95
Total
Penalty Points:                0.00              0.00              0.00               0.00              0.00
Open                           0.00              0.95              5.87               1.96              0.00
-------------------------------------------------------------------------------------------------------------------
TOTAL                        100.00            100.00            100.00             100.00            100.00
-------------------------------------------------------------------------------------------------------------------
Pool Balance           $703,378,218.22    $671,621,620.10   $589,509,147.45   $499,602,548.83    $40,527,925.99
Outstanding
of Initial Pool               91.90             87.75             77.02              65.28              5.30
Balance
-------------------------------------------------------------------------------------------------------------------


Notes:    (1)  The above analysis is based on Maturity Assumptions and a 0 CPR as discussed in the Prospectus Supplement.

          (2) See footnote 19 in Appendix II for a description of the Yield Maintenance.


                                      T-10

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

ABN AMRO                                    MORGAN STANLEY DEAN WITTER CAPITAL I, INC.             Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                Payment Date:
135 S. LaSalle Street   Suite 1625    GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER     Prior Payment:
Chicago, IL   60603                         COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES          Next Payment:
                                                          SERIES 2000-LIFE2                        Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                     Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
                                                                                     -------
Issue Id:                               REMIC Certificate Report                              Closing Date:
ASAP #:                                 Bond Interest Reconciliation                          First Payment Date:
Monthly Data File Name:                 Cash Reconciliation Summary                           Assumed Final Payment Date:
======================================  15 Month Historical Loan Status Summary               ======================================
                                        15 Month Historical Payoff/Loss Summary
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Mortgage Loan Characteristics
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================

                    =============================================================================================
                                                         CONTACT INFORMATION
                    ---------------------------------------------------------------------------------------------
                                                               ISSUER:
                                                              DEPOSITOR:
                                                             UNDERWRITER:
                                                           MASTER SERVICER:
                                                          SPECIAL SERVICER:
                                                            RATING AGENCY:
                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                            www.lnbabs.com

                                     LaSalle Bulletin Board                      (714) 282-3990
                                     LaSalle "ASAP" Fax Back System              (714) 282-5518
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================
10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                      GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER           Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT      RATE (2)
CUSIP       Per 1,000     Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00          0.00        0.00          0.00          0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                      Total P&I Payment         0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                      GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER           Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                 Deductions                               Additions
                                   -----------------------------------------  ---------------------------------
          Accrual       Accrued                 Add.    Deferred &               Prior     Prepay-     Other     Distributable
       -------------  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days    Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00        0.00       0.00       0.00       0.00        0.00      0.00       0.00          0.00
===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------
   0.00       0.00
======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                      GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER           Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                                Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Scheduled Interest
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Due Certificate
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                           Balance      Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal Distribution
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                      GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER           Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  ===============  =============================
                                                                                                       Remaining Term
Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property              ------------------  Note
 Control #     Date       Balance  Code  Amount   Amount     Date       Date      Type    State  DSCR   Life     Amort.   Rate
========================  ==============================  ====================  ===============  =============================
------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

========================  ==============================  ====================  ===============  =============================
                          CUMULATIVE        0       0
                                         ===============

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                   Weighted Average
 Current Scheduled   # of  Scheduled   % of    ------------------  Current Mortgage     # of  Scheduled   % of    ------------------
     Balances       Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate      Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================








                                                                   =================================================================
                                                                                         0         0      0.00%
=================================================================  =================================================================
                      0         0      0.00%                       Minimum Mortgage Interest Rate     10.0000%
=================================================================  Maximum Mortgage Interest Rate     10.0000%
Average Scheduled Balance
Maximum  Scheduled Balance                                                     DISTRIBUTION OF REMAINING TERM (BALLOON)
Minimum  Scheduled Balance                                         =================================================================
                                                                                                                   Weighted Average
        DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)             Balloon           # of  Scheduled   % of    ------------------
=================================================================  Mortgage Loans      Loans   Balance   Balance  Term  Coupon  DSCR
                                                Weighted Average   =================================================================
Fully Amortizing     # of  Scheduled   % of    ------------------     0 to  60
 Mortgage Loans     Loans   Balance   Balance  Term  Coupon  DSCR    61 to 120
=================================================================   121 to 180
                                                                    181 to 240
                                                                    241 to 360



=================================================================  =================================================================
                      0         0      0.00%                                             0         0      0.00%
=================================================================  =================================================================
                                   Minimum Remaining Term          Minimum Remaining Term       0
                                   Maximum Remaining Term          Maximum Remaining Term       0

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                      GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER           Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                          SERIES 2000-LIFE2                              Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                         GEOGRAPHIC DISTRIBUTION
=================================================================  =================================================================
   Debt Service     # of   Scheduled    % of                                           # of   Scheduled    % of
  Coverage Ratio   Loans    Balance    Balance  WAMM   WAC   DSCR        State        Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================





=================================================================
                     0         0        0.00%
=================================================================
Maximum  DSCR
Minimum  DSCR

                  DISTRIBUTION OF DSCR (CUTOFF)
=================================================================
   Debt Service     # of   Scheduled    % of
  Coverage Ratio   Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================





=================================================================  =================================================================
                     0         0        0.00%                                           0                  0.00%
=================================================================  =================================================================
Maximum  DSCR               0.00
Minimum  DSCR               0.00

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                     DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
                    # of   Scheduled    % of                                           # of   Scheduled    % of
  Property Types   Loans    Balance    Balance  WAMM   WAC   DSCR  Number of Years    Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================












=================================================================  =================================================================
                     0         0        0.00%                                           0         0        0.00%
=================================================================  =================================================================

                DISTRIBUTION OF AMORTIZATION TYPE                                 DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
Current Scheduled   # of   Scheduled    % of                                           # of   Scheduled    % of
    Balances       Loans    Balance    Balance  WAMM   WAC   DSCR          Year       Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================
                                                                           1998
                                                                           1999
                                                                           2000
                                                                           2001
                                                                           2002
                                                                           2003
                                                                           2004
                                                                           2005
                                                                           2006
                                                                           2007
                                                                           2008
                                                                       2009 & Longer
=================================================================  =================================================================
                                                                                        0         0        0.00%
=================================================================  =================================================================

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg   0.00    0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================
10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                           SERIES 2000-LIFE2                             Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
                             Balance                          Remaining Term
Disclosure  Transfer    -----------------    Note   Maturity  --------------           Property                              NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type            State    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                      GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER           Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                          SERIES 2000-LIFE2                              Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                         SERIES 2000-LIFE2                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification      Modification                                          Modification
  Control #      Date               Code                                              Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                      GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER           Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                         SERIES 2000 LIFE2                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                          REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     MORGAN STANLEY DEAN WITTER CAPITAL I, INC.                  Statement Date:
LaSalle Bank N.A.                               WELLS FARGO BANK AS MASTER SERVICER                      Payment Date:
                                       GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER          Prior Payment:
                                            COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                Next Payment:
                                                         SERIES 2000-LIFE2                               Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  ================  ======  ================
                                                                       Remaining Term                                   Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property                   ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type    State    DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  ----------------  ------  ----------------



























======================  ========================  ======================================  ================  ======  ================
10/10/2000 - 13:15 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    [THIS PAGE INTENTIONALLY LEFT BLANK.]

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                ---------------

     Morgan Stanley Dean Witter Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

   EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:


     1)   multifamily or commercial mortgage loans;

     2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3) direct obligations of the United States or other governmental agencies; or

     4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o provide for the accrual of interest based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes in respect of distributions;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o    provide for sequential distributions of principal;

     o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-23 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                           MORGAN STANLEY DEAN WITTER

                The date of this Prospectus is September 7, 2000

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    applicable interest rates;

     o    information about the trust fund's assets;

     o    information about any credit support or cash flow agreement;

     o    the rating for each class of certificates;

     o    information regarding the nature of any subordination;

     o any circumstance in which the trust fund may be subject to early termination;

     o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o    the aggregate principal amount of each class of certificates;

     o information regarding any master servicer, sub-servicer or special servicer; and

     o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is (212) 761-4700.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                                                                PAGE

Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement........2
Summary Of Prospectus.............................................................................................1
Risk Factors.....................................................................................................11
    Assets.......................................................................................................30
    Mortgage Loans...............................................................................................30
    Mortgage Backed Securities...................................................................................37
    Government Securities........................................................................................38
    Accounts.....................................................................................................39
    Credit Support...............................................................................................39
    Cash Flow Agreements.........................................................................................39
Use Of Proceeds..................................................................................................39
Yield Considerations.............................................................................................40
    General......................................................................................................40
    Pass-Through Rate............................................................................................40
    Timing of Payment of Interest................................................................................40
    Payments of Principal; Prepayments...........................................................................41
    Prepayments--Maturity and Weighted Average Life..............................................................42
    Other Factors Affecting Weighted Average Life................................................................44
The Depositor....................................................................................................45
Description Of The Certificates..................................................................................45
    General......................................................................................................45
    Distributions................................................................................................46
    Available Distribution Amount................................................................................46
    Distributions of Interest on the Certificates................................................................47
    Distributions of Principal of the Certificates...............................................................48
    Components...................................................................................................49
    Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations..............49
    Allocation of Losses and Shortfalls..........................................................................49
    Advances in Respect of Delinquencies.........................................................................49
    Reports to Certificateholders................................................................................50
    Termination..................................................................................................54
    Book-Entry Registration and Definitive Certificates..........................................................55
Description Of The Agreements....................................................................................56
    Assignment of Assets; Repurchases............................................................................57
    Representations and Warranties; Repurchases..................................................................59
    Certificate Account and Other Collection Accounts............................................................61
    Collection and Other Servicing Procedures....................................................................65
    Subservicers.................................................................................................66
    Special Servicers............................................................................................67
    Realization Upon Defaulted Whole Loans.......................................................................67



    Hazard Insurance Policies....................................................................................70
    Rental Interruption Insurance Policy.........................................................................72
    Fidelity Bonds and Errors and Omissions Insurance............................................................72
    Due-on-Sale and Due-on-Encumbrance Provisions................................................................73
    Retained Interest; Servicing Compensation and Payment of Expenses............................................73
    Evidence as to Compliance....................................................................................74
    Matters Regarding a Master Servicer and the Depositor........................................................74
    Events of Default............................................................................................76
    Rights Upon Event of Default.................................................................................76
    Amendment....................................................................................................77
    The Trustee..................................................................................................78
    Duties of the Trustee........................................................................................78
    Matters Regarding the Trustee................................................................................79
    Resignation and Removal of the Trustee.......................................................................79
Description Of Credit Support....................................................................................80
    General......................................................................................................80
    Subordinate Certificates.....................................................................................81
    Cross-Support Provisions.....................................................................................81
    Insurance or Guarantees for the Whole Loans..................................................................81
    Letter of Credit.............................................................................................81
    Insurance Policies and Surety Bonds..........................................................................82
    Reserve Funds................................................................................................82
    Credit Support for MBS.......................................................................................83
Legal Aspects Of The Mortgage Loans And The Leases...............................................................83
    General......................................................................................................83
    Types of Mortgage Instruments................................................................................84
    Interest in Real Property....................................................................................84
    Leases and Rents.............................................................................................85
    Personality..................................................................................................86
    Foreclosure..................................................................................................86
    Bankruptcy Laws..............................................................................................92
    Junior Mortgages; Rights of Senior Lenders or Beneficiaries..................................................95
    Environmental Legislation....................................................................................97
    Due-on-Sale and Due-on-Encumbrance..........................................................................100
    Subordinate Financing.......................................................................................101
    Default Interest, Prepayment Premiums and Prepayments.......................................................101
    Acceleration on Default.....................................................................................102
    Applicability of Usury Laws.................................................................................102
    Laws and Regulations; Types of Mortgaged Properties.........................................................103
    Americans With Disabilities Act.............................................................................103
    Soldiers' and Sailors' Civil Relief Act of 1940.............................................................104
    Forfeitures in Drug and RICO Proceedings....................................................................104
Federal Income Tax Consequences.................................................................................105
    General.....................................................................................................105
    Grantor Trust Funds.........................................................................................105
    REMICs......................................................................................................117


    Prohibited Transactions and Other Taxes.....................................................................135
    Liquidation and Termination.................................................................................136
    Administrative Matters......................................................................................137
    Tax-Exempt Investors........................................................................................137
    Residual Certificate Payments--Non-U.S. Persons.............................................................137
    Tax Related Restrictions on Transfers of REMIC Residual Certificates........................................138
State Tax Considerations........................................................................................141
ERISA Considerations............................................................................................141
    General.....................................................................................................141
    Prohibited Transactions.....................................................................................141
    Review by Plan Fiduciaries..................................................................................144
Legal Investment................................................................................................144
Plan Of Distribution............................................................................................147
Legal Matters...................................................................................................149
Financial Information...........................................................................................149
Rating..........................................................................................................149
Incorporation Of Information By Reference.......................................................................149
Glossary Of Terms...............................................................................................151


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.


                                WHAT YOU WILL OWN


TITLE OF CERTIFICATES...................  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...........................  Each trust fund will consist primarily of one or more segregated pools of:

                                                   1)     multifamily or commercial mortgage loans;

                                                   2)     mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                                   3)     direct obligations of the United States or other
                                                          governmental agencies; or

                                                   4)     any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                                   5)     as to some or all of the mortgage loans, assignments of
                                                          the leases of the related mortgaged properties or
                                                          assignments of the rental payments due
                                                          under those leases.

                                          Each trust fund for a series of certificates may also include:

                                                   o      letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                                   o      currency or interest rate exchange agreements and other
                                                          financial assets.


                           RELEVANT PARTIES AND DATES


ISSUER..................................  Morgan Stanley Dean Witter Capital I 199__-__ Trust.

DEPOSITOR...............................  Morgan Stanley Dean Witter Capital I Inc., a wholly-owned subsidiary of
                                          Morgan Stanley Group Inc.

MASTER SERVICER.........................  The master servicer, if any, for each series of certificates will be named in the related prospectus supplement.  The master servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc..


SPECIAL SERVICER........................  The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement.
                                          The special servicer may be an affiliate of Morgan Stanley Dean Witter
                                          Capital I Inc..

TRUSTEE.................................  The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR..............................  The originator or originators of the mortgage loans will be named in the related prospectus supplement.  An originator may be an affiliate of Morgan
                                          Stanley Dean Witter Capital I Inc..  Morgan Stanley Dean Witter Capital I
                                          Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS...................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

         (a) MORTGAGE ASSETS............  The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                                   o     multifamily or commercial mortgage loans or both;

                                                   o     mortgage participations, mortgage pass-through
                                                         certificates or other mortgage-backed securities
                                                         evidencing interests in or secured by mortgage
                                                         loans; or

                                                   o     a combination of mortgage loans and mortgage backed
                                                         securities.

                                          The mortgage loans will not be guaranteed or insured by:

                                                   o     Morgan Stanley Dean Witter Capital I Inc. or any of its
                                                         affiliates; or

                                                   o     unless the prospectus supplement so provides, any
                                                         governmental agency or instrumentality or
                                                         other person.

                                          The mortgage loans will be secured by first liens or junior liens


                                                         -2-


                                          on, or security interests in:

                                                   o     residential properties consisting of five or more rental
                                                         or cooperatively-owned dwelling units; or

                                                   o     office buildings, shopping centers, retail stores, hotels
                                                         or motels, nursing homes, hospitals or other health-care
                                                         related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities,
                                                         industrial plants, congregate care facilities, mixed use
                                                         commercial properties or other types of commercial
                                                         properties.

                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                                   o     will be secured by properties located in any of the fifty
                                                         states, the District of Columbia or the Commonwealth of
                                                         Puerto Rico;

                                                   o     will have individual principal balances at origination of
                                                         at least $25,000;

                                                   o     will have original terms to maturity of not more than 40
                                                         years; and

                                                   o     will be originated by persons other than Morgan Stanley Dean
                                                         Witter Capital I Inc.

                                          Each mortgage loan may provide for the following payment terms:

                                                   o     Each mortgage loan may provide for no accrual of interest
                                                         or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed,
                                                         or vice versa, from time to time at the borrower's
                                                         election. Adjustable mortgage rates may be based on one or more indices.

                                                   o     Each mortgage loan may provide for scheduled payments to
                                                         maturity or payments that adjust from time to time to
                                                         accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                                   o     Each mortgage loan may provide for negative


                                                         -3-

                                                         amortization or accelerated amortization.

                                                   o     Each mortgage loan may be fully amortizing or require a
                                                         balloon payment due on the loan's stated maturity date.

                                                   o     Each mortgage loan may contain prohibitions on prepayment
                                                         or require payment of a premium or a yield maintenance
                                                         penalty in connection with a prepayment.

                                                   o     Each mortgage loan may provide for payments of principal,
                                                         interest or both, on due dates that occur monthly,
                                                         quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (b) GOVERNMENT SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

         (c) COLLECTION ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders.  The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (d) CREDIT SUPPORT.............  If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                          This protection may be provided by one or more of the following means:


                                                    o    subordination of one or more other classes of certificates,

                                                    o    letter of credit,

                                                    o    insurance policy,

                                                    o    guarantee,

                                                         -4-

                                                    o    reserve fund or

                                                    o    another type of credit support, or a combination thereof.

                                          The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (e) CASH FLOW AGREEMENTS.......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate.  The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                          Agreements of this sort may include:

                                                    o    interest rate exchange agreements,

                                                    o    interest rate cap or floor agreements,

                                                    o    currency exchange agreements or similar agreements.
                                                         Currency exchange agreements might be included in a trust
                                                         fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged
                                                         properties located outside the United States, are
                                                         denominated in a non-United States currency.

                                          The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES...........  Each series of certificates will have the following characteristics:

                                                    o    if the certificates evidence an interest in a trust fund
                                                         that includes mortgage loans, the certificates


                                                         -5-


                                                         will be issued pursuant to a pooling agreement;


                                                    o    if the certificates evidence an interest in a trust fund
                                                         that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;


                                                    o    each series of certificates will include one or more classes of certificates;


                                                    o    each series of certificates, including any class or classes not offered by this prospectus, will represent, in the
                                                         aggregate, the entire beneficial ownership interest in the related trust fund;


                                                    o    each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated
                                                         principal amount;


                                                    o    each class of certificates being offered to you, other than certain stripped principal certificates, will accrue
                                                         interest based on a fixed, variable or adjustable interest rate.

                                          The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                                          The certificates will not be guaranteed or insured by Morgan
                                          Stanley Dean Witter Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

         (a) INTEREST...................  Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement.
                                          Interest will be distributed to you as provided in the related prospectus supplement.

                                          Interest distributions:

                                                    o    on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                                         -6-

                                                    o    may be reduced to the extent of certain delinquencies,
                                                         losses, prepayment interest shortfalls, and other
                                                         contingencies described in this prospectus and the related prospectus supplement.

         (b) PRINCIPAL..................  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received.  The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date.  The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                          Unless the prospectus supplement provides otherwise, distributions of principal:

                                                    o    will be made on each distribution date to the holders of the class or classes of certificates entitled to principal
                                                         distributions, until the principal balances of those
                                                         certificates have been reduced to zero; and

                                                    o    will be made on a pro rata basis among all of the
                                                         certificates of a given class or by random selection, as
                                                         described in the prospectus supplement or otherwise
                                                         established by the trustee.

                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES................................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall.  Neither Morgan Stanley Dean
                                          Witter Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

                                          The master servicer:


                                                         -7-

                                                    o    will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus
                                                         supplement; and


                                                    o    will be entitled to interest on advances, if specified in
                                                         the related prospectus supplement.

                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.............................  The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                                    o    optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus
                                                         supplement;

                                                    o    termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES............  If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company.  If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES..........  The certificates of each series will constitute either:

                                                    o    regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a
                                                         REMIC--under


                                                         -8-

                                                         Sections 860A through 860G of the Internal Revenue Code; or

                                                    o    interests in a trust treated as a grantor trust under
                                                         applicable provisions of the Internal Revenue Code.

         (a) REMIC......................  The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes.  Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                          A portion or, in certain cases, all of the income from REMIC residual certificates:


                                                    o    may not be offset by any losses from other activities of the holder of those certificates;


                                                    o    may be treated as unrelated business taxable income for
                                                         holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as
                                                         defined in Section 511 of the Internal Revenue Code; and


                                                    o    may be subject to foreign withholding rules.

                                          To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                                    o    assets described in section 7701(a)(19)(C) of the Internal
                                                         Revenue Code; and

                                                    o    "real estate assets" within the meaning of section
                                                         856(c)(4)(A) of the Internal Revenue Code.

         (b) GRANTOR TRUST..............  If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.  If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund.

                                          Investors are advised to consult their tax advisors and to review "Federal
                                          Income Tax Consequences" in this prospectus and the

                                                         -9-

                                          related prospectus supplement.

ERISA CONSIDERATIONS....................  If you are subject to Title I of the Employee Retirement Income Security
                                          Act of 1974, as amended--also known as ERISA, or Section 4975 of the
                                          Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and
                                          Morgan Stanley Dean Witter Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                                    o    the transfer will not result in a violation of the
                                                         prohibited transaction provisions of ERISA or the Internal
                                                         Revenue Code;

                                                    o    the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the
                                                         Internal Revenue Code; and


                                                    o    the transfer will not subject any of the trustee, Morgan
                                                         Stanley Dean Witter Capital I Inc. or any servicer to
                                                         additional obligations.

LEGAL INVESTMENT........................  The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                          amended.  If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.

RATING..................................  At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.




THE LACK OF A SECONDARY
MARKET MAY MAKE IT
DIFFICULT FOR YOU TO RESELL
YOUR CERTIFICATES                   Secondary market considerations may make
                                    your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                    o  there may not be a secondary market for
                                       the certificates;

                                    o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                    o  the market value of your certificates
                                       will fluctuate with changes in interest
                                       rates;

                                    o  the secondary market for certificates
                                       backed by residential mortgages may be
                                       more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                    o  certificateholders have no redemption
                                       rights; and

                                    o  secondary market purchasers are limited
                                       to this prospectus, the related
                                       prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                       Morgan Stanley & Co. Incorporated
                                       currently expects to make a secondary
                                       market in your certificates, but it has
                                       no obligation to do so.

THE TRUST FUND'S ASSETS
MAY BE INSUFFICIENT TO
ALLOW FOR REPAYMENT IN
FULL ON YOUR CERTIFICATES              Unless the related prospectus supplement
                                       so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan
                                       Stanley Dean Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                       o  an repurchase obligations in
                                          connection with a breach of certain
                                          of the representations and
                                          warranties; and

                                       o  advances on delinquent loans, to the
                                          extent the master servicer deems the
                                          advance will be recoverable.

                                       Because some of the representations and
                                       warranties with respect to the mortgage
                                       loans or mortgage backed securities may
                                       have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                       There may be accounts, as described in
                                       the related prospectus supplement,
                                       maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                       If a series of certificates consists of
                                       one or more classes of subordinate
                                       certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND
REPURCHASES MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES                           The yield on your certificates may be
                                       reduced by prepayments on the mortgage
                                       loans or mortgage backed securities
                                       because prepayments affect the average
                                       life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                       Voluntary prepayments may require the
                                       payment of a yield maintenance or
                                       prepayment premium. Nevertheless, we
                                       cannot assure you that the existence of
                                       the prepayment premium will cause a
                                       borrower to refrain from prepaying its
                                       mortgage loan nor can we assure you of
                                       the rate at which prepayments will occur.
                                       Morgan Stanley Mortgage Capital Inc.,
                                       under certain circumstances, may be
                                       required to repurchase a mortgage loan
                                       from the trust fund if there has been a
                                       breach of a representation or warranty.
                                       The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                       In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                       o  the terms of the mortgage loans;

                                       o  the length of any prepayment lockout
                                          period;

                                       o  the prevailing interest rates;

                                       o  the availability of mortgage credit;

                                       o  the applicable yield maintenance
                                          charges or prepayment premiums;

                                       o  the servicer's ability to enforce
                                          those yield maintenance charges
                                          or prepayment premiums;

                                       o  the occurrence of casualties or
                                          natural disasters; and

                                       o  economic, demographic, tax, legal or
                                          other factors.

                                       There can be no assurance that the rate
                                       of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                       Some of the certificates may be more
                                       sensitive to prepayments than other
                                       certificates and in certain cases, the
                                       certificateholder holding these
                                       certificates may fail to recoup its
                                       original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS
ARE NOT ENFORCED, YOUR
CERTIFICATES MAY BE
ADVERSELY AFFECTED                     The yield on your certificates may be
                                       less than anticipated because the
                                       prepayment premium or yield maintenance
                                       required under certain prepayment
                                       scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                       o  Some courts may consider the
                                          prepayment premium to be usurious.

                                       o  Even if the prepayment premium is
                                          enforceable, we cannot assure you that
                                          foreclosure proceeds will be
                                          sufficient to pay the prepayment
                                          premium.

                                       o  Although the collateral substitution
                                          provisions related to defeasance are
                                          not suppose to be treated as a
                                          prepayment and should not affect your
                                          certificates, we cannot assure you
                                          that a court will not interpret the
                                          defeasance provisions as requiring a
                                          prepayment premium; nor can we assure
                                          you that if it is treated as a
                                          prepayment premium, the court will
                                          find the defeasance income stream
                                          enforceable.

THE TIMING OF MORTGAGE
LOAN AMORTIZATION MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                   As principal payments or prepayments are
                                       made on a mortgage loan, the mortgage
                                       pool will be exposed to concentration
                                       risks with respect to the diversity of
                                       mortgaged properties, types of mortgaged properties and number of borrowers.
                                       Classes that have a later sequential
                                       designation or a lower payment priority
                                       are more likely to be exposed to these
                                       concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.


                                       o The ratings do not assess the
                                         likelihood that you will receive timely
                                         payments on your certificates.

                                       o The ratings do not assess the
                                         likelihood of prepayments, including
                                         those caused by defaults.

                                       o The ratings do not assess the
                                         likelihood of early optional
                                         termination of the certificates.

                                       Each rating agency rating classes of a
                                       particular series will determine the
                                       amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                       o  We cannot assure you that the
                                          historical data supporting the
                                          actuarial analysis will accurately
                                          reflect or predict the rate of
                                          delinquency, foreclosure or loss that
                                          will be experienced by the mortgage
                                          loans in a particular series.

                                       o  We cannot assure you that the
                                          appraised value of any property
                                          securing a mortgage loan in a
                                          particular series will remain stable
                                          throughout the life of your
                                          certificate.

                                       o  We cannot assure you that the real
                                          estate market will not experience an
                                          overall decline in property values nor
                                          can we assure you that the outstanding
                                          balance of any mortgage loan in a
                                          particular series will always be less
                                          than the market value of the property
                                          securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE          If one or more rating agencies downgrade
                                       certificates of a series, your
                                       certificate will decrease in value.
                                       Because none of Morgan Stanley Dean
                                       Witter Capital I Inc., the seller, the
                                       master servicer, the trustee or any
                                       affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE
PROPERTIES MAY BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON
YOUR CERTIFICATES                      Repayment of a commercial or multifamily
                                       mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                       o  economic conditions causing plant
                                          closings or industry slowdowns;

                                       o  an oversupply of available retail
                                          space, office space or multifamily
                                          housing;

                                       o  changes in consumer tastes and
                                          preferences;

                                       o  decrease in consumer confidence;

                                       o  retroactive changes in building codes;

                                       o  the age, design and construction
                                          quality of the property, including
                                          perceptions regarding the
                                          attractiveness, convenience or safety
                                          of the property;

                                       o  the age, design, construction quality
                                          and proximity of competing properties;

                                       o  increases in operating expenses due to
                                          external factors such as increases in
                                          heating or electricity costs;

                                       o  increases in operating expenses due to
                                          maintenance or improvements required
                                          at the property;

                                       o  a decline in the financial condition
                                          of a major tenant;

                                       o  a decline in rental rates as leases
                                          are renewed or entered into with new
                                          tenants;

                                       o  the concentration of a particular
                                          business type in a building;

                                       o  the length of tenant leases;

                                       o  the creditworthiness of tenants; and

                                       o  the property's "operating leverage."

                                       Operating leverage refers to the
                                       percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                       If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                       It is anticipated that a substantial
                                       portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN
WHEN THERE IS NO CHANGE
IN CURRENT OPERATING INCOME            Various factors may adversely affect the
                                       value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                       o changes in governmental regulations,
                                         fiscal policy, zoning or tax laws;

                                       o potential environmental legislation or
                                         liabilities or other legal liabilities;

                                       o the availability of refinancing; and

                                       o changes in interest rate levels or
                                         yields required by investors in income
                                         producing commercial properties.

THE OPERATION OF
COMMERCIAL PROPERTIES IS
DEPENDENT UPON SUCCESSFUL
MANAGEMENT                             The successful operation of a real estate
                                       project depends upon the property
                                       manager's performance and viability. The property manager is responsible for:

                                       o responding to changes in the local
                                         market;

                                       o planning and implementing the rental
                                         structure;

                                       o operating the property and providing
                                         building services;

                                       o managing operating expenses; and

                                       o assuring that maintenance and capital
                                         improvements are carried out in a
                                         timely fashion.

                                       A good property manager, by controlling
                                       costs, providing appropriate service to
                                       tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                       Morgan Stanley Dean Witter Capital I Inc.
                                       makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                      Assuming pools of equal aggregate unpaid
                                       principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED
AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED

                                       Payments under the mortgage loans are
                                       generally not insured or guaranteed by
                                       any person or entity.

                                       In general, the borrowers under the
                                       mortgage loans will be entities created
                                       to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE
TO REPAY THE REMAINING
PRINCIPAL BALANCE ON ITS
MATURITY DATE WHICH
WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES           Some of the mortgage loans may not be
                                       fully amortizing over their terms to
                                       maturity and will require substantial
                                       principal payments--i.e., balloon
                                       payments--at their stated maturity.
                                       Mortgage loans with balloon payments
                                       involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                       o interest rates;

                                       o the borrower's equity in the property;

                                       o the financial condition and operating
                                         history of the borrower and the
                                         property;

                                       o tax laws;

                                       o renewability of operating licenses;

                                       o prevailing economic conditions and the
                                         availability of credit for commercial
                                         and multifamily properties;

                                       o with respect to certain multifamily
                                         properties and mobile home parks, rent
                                         control laws; and

                                       o with respect to hospitals, nursing
                                         homes and convalescent homes,
                                         reimbursement rates from private and
                                         public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT
FUNDS ARE AVAILABLE TO SATISFY
ANY JUNIOR MORTGAGE LOANS              If the prospectus supplement so
                                       specifies, some of the mortgage loans may be secured primarily by junior mortgages.
                                       In the event of a liquidation,
                                       satisfaction of a mortgage loan secured
                                       by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss.

                                       Therefore, any risks of deficiencies
                                       associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                   If the related prospectus supplement so
                                       specifies, a master servicer, a
                                       sub-servicer or a special servicer will
                                       be permitted, within prescribed
                                       parameters, to extend and modify whole
                                       loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans.
                                       While any entity granting this type of
                                       extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                   The bankruptcy or insolvency of a major
                                       tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                   Under the Bankruptcy Code, the filing of
                                       a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                       o grant a debtor a reasonable time to
                                         cure a payment default on a mortgage
                                         loan;

                                       o reduce monthly payments due under a
                                         mortgage loan;

                                       o change the rate of interest due on a
                                         mortgage loan; or

                                       o otherwise alter the mortgage loan's
                                         repayment schedule.

                                       Moreover, the filing of a petition in
                                       bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                       Under the Bankruptcy Code, the lender
                                       will be stayed from enforcing a
                                       borrower's assignment of rents and
                                       leases. The Bankruptcy Code also may
                                       interfere with the lender's ability to
                                       enforce lockbox requirements. The legal
                                       proceedings necessary to resolve these
                                       issues can be time consuming and may
                                       significantly delay the receipt of rents.
                                       Rents also may escape an assignment to
                                       the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                       As a result of the foregoing, the
                                       lender's recovery with respect to
                                       borrowers in bankruptcy proceedings may
                                       be significantly delayed, and the
                                       aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE
BORROWER MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                           In general, the mortgage loans will be
                                       made to partnerships, corporations or
                                       other entities rather than individuals.
                                       This may entail greater risks of loss
                                       from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT
COVER LOSSES OR RISKS
WHICH COULD ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES

                                       Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                       The amount of any credit support
                                       supporting one or more classes of
                                       certificates being offered to you,
                                       including the subordination of one or
                                       more classes will be determined on the
                                       basis of criteria established by each
                                       pertinent rating agency. Those criteria
                                       will be based on an assumed level of
                                       defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                       Regardless of the form of any credit
                                       enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE
CLASSES OF CERTIFICATES MAY
BE SUBJECT TO DELAYS IN
PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS

                                       To the extent described in this
                                       prospectus, the subordinate
                                       certificateholders' rights to receive
                                       distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                       The yields on the subordinate
                                       certificates may be extremely sensitive
                                       to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT
OF LOAN PROVISIONS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES

                                       The mortgage loans may contain
                                       due-on-sale clauses, which permit a
                                       lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                       If the related prospectus supplement so
                                       specifies, the mortgage loans will be
                                       secured by an assignment of leases and
                                       rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT
THE MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES           Real property pledged as security for a
                                       mortgage loan may be subject to
                                       environmental risks. Under the laws of
                                       certain states, contamination of a
                                       property may give rise to a lien on the
                                       property to assure the costs of cleanup.
                                       In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                       Under certain circumstances, a lender
                                       also risks this type of liability on
                                       foreclosure of the mortgage. Unless the
                                       related prospectus supplement specifies
                                       otherwise, neither the master servicer,
                                       the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                       o the mortgaged property is in compliance
                                         with applicable environmental laws, and
                                         there are no circumstances present at
                                         the mortgaged property for which
                                         investigation, testing, monitoring,
                                         containment, clean-up or remediation
                                         could be required under any federal,
                                         state or local law or regulation; or

                                       o if the mortgaged property is not in
                                         compliance with applicable
                                         environmental laws or circumstances
                                         requiring any of the foregoing actions
                                         are present, that it would be in the
                                         best economic interest of the trust
                                         fund to acquire title to the mortgaged
                                         property and take the actions as would
                                         be necessary and appropriate to
                                         effect compliance or respond to those
                                         circumstances.

                                       See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO
ERISA, YOU MAY NOT BE
ELIGIBLE TO PURCHASE
CERTIFICATES                           Generally, ERISA applies to investments
                                       made by employee benefit plans and
                                       transactions involving the assets of
                                       those plans. Due to the complexity of
                                       regulations governing those plans,
                                       prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under
                                       ERISA of acquisition, ownership and
                                       disposition of the offered certificates
                                       of any series.

THE INCOME TAX
CONSIDERATIONS SHOULD
IMPACT YOUR DECISION TO
PURCHASE A REMIC
RESIDUAL CERTIFICATE                   Except as provided in the prospectus
                                       supplement, REMIC residual certificates
                                       are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                       Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual Certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN
CONNECTION WITH SERVICING
THE PROPERTIES MAY EFFECT
THE TIMING OF PAYMENTS
ON YOUR CERTIFICATES                   Under certain circumstances, the consent
                                       or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the
                                       Agreements--Events of Default," "--Rights
                                       Upon Event of Default," and
                                       "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                   There may be pending or threatened legal
                                       proceedings against the borrowers and
                                       managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE
AMERICANS WITH DISABILITIES
ACT OF 1990 MAY BE
EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                   Under the Americans with Disabilities Act
                                       of 1990, all public accommodations are
                                       required to meet federal requirements
                                       related to access and use by disabled
                                       persons. Borrowers may incur costs
                                       complying with the Americans with
                                       Disabilities Act of 1990. In addition,
                                       noncompliance could result in the
                                       imposition of fines by the federal
                                       government or an award of damages to
                                       private litigants. These costs of
                                       complying with the Americans with
                                       Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT
BE RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE       If the prospectus supplement so provides,
                                       one or more classes of the certificates
                                       offered to you will be initially
                                       represented by one or more certificates
                                       for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                       o your certificate will not be registered
                                         in your name or the name of your
                                         nominee;

                                       o you will not be recognized by the
                                         trustee as a certificateholder; and

                                       o you will be able to exercise your right
                                         as a certificateholder only through the
                                         Depository Trust Company and its
                                         participating organizations.

                                       You will be recognized as a
                                       certificateholder only if and when
                                       definitive certificates are issued. See
                                       "Description of the
                                       Certificates--Book-Entry Registration and
                                       Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 116.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o    multifamily mortgage loans, commercial mortgage loans or both;

     o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

     o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

         The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Dean Witter Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

         If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

         If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

         To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

       o    non-cash items such as depreciation and amortization;

       o    capital expenditures; and

        o    debt service on loans secured by the mortgaged property.

         The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

         As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

         The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

         Appraised values for income-producing properties may be based on:

     o the recent resale value of comparable properties at the date of the appraisal;

     o    the cost of replacing the property;

     o a projection of value based upon the property's projected net cash flow; or

     o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value;

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o more than one of the appraisal methods may be used and each may produce significantly different results; and

     o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Dean Witter Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

 MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the mortgaged properties are located;

     o information with respect to the prepayment provisions, if any, of the mortgage loans;

     o    the weighted average Retained Interest, if any;

     o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Dean Witter Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o have individual principal balances at origination of not less than $25,000;

     o    have original terms to maturity of not more than 40 years; and

     o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an

Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

     o the original and remaining term to stated maturity of the MBS, if applicable;

     o whether the MBS is entitled only to interest payments, only to principal payments or to both;

     o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

     o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

     o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

     o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

     o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

     o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

     o    the servicing fees payable under the MBS Agreement;

     o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

     o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

     o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Dean Witter Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

     o the original and remaining terms to stated maturity of the government securities;

     o whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o the interest rates of the government securities or the formula to determine the rates, if any;

     o    the applicable payment provisions for the government securities; and

     o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

     o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

     o will correspond to the rate of principal payments on the assets in the related trust fund;

     o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

     o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

         When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

         If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

         Morgan Stanley Dean Witter Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

         A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

     o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Dean Witter Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

         Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

     4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the

Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

         The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.

The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley

Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

               (a)  prepayment premiums and

               (b)  payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

          o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period


          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

          o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

         Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         DTC has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor, or

          o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.


                          DESCRIPTION OF THE AGREEMENTS

         The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

          o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

          o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

         The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

         The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

         If so provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

         With respect to each Government Security or MBS in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related prospectus supplement Morgan Stanley Dean Witter Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

          o the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Any Warrantying Party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a

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reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

         Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

          o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

          o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

         Neither Morgan Stanley Dean Witter Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

         Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

         A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Dean Witter Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

         The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

          o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

          o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

          1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

          2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

          4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

          5)   any amounts representing prepayment premiums;

          6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

          8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

          9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

          10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

          11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

          (1) to make distributions to the certificateholders on each Distribution Date;

          (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

          (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

          (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

          (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

          (7) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

          (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

          (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

          (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

          (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

          (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

          (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

          (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o inspecting and managing mortgaged properties under certain circumstances; and

          o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

          o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

          o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

         To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o the Internal Revenue Service grants an extension of time to sell the property or

          o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

          o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o the replacement cost of the improvements less physical depreciation and

          o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

         In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit;

provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

          o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

          o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o incurred in connection with any violation of any state or federal securities law; or

          o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

     o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

     o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

     o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

     o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          (1)  the nature and amount of coverage under the Credit Support;

          (2) any conditions to payment thereunder not otherwise described in this prospectus;

          (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

          (4)  the material provisions relating to the Credit Support; and

          (5) information regarding the obligor under any instrument of Credit Support, including:

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               o    a brief description of its principal business activities;

               o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

               o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

         If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or

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more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

         If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.


               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

         In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o a tenant's interest in a lease of land or improvements, or both, and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

         Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o      the Internal Revenue Service grants an REO Extension,  or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

         In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

         Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

     (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

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     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

     (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

         Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or


          o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

         To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.
A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

         Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials when these asbestos containing materials are in poor condition or when a property with asbestos containing materials is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of asbestos containing materials into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

         This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act, which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing these tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

         Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases."

No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

         "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related

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mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o the borrower may have difficulty servicing and repaying multiple loans;

          o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o for the interest rate, discount points and charges as are permitted in that state, or

          o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that:

          o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

          o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc.. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under

Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o 3% of the excess of adjusted gross income over the applicable amount and

          o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

         Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

          o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage

Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

          o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

          o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.

Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

          2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are first acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date.
This will be done, in the case of each full month accrual period, by

          o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o the grantor trust certificate is marketed or sold as producing capital gain; or

          o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.   NON-U.S. PERSONS

         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.   INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either

          o the broker determines that the seller is a corporation or other exempt recipient, or

          o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

          o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
               Section 856(c)(4)(A); and

          o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

          o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

          o    whether the income on the certificates is interest described in
               Section 856(c)(3)(B) of the Code.

a.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the

Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular

Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Dean Witter Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

          (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

          (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

          1)   the total remaining market discount and

          2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          1)   the total remaining market discount and

          2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular

Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:

          o the broker determines that the seller is a corporation or other exempt recipient, or

          o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

          o A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

b.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o the income from the mortgage loans or MBS and the REMIC's other assets and

          o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

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

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o 3% of the excess of the individual's adjusted gross income over the applicable amount or

          o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

        Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

          o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

          o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual

Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, [tax on net income from foreclosure property] or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

          (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

          o a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

          o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          o the transferor conducted a reasonable investigation of the transferee, and

          o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

         Under Regulations proposed by the IRS on February 4, 2000, which, if finalized are effective as of that date, a transferor will be presumed not to have such knowledge only if the above two conditions are satisfied, and the present value of the anticipated tax liability of the transferee associated with holding the residual interest does not exceed the sum of the consideration paid to the transferee to acquire the interest, the present value of expected future distributions from the interest, and the present value of anticipated future tax losses from the interest. In making this determination, it will be assumed that the transferee is subject to tax at the highest corporate rate, and the discount rate to be used will be the applicable federal rate under Code Section 1274 (compounded semiannually) unless the transferee demonstrates a lower cost of funds.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form 4224 or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of those plans may be invested in the certificates without regard to the ERISA considerations described in this section, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans, subject thereto and disqualified persons with respect to such.

         The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

         Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Dean Witter Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

        DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed.
Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1) The acquisition of the certificates by a Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the trust fund;

          (3) The certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

          (4)  The trustee is not an affiliate of the Restricted Group;

          (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

          o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o certificates evidencing interests in other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

          o certificates evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

          o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the Restricted Group

         Before purchasing a certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm

          o that the certificates constitute "certificates" for purposes of the Exemption and

          o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts, or any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

          o are rated in one of the two highest rating categories by one or more Rating Agencies and

          o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off, for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc.. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc..

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

         Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any Class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated.

Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.


                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Brown & Wood LLP or such other counsel as may be specified in the related prospectus supplement.


                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

         Morgan Stanley Dean Witter Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

         All documents and reports filed, or caused to be filed, by Morgan Stanley Dean Witter Capital I Inc. with respect to a trust fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Dean Witter Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield, or by telephone at (212) 761-4700. Morgan Stanley Dean Witter Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

         Morgan Stanley Dean Witter Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

         If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

         "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

         "Assets" means the primary assets included in a trust fund.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         "Book-Entry Certificates" means Certificates which are in book-entry form.

         "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

         "Cede" means Cede & Company.

         "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

         "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

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         "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

         "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

         "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Dean Witter Capital I Inc.

         "Closing Date" means the date the REMIC Regular Certificates were initially issued.

         "Commercial Loans" means the loans relating to the Commercial
Properties.

         "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

         "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

          "Determination Date" means the close of business on the date specified in the related prospectus supplement.

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         "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

         "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

         "DOL" means the United States Department of Department of Labor.

         "DTC" means the Depository Trust Company.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

         "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means employee benefit plans subject to ERISA.

         "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

          o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

          o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or

               Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

         (a) interest-bearing securities;

         (b) non-interest-bearing securities;

         (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

         (d) interest-bearing securities from which the right to payment of principal has been removed.

         "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

         "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

         "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

         "Loan to Value Ratio" or "LTV" means

         "Lockout Date" means the expiration of the Lockout Period.

         "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

         "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Master Servicer" means an entity as named in the prospectus supplement.

         "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

         "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

         "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "Multifamily Loans" means the loans relating to the Multifamily Properties.

         "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

         "NCUA" means the National Credit Union Administration.

         "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

         "New Regulations" means the regulations issued by the Treasury Department on October 6, 1997.

         "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

         "Notional Amount" means [the aggregate Certificate Balance of each of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates outstanding from time to time, plus the amount of any unpaid interest shortfall on these classes] or [the sum of the balance of components which correspond to the Certificate Balance of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates].

         "OCC" means the Office of the Comptroller of the Currency.

         "OID" means original issue discount.

         "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

         "OTS" means the Office of Thrift Supervision.

         "Participants" means the participating organizations of DTC.

         "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

         "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

         "Plans" means ERISA Plans and other relevant plans and consequences, including but not limited to individual retirement accounts and annuities.

         "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

         "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

         "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Rating Agency" means any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "RCRA" means the Resource Conservation and Recovery Act.

         "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

         "Refinance Loans" means mortgage loans made to refinance existing loans.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

          "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

         "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

         "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

         "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

         "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

         "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Servicing Standard" means:

          A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

         "Special Servicer" means an entity as named in the prospectus supplement.

         "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

         "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Subservicer" means third-party servicers.

         "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

         "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

         "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    mortgage Loans

          o    MBS

          o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

         "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

         "Value" means,

         (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

          o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o    the sales price for that property; and

         (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

         "Warranting Party" means the person making representations and warranties.

         "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.